                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Consilium, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: $15,011

     (2)  Form, Schedule or Registration Statement No.: 333-66313

     (3)  Filing Party: Applied Materials, Inc.

     (4)  Date Filed: October 29, 1998

                                      LOGO

                                CONSILIUM, INC.

                                485 CLYDE AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

Dear Stockholder:

     You are cordially invited to attend a special meeting of the stockholders of Consilium on Thursday, December 10, 1998 at the principal executive offices of Consilium located at 485 Clyde Avenue, Mountain View, California, at 10:00 a.m. At the special meeting, you will be asked to vote on a proposal to approve the merger agreement among Applied Materials, Consilium and a wholly owned subsidiary of Applied Materials. As a result of the merger proposed in the merger agreement, Consilium will become a wholly owned subsidiary of Applied Materials and you will become a stockholder of Applied Materials.

     The merger will combine Applied Materials' global presence in semiconductor wafer fabrication equipment with Consilium's expertise in the supply of integrated semiconductor and electronics manufacturing execution systems and services.

     Upon the closing of the merger, each holder of a share of Consilium common stock will receive between 0.182 and 0.165 of a share of Applied Materials common stock in exchange for one share of Consilium common stock. The actual fraction of a share of Applied Materials common stock that will be issued to you for each share of Consilium common stock that you own will be determined by dividing $5.50 by the average of the closing sale price of a share of Applied Materials common stock on the Nasdaq National Market for a specified period before the Consilium special meeting. If the average price is $30.25 or less, then the fraction will be 0.182. If the average price is $33.43 or more, then the fraction will be 0.165. Applied Materials common stock is traded on the Nasdaq National Market under the symbol "AMAT." Consilium Common Stock is traded on the Nasdaq National Market under the symbol "CSIM."

     CONSILIUM'S BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE TO APPROVE BOTH THE MERGER AGREEMENT AND THE MERGER.

     Because of the significance of the merger, your participation in the special meeting, in person or by proxy, is especially important. We hope you will be able to attend the special meeting. However, even if you anticipate attending in person, we urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of common stock will be represented at the special meeting. If you do attend, you will, of course, be able to vote your shares in person.

     Any Consilium stockholder who would like information regarding the exchange ratio may call Consilium's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885. MacKenzie Partners will provide to any requesting stockholder an estimate of the exchange ratio as of any date prior to and including the date on which the exchange ratio is finally determined. MacKenzie Partners will also provide instructions on how to submit proxies in a timely manner, including instructions for any stockholder who wishes to wait until the exchange ratio is finally determined before voting. Any Consilium stockholder who wishes to change their vote may do so by transmitting the request by facsimile to MacKenzie Partners at (212) 929-0308.

     Thank you, and we look forward to seeing you at the special meeting.

Jonathan J. Golovin
Chairman of the Board and Chief Technical

Officer

                                          Laurence R. Hootnick

                                          President and Chief Executive Officer

THE MERGER INVOLVES CERTAIN RISKS TO CONSILIUM STOCKHOLDERS. SEE "RISK FACTORS,"
                             BEGINNING ON PAGE 14.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or
disapproved of these securities or determined if this Proxy Statement/Prospectus is truthful or
      complete. Any representation to the contrary is a criminal offense.

  THIS PROXY STATEMENT/PROSPECTUS IS DATED NOVEMBER 6, 1998 AND IS FIRST BEING
                                   MAILED TO
                   STOCKHOLDERS ON OR ABOUT NOVEMBER 9, 1998.

                                CONSILIUM, INC.
                                485 CLYDE AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER 10, 1998

TO THE STOCKHOLDERS OF CONSILIUM, INC.:

     A special meeting of the stockholders of Consilium, Inc., a Delaware corporation, will be held on December 10, 1998, at 10:00 a.m., local time, at the principal executive offices of Consilium located at 485 Clyde Avenue, Mountain View, California 94043 to consider and vote upon the following proposal:

        To adopt and approve the Agreement and Plan of Merger and Reorganization dated as of October 12, 1998, among Consilium, Applied Materials, Inc., a Delaware corporation, and Pennsylvania Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Applied Materials, and to approve the merger of Pennsylvania Acquisition Sub with and into Consilium pursuant to which Consilium will become a wholly owned subsidiary of Applied Materials.

     THE BOARD OF DIRECTORS OF CONSILIUM UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     The close of business on October 12, 1998 has been fixed by the Board of Directors of Consilium as the record date for determination of the stockholders of Consilium entitled to notice of, and to vote at, the special meeting or any postponement or adjournment. Whether or not you plan to attend the special meeting, we urge you to complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by delivering a written notice of such revocation or a duly executed, later-dated proxy to Consilium at 485 Clyde Avenue, Mountain View, California 94043, Attention: Corporate Secretary, or by attending the special meeting and voting in person.

                                          By order of the Board of Directors

                                          /s/Michael J. Field
                                          Michael J. Field, Corporate Secretary

Mountain View, California
November 9, 1998

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.
                  HOLDERS OF CONSILIUM COMMON STOCK SHOULD NOT
                 SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................     1

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     2

SUMMARY.....................................................     5

APPLIED MATERIALS SELECTED HISTORICAL FINANCIAL
  INFORMATION...............................................    10

CONSILIUM SELECTED HISTORICAL FINANCIAL INFORMATION.........    11

MARKET PRICE DATA AND DIVIDEND POLICY.......................    12

COMPARATIVE PER SHARE DATA..................................    13

RISK FACTORS................................................    14
  Risks Relating to the Merger..............................    14
       Uncertainty Relating to Integration..................    14
       Failure to Achieve Beneficial Synergies..............    14
       Risks Associated with Exchange Ratio.................    15
       Rights of Holders of Consilium Common Stock Following
        the Merger..........................................    16
  Risks Relating to Applied Materials' Business.............    16
       Industry Volatility..................................    16
       Industry Overcapacity and Demand Shifts in the PC
        Industry............................................    17
       Asian Economies......................................    17
       Global Business......................................    17
       Applied Komatsu Technology, Inc. Joint Venture.......    17
       Backlog..............................................    17
       Risks Related to "Year 2000" Compliance..............    18
       Foreign Currency.....................................    19
       Euro Conversion......................................    19
       Highly Competitive Industry and Rapid Technological
        Change..............................................    19
       Risks Associated with Litigation.....................    20
  Risks Relating to Consilium's Business....................    20

THE CONSILIUM SPECIAL MEETING...............................    20
  Date, Time and Place of Meeting...........................    20
  Purpose of the Consilium Special Meeting..................    21
  Record Date and Outstanding Shares........................    21
  Voting of Proxies.........................................    21
  Vote Required.............................................    21
  Quorum; Abstentions.......................................    22
  Solicitation of Proxies; Expenses.........................    22

APPROVAL OF THE MERGER AND RELATED TRANSACTIONS.............    22
  Background of the Merger..................................    22
  Reasons for Merger........................................    25
  Recommendation of the Consilium Board.....................    28
  Opinion of Consilium's Financial Advisor..................    29

                                                              PAGE
                                                              ----
  Interests of Certain Persons in the Merger................    33
  Voting Agreements.........................................    36
  Affiliate Agreements......................................    36
  Noncompetition Agreements.................................    37
  Material Federal Income Tax Consequences..................    37
  Anticipated Accounting Treatment..........................    39
  Regulatory Matters........................................    40
  Absence of Appraisal Rights...............................    40
  Resale of Applied Materials Common Stock..................    41

THE MERGER AGREEMENT........................................    42
  General...................................................    42
  Merger Consideration......................................    42
  Stock Options; Employee Stock Purchase Plan...............    44
  Stock Ownership Following the Merger......................    45
  Conversion of Shares; Procedures for Exchange of
     Certificates...........................................    45
  Effect on Certificates....................................    46
  Corporate Matters.........................................    46
  Representations and Warranties............................    46
  Covenants.................................................    48
  Non-Solicitation..........................................    52
  Indemnification and Insurance.............................    53
  Conditions to the Merger..................................    53
  Termination...............................................    57
  Expenses and Termination Fees.............................    58
  Amendment; Waiver.........................................    58

BUSINESS OF CONSILIUM.......................................    59
  Disposition of Flowstream Assets..........................    59
  Background................................................    60
  Types of Manufacturing....................................    60
  Products..................................................    61
  Markets and Customers.....................................    63
  Sales.....................................................    63
  Product Development.......................................    64
  Systems Integration Services..............................    65
  Other Services and Support................................    65
  Competition...............................................    65
  Proprietary Rights........................................    66
  Employees.................................................    67

PROPERTIES OF CONSILIUM.....................................    67

LEGAL PROCEEDINGS INVOLVING CONSILIUM.......................    67

                                                              PAGE
                                                              ----
CONSILIUM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................    68
  Overview..................................................    68
  Results of Operations.....................................    69
  Liquidity and Capital Resources...........................    83
  Recent Accounting Pronouncements..........................    86

COMPARISON OF CAPITAL STOCK.................................    87

  Description of Applied Materials Capital Stock............    87
  Description of Consilium Capital Stock....................    88

CONSILIUM PRINCIPAL STOCKHOLDERS............................    89

COMPARISON OF RIGHTS OF HOLDERS OF APPLIED MATERIALS, INC.
  COMMON STOCK AND HOLDERS OF CONSILIUM COMMON STOCK........    90

EXPERTS.....................................................    90

LEGAL MATTERS...............................................    91

REPRESENTATIVES OF INDEPENDENT PUBLIC ACCOUNTANTS...........    91

INDEX TO CONSILIUM, INC. FINANCIAL STATEMENTS...............   F-1

APPENDIX A -- AGREEMENT AND PLAN OF MERGER AND
  REORGANIZATION
APPENDIX B -- OPINION OF BROADVIEW INTERNATIONAL LLC

                      WHERE YOU CAN FIND MORE INFORMATION

     Applied Materials and Consilium each file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any document filed by Applied Materials or Consilium at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. The SEC filings are also available to the public at the SEC's website at http://www.sec.gov. Reports, proxy statements and other information concerning Applied Materials and Consilium can also be inspected at the Nasdaq National Market, Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows Applied Materials to "incorporate by reference" the information Applied Materials files with the SEC, which means that Applied Materials can disclose important information to you by referring you to documents Applied Materials has previously filed with the SEC. The information incorporated by reference is considered a part of this Proxy Statement/Prospectus, and any later information that Applied Materials files with the SEC will automatically update and supersede this information. Applied Materials incorporates by reference the documents listed below, and any additional documents filed by Applied Materials with the SEC until the offering of the securities is terminated. This Proxy Statement/Prospectus is part of a registration statement on Form S-4 filed by Applied Materials with the SEC (Registration No. 333-66313). The documents Applied Materials incorporates by reference are:

     - Applied Materials' Annual Report on Form 10-K for the fiscal year ended October 26, 1997;

     - Applied Materials' Quarterly Reports on Form 10-Q for the quarterly periods ended January 25, 1998, April 26, 1998 and July 26, 1998;

     - Applied Materials' Form 10 filed on March 14, 1973;

     - The description of Applied Materials common stock contained in Applied Materials' Registration Statement on Form 8-A, effective June 16, 1989, and any amendment or report filed for the purpose of updating such description; and

     - Applied Materials' Current Report on Form 8-K filed on October 23, 1998.

     Documents incorporated by reference are available from Applied Materials without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this Proxy Statement/ Prospectus. Stockholders may obtain documents incorporated by reference by requesting them in writing or by telephone at Applied Materials, 3050 Bowers Avenue, Santa Clara, California 95054 (telephone (408) 727-5555), attention: Investor Relations. In order to ensure timely delivery of the documents, any requests should be made by November 25, 1998.

     NO DOCUMENTS RELATING TO CONSILIUM ARE INCORPORATED BY REFERENCE.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: The Board of Directors of Applied Materials believes, among other things, that:

   - Consilium is established as a leader in providing semiconductor and electronics manufacturers a way to optimize manufacturing performance; and

   - the merger will further Applied Materials' continued commitment to customers to improve overall equipment effectiveness and total productivity and will serve Applied Materials' primary business objective of providing Total Solutions(TM) to Applied Materials' customers.

   The Board of Directors of Consilium believes, among other things, that:

   - the merger will provide an opportunity for Consilium, as part of the combined company, to compete more effectively in an increasingly competitive and rapidly changing industry;

   - the consideration you will receive in the merger is fair to you and in your best interests, especially in light of the fact that, at the time the parties signed the merger agreement, the market value of Applied Materials common stock to be issued in exchange for Consilium common stock represented a significant premium over the recent price range of Consilium common stock; and

   - the Applied Materials common stock you will receive in the merger has significantly greater liquidity than Consilium common stock.

     THE BOARD OF DIRECTORS OF CONSILIUM UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive between 0.182 and 0.165 of a share of Applied Materials common stock for each share of Consilium common stock that you own. The actual fraction of a share of Applied Materials common stock that will be issued to you for each share of Consilium common stock you own will be determined by dividing $5.50 by the average of the closing sale price of a share of Applied Materials common stock on the Nasdaq National Market for the twenty trading days up to and including the second trading day before the Consilium special meeting.
     The table below shows, for a range of potential average Applied Materials common stock prices, the fraction of a share of Applied Materials common stock you will receive for each share of Consilium common stock and the implied value of one share of Consilium common stock at those prices:

AVERAGE PRICE                        IMPLIED
PER SHARE OF                       APPROXIMATE
   APPLIED                       VALUE PER SHARE
  MATERIALS                       OF CONSILIUM
COMMON STOCK    EXCHANGE RATIO    COMMON STOCK
-------------   --------------   ---------------
   $23.00           0.182             $4.19
    25.00           0.182              4.55
    27.00           0.182              4.91
    29.00           0.182              5.28
    30.25           0.182              5.51
    31.84           0.173              5.51
    33.43           0.165              5.52
    35.00           0.165              5.78
    37.00           0.165              6.11
    39.00           0.165              6.44

     If the average price of Applied Materials common stock drops below $30.25, you will still receive no more than 0.182 of a share of Applied Materials common stock for each share of Consilium common stock you own; similarly, if the average price of Applied Materials common stock exceeds $33.43, you will receive no less than 0.165 of a share of Applied Materials common stock for each share of Consilium common stock you own, except as provided below. The fact that the maximum exchange ratio is 0.182 regardless of the market price of Applied Materials common stock at closing means that there is no guarantee as to the value of the consideration to be received by Consilium stockholders in the merger.

     It is possible that, if Consilium issues shares of its stock or grants stock options before the effective time of the merger such that the "fully-diluted capitalization" of Consilium (i.e., the sum of the number of shares of Consilium common stock outstanding immediately before the effective time of the merger and the number of shares issuable upon exercise of stock options and warrants outstanding immediately before the effective time of the merger) is greater than 12,798,447, the exchange ratio will be adjusted to take such new shares or options into account. In that case, the exchange ratio could be lower than 0.165. As of

October 22, 1998, the "fully-diluted capitalization" of Consilium was
12,434,894.

     Applied Materials will not issue fractions of its shares to you in the merger. Instead, you will receive cash for any fractional Applied Materials shares owed to you upon the merger based on the market value of such shares on a date close to the date of the Consilium special meeting.

     Example using October 12, 1998 as the Consilium special meeting date and assuming the merger closed on that day:

     - the average closing price of Applied Materials common stock for the twenty trading days up to and including the second trading day before October 12, 1998 was $24.575.

     - the exchange ratio would have been 0.182 and would have implied a value of one share of Consilium common stock on that day of approximately $4.47.

     - if you owned 100 shares of Consilium common stock on that day, then after the merger you would have been entitled to receive 18 shares of Applied Materials common stock and cash in the amount of approximately $4.92.

     Example using November 6, 1998 as the Consilium special meeting date and assuming the merger closed on that day:

     - the average closing price of Applied Materials common stock for the twenty trading days up to and including the second trading day before November 6, 1998 was $30.631.

     - the exchange ratio would have been 0.17956 and would have implied a value of one share of Consilium common stock on that day of approximately $5.50.

     - if you owned 100 shares of Consilium common stock on that day, then after the merger you would have been entitled to receive 17 shares of Applied Materials common stock and cash in the amount of approximately $29.27.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Consilium special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy card as a vote in favor of the merger agreement and the merger. If you do not vote or you abstain, it will have the effect of a vote against the merger agreement and the merger.

     The Consilium special meeting will take place on December 10, 1998. You may attend the meeting and vote your shares in person, rather than by signing and mailing your proxy card. In addition, you may revoke your proxy card up to and including the day of your stockholders' meeting and vote in person.

Q: HOW CAN I DETERMINE THE ACTUAL EXCHANGE RATIO PRIOR TO VOTING?

A: You may call MacKenzie Partners at 1-800-322-2885 for an estimate of the exchange ratio as of a certain date prior to voting.

Q: HOW CAN I VOTE OR CHANGE MY PRIOR VOTE AFTER THE ACTUAL EXCHANGE RATIO IS
   DETERMINED?

A: You may transmit your initial vote or your request to change your vote by facsimile to MacKenzie Partners at (212) 929-0308.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES
   FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares according to the directions your broker provides. Without instructions, your broker will not vote your shares.

Q: SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Applied Materials will send you written instructions for exchanging your stock certificates.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. In addition to stockholder approvals, we must also obtain regulatory approval. If all necessary approvals are obtained in a timely manner, we hope to complete the merger by the end of calendar year 1998.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: In most cases, the exchange of shares by you should be tax-free to you for federal income tax purposes. However, you will have to report a taxable gain or loss if you receive cash for fractional shares. To review the tax consequences to you and to Consilium in more detail, see pages 37 through 39.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have additional questions about the merger, you should contact:

                                CONSILIUM, INC.
                                485 Clyde Avenue
                        Mountain View, California 94043
                    Attention: Office of Investor Relations
                          Phone Number: (650) 691-6100

                            APPLIED MATERIALS, INC.
                               3050 Bowers Avenue
                         Santa Clara, California 95054
                         Attention: Investor Relations
                          Phone Number: (408) 727-5555

 If you have additional questions about Consilium's solicitation of your proxy, you should contact:

                            MACKENZIE PARTNERS, INC.
                                 156 5th Avenue
                            New York, New York 10010
                Phone Number: (800) 322-2885 or call collect at
                                 (212) 929-5500

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 1). We have included page references parenthetically to direct you to a more complete description of the topics presented in this Summary.

     Applied Materials has provided the information in the Proxy
Statement/Prospectus about Applied Materials and Consilium has provided the information in the Proxy Statement/Prospectus about Consilium.

     This Proxy Statement/Prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of Applied Materials and Consilium. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements only reflect management's expectations and estimates. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined on page 14 under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligations to update any forward-looking statements contained in this Proxy Statement/Prospectus to reflect any future events or developments.

THE COMPANIES

Applied Materials, Inc.
3050 Bowers Avenue
Santa Clara, CA 95054
(408) 727-5555

     Organized in 1967, Applied Materials develops, manufactures, markets and services semiconductor wafer fabrication equipment and related spare parts for the worldwide semiconductor industry. Applied Materials' customers include semiconductor wafer manufacturers and semiconductor integrated circuit, or "chip," manufacturers.

Consilium, Inc. (See page 59)
485 Clyde Avenue
Mountain View, CA 94043
(650) 691-6100

     Consilium is a leading independent supplier of enterprise-wide, integrated manufacturing execution systems ("MES") software and services. Consilium develops, markets and sells a software product line called WorkStream DFS (Distributed Factory System), targeted to help manufacturers, particularly those in the semiconductor and electronics industries, manage production operations on the plant floor.

THE CONSILIUM SPECIAL MEETING (SEE PAGE 20)

     Consilium will hold a special stockholders meeting at its principal executive offices located at 485 Clyde Avenue, Mountain View, California 94043, at 10:00 a.m. on December 10, 1998. At the special meeting, the Consilium Board of Directors will ask Consilium's stockholders to adopt the merger agreement and approve the merger.

RECOMMENDATION OF THE CONSILIUM BOARD
(SEE PAGE 28)

     The Consilium Board of Directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "for" the proposal to approve the merger agreement and the merger.

RECORD DATE; VOTING POWER; VOTE REQUIRED (SEE PAGE 21)

     Consilium stockholders owning shares as of the close of business on October 12, 1998, the record date, may vote at the Consilium special meeting.

     On the record date, there were 8,749,973 shares of Consilium common stock allowed to vote at the special meeting. Consilium stockholders will have one vote at the special meeting for each share of Consilium common stock they owned on the record date.

     A majority of the shares of Consilium common stock outstanding on the record date must vote to adopt the merger agreement and approve the merger.

VOTING AGREEMENTS (SEE PAGE 36)

     The officers and directors and a significant stockholder of Consilium (who in the aggregate held approximately 40.97% of the issued and outstanding shares of Consilium common stock on the record date) have agreed to vote for the approval of the merger agreement and the merger.

THE MERGER (SEE PAGE 22)

     We attach the merger agreement as Appendix A to this document. We encourage you to read the merger agreement. It is the legal document governing the merger.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 42)

     Upon closing of the merger, you will have the right to receive between
0.182 and 0.165 of a share of Applied Materials common stock in exchange for each share of Consilium common stock you own. The actual fraction of a share of Applied Materials common stock that will be issued to you for each share of Consilium stock you own will be determined by dividing $5.50 by the average of the closing sale price of a share of Applied Materials common stock on the Nasdaq National Market for the twenty trading days up to and including the second trading day before the Consilium special meeting. If the average price is $30.25 or less, then the fraction will be 0.182 and if the average price is $33.43 or more, then the fraction will be 0.165, except as provided below. See "Risk Factors -- Risks Associated with Exchange Ratio."

     It is possible that, if Consilium issues shares of its stock or grants stock options before the effective time of the merger such that the "fully-diluted capitalization" of Consilium (i.e., the sum of the number of shares of Consilium common stock outstanding immediately before the effective time of the merger and the number of shares issuable upon exercise of stock options and warrants outstanding immediately before the effective time of the merger) is greater than 12,798,447, the exchange ratio will be adjusted to take such new shares or options into account. In that case, the exchange ratio could be lower than 0.165. As of October 22, 1998, the "fully-diluted capitalization" of Consilium was 12,434,894.

OWNERSHIP OF APPLIED MATERIALS FOLLOWING THE MERGER (SEE PAGE 45)
     Following the merger, existing Consilium stockholders will own less than one percent of the Applied Materials common stock outstanding (based upon the number of shares of Applied Materials common stock outstanding on October 12,
1998).

TREATMENT OF CONSILIUM STOCK OPTIONS AND WARRANTS (SEE PAGE 43 AND 44)

     At the effective time of the merger, Applied Materials will assume all outstanding Consilium stock options and certain warrants. Each option will be exercisable for Applied Materials common stock on the same terms as the original option, and certain warrants will be exercisable for Applied Materials common stock on the same terms as the original warrants, except that, in each case, the number of shares of Applied Materials common stock issuable upon the exercise of such options or warrants, and the exercise prices thereof, will be adjusted based on the exchange ratio. Certain other warrants will be exercised in accordance with their terms prior to the merger.

MARKETS AND MARKET PRICES (SEE PAGE 12)

     Applied Materials' common stock is traded on the Nasdaq National Market under the symbol "AMAT." On October 12, 1998, the last trading day before the announcement that Applied Materials and Consilium entered into the merger agreement, the closing sale price of Applied Materials common stock was reported at $26.813 per share. Following the merger, Applied Materials common stock will continue to be traded on the Nasdaq National market under the symbol "AMAT." On November 6, 1998, the closing sale price of Applied Materials common stock was reported at $36.938.

     Consilium common stock is traded on the Nasdaq National Market under the symbol "CSIM." On October 12, 1998, the closing sale price of Consilium common stock was reported at $1.813 per share. Following the merger, Consilium common stock will no longer be traded on the Nasdaq National Market or on any other exchange. On November 6, 1998, the closing sale price of Consilium common stock was reported at $5.375.

     The stock prices of both Applied Materials and Consilium can fluctuate broadly even over short periods of time. It is impossible to predict the actual price of Applied Materials or Consilium common stock prior to the effective time of the merger or at any other time.

RISK FACTORS (SEE PAGE 14)

     The merger and an investment in securities of Applied Materials involve certain risks and uncertainties, including risks relating to the integration of Applied Materials and Consilium, risks relating to the ability to achieve beneficial synergies, risks associated with the exchange ratio, risks relating to the respective businesses of Applied Materials and Consilium and other risks and uncertainties discussed under "Risk Factors" and elsewhere in this Proxy Statement/Prospectus and in the documents incorporated herein by reference. In addition, Applied Materials recently announced the completion of a restructuring plan and other matters that will result in significant one-time charges in its fourth fiscal quarter of 1998. See "Risk Factors," beginning on page 14.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS (SEE PAGE 37)

     Consilium and Applied Materials must each receive an opinion from their outside legal counsel that the merger will be a tax-free reorganization for federal income tax purposes and that, as a general matter, Consilium stockholders should not be subject to federal income tax as a result of the exchange of Consilium stock in the merger, except if they receive cash for fractional shares.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

REASONS FOR THE MERGER (SEE PAGE 25)

The Board of Directors of Applied Materials believes, among other things, that:

     - Consilium is established as a leader in providing semiconductor and electronics manufacturers a way to optimize manufacturing performance; and

     - the merger will further Applied Materials' continued commitment to customers to improve overall equipment effectiveness and total productivity and will serve Applied Materials' primary business objective of providing Total Solutions(TM) to Applied Materials' customers.

The Board of Directors of Consilium believes, among other things, that:

     - the merger will provide the opportunity for Consilium, as part of the combined company, to compete more effectively in an increasingly competitive and rapidly changing industry;

     - the consideration that you will receive in the merger is fair to you and in your best interest, especially in light of the fact that, at the time the parties signed the merger agreement, the market value of Applied Materials common stock to be issued in exchange for Consilium common stock represented a significant premium over the recent price range of Consilium common stock; and

     - the Applied Materials common stock that you will receive in the merger has significantly greater liquidity than Consilium common stock.

     These and other reasons for approving and recommending the merger, as well as negative factors in considering the merger, are explained in greater detail on pages 25 through 28 of this document.

FAIRNESS OPINION OF FINANCIAL ADVISOR (SEE PAGE 29)

     In deciding to approve the merger, the Consilium Board of Directors considered the opinion of its financial advisor, Broadview International LLC, as to the fairness of the exchange ratio to Consilium's stockholders from a financial point of view. Broadview International LLC performed several analyses in connection with delivering its opinion. These analyses included comparing the valuation of publicly traded companies considered comparable to Consilium, comparing premiums paid in comparable public seller transactions, calculating the present value of the potential future price of Consilium common stock and an exchange ratio analysis. Consilium has attached the opinion of Broadview International LLC as Appendix B to this Proxy Statement/Prospectus. YOU SHOULD READ BROADVIEW INTERNATIONAL LLC'S ENTIRE OPINION CAREFULLY.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 33)

     A number of directors and executive officers of Consilium have interests in the merger as employees and/or directors that are different from, or in addition to, your interests. If we complete the merger, Applied Materials will arrange for the continuation of certain indemnification arrangements for directors and officers of Consilium. In addition, certain directors and officers of Consilium will receive certain benefits upon completion of the merger, including accelerated vesting of certain stock options pursuant to existing contractual arrangements. Some directors and officers will have the right to receive severance benefits if terminated under certain circumstances within one year after the completion of the merger. Jonathan Golovin plans to enter into a separate agreement with Applied Materials relating to the terms of his employment following the merger. See "Approval of the Merger and Related Transactions -- Interests of Certain Persons in the Merger," page 33.

CONDITIONS TO THE MERGER (SEE PAGE 53)

We will complete the merger only if a number of conditions, including the following, are satisfied or waived:

     - continued accuracy of each party's representations and warranties and fulfillment of each party's promises contained in the merger agreement;

     - adoption of the merger agreement and approval of the merger by Consilium stockholders holding at least a majority of Consilium shares of common stock outstanding as of the Record Date;

     - delivery by Consilium's and Applied Materials' independent accountants of letters addressing the appropriateness of "pooling of interests" accounting treatment;

     - delivery by Consilium's and Applied Materials' attorneys of opinions addressing certain federal income tax consequences of the merger;

     - no material adverse change having occurred to Consilium; and

     - expiration of the period within which the government should notify Consilium and Applied Materials of any antitrust issues concerning the merger.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 57)

Consilium and Applied Materials can agree to terminate the merger agreement at any time without completing the merger. Additionally, Consilium or Applied Materials may terminate the merger agreement under various circumstances, including if:

     - the merger is not completed by March 31, 1999;

     - a court permanently prohibits the merger; or

     - the Consilium stockholders do not approve the merger agreement and the merger at the special meeting.

     Further, Consilium may terminate the merger agreement if Applied Materials' representations and warranties were at the time the merger agreement was signed, or become before the closing, inaccurate and cannot be corrected, and the result is that a condition to Consilium's closing the merger cannot be satisfied. Applied Materials may terminate the merger agreement if Consilium's representations and warranties were at the time the merger agreement was signed, or become before the closing, inaccurate and cannot be corrected, and the result is that a condition to Applied Materials' closing the merger cannot be satisfied. Applied Materials may also terminate the merger agreement if Consilium's board of directors takes certain actions (such as withdrawing its recommendation of the merger), or fails to take certain actions (such as failing to reject another offer), in connection with the merger.

TERMINATION FEES (SEE PAGE 58)

     Under certain circumstances, including circumstances involving the announcement by a third party (other than Applied Materials) of its desire to acquire Consilium, the merger agreement may require Consilium to pay to Applied Materials a termination fee of $1,000,000. If Consilium enters into an acquisition or certain other business transactions with a third party (other than Applied Materials) within 360 days after payment of the $1,000,000 termination fee referred to above, the merger agreement may require Consilium to pay to Applied Materials an additional $1,000,000.

REGULATORY APPROVALS (SEE PAGE 40)

     U.S. and German antitrust laws prohibit us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice, the U.S. Federal Trade Commission and the German anticompetition authority and a required waiting period has expired. Applied Materials and Consilium have each filed the required notification and report forms with the Federal Trade Commission and, the Antitrust Division, and are preparing to file with the German anticompetition authority by early November. Even if the required waiting periods expire, the Antitrust Division, Federal Trade Commission and German anticompetition authority continue to have the authority to challenge the merger on antitrust grounds before or after we complete the merger.

     We cannot predict whether we will obtain all required regulatory approvals for the merger, or whether any approvals will include conditions that would be detrimental to Applied Materials or Consilium.

ACCOUNTING TREATMENT (SEE PAGE 39)

     We expect the merger to be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

          APPLIED MATERIALS SELECTED HISTORICAL FINANCIAL INFORMATION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                              NINE MONTHS
                                                                                                                 ENDED
                                                               YEAR ENDED(1)                            -----------------------
                                       --------------------------------------------------------------    JULY 27,     JULY 26,
                                          1993         1994         1995         1996         1997         1997         1998
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Net sales............................  $1,080,047   $1,659,807   $3,061,881   $4,144,817   $4,074,275   $2,793,879   $3,368,492
Gross margin.........................  $  475,684   $  768,295   $1,409,848   $1,949,739   $1,900,925   $1,284,569   $1,578,119
  (% of net sales)...................        44.0         46.3         46.0         47.0         46.7         46.0         46.8
Research, development and
  engineering........................  $  140,161   $  189,126   $  329,676   $  481,394   $  567,612   $  392,345   $  518,310
  (% of net sales)...................        13.0         11.4         10.8         11.6         13.9         14.0         15.4
Marketing, selling and
  administrative.....................  $  174,529   $  239,932   $  386,240   $  539,694   $  566,595   $  402,221   $  463,154
  (% of net sales)...................        16.2         14.4         12.6         13.0         13.9         14.4         13.7
Income from consolidated companies
  before taxes and cumulative effect
  of accounting change(2)............  $  153,558   $  334,497   $  698,543   $  922,436   $  798,921   $  521,792   $  632,774
  (% of net sales)...................        14.2         20.2         22.8         22.3         19.6         18.7         18.8
Effective tax rate (%)(3)............        33.0         35.0         35.0         35.0         37.6         39.0         34.0
Net income...........................  $   99,695   $  220,696   $  454,053   $  559,585   $  498,474   $  318,339   $  417,631
Earnings per diluted share...........  $     0.30   $     0.65   $     1.28   $     1.63   $     1.32   $     0.85   $     1.10
Weighted average number of diluted
  shares (in thousands)..............     329,176      340,084      354,696      367,214      377,838      375,540      378,808
CONSOLIDATED BALANCE SHEET AND OTHER
  DATA:
Order backlog........................  $  365,800   $  715,200   $1,508,800   $1,422,800   $1,721,711   $1,648,443   $1,000,356
Working capital......................  $  395,388   $  734,104   $1,449,882   $1,757,842   $2,368,269   $1,814,156   $2,525,833
Current ratio........................         2.0          2.5          2.7          2.9          2.7          2.5          3.4
Long-term debt.......................  $  121,076   $  209,114   $  279,807   $  275,485   $  623,090   $  228,905   $  611,812
Stockholders' equity.................  $  598,762   $  966,264   $1,783,503   $2,370,425   $2,942,171   $2,673,599   $3,260,203
Book value per share.................  $     1.86   $     2.87   $     4.97   $     6.58   $     8.01   $     7.33   $     8.87
Total assets.........................  $1,120,152   $1,702,665   $2,965,379   $3,637,987   $5,070,766   $4,249,419   $5,039,756
Capital expenditures, net............  $   95,351   $  180,440   $  265,557   $  452,535   $  339,364
Regular full-time employees..........       4,739        6,497       10,537       11,403       13,924

---------------
(1) Applied Materials' fiscal year ends on the last Sunday in October of each year. The fiscal year ends for the periods presented are: October 31, 1993, October 30, 1994, October 29, 1995, October 27, 1996 and October 26, 1997.

(2) Fiscal 1996 includes a restructuring charge of $25,100. Fiscal 1997 includes bad debt expense of $16,318, acquired in-process research and development expense of $59,500 and pre-tax income from litigation settlements of $69,000. The nine months ended July 27, 1997 includes bad debt expense of $16,318, acquired in-process research and development expense of $59,500, and income from a litigation settlement of $80,000. The nine months ended July 26, 1998 includes a restructuring charge of $35,000, acquired in-process research and development expense of $32,227, and income from a litigation settlement of $80,000.

(3) The tax rate for fiscal 1997 and the nine months ended July 27, 1997 was higher than the expected rate of 35 percent due to the non-deductible nature of acquired in-process research and development expense of $59,500. The tax rate for the nine months ended July 26, 1998 is 34% due to several factors, including a shift in geographic composition of pre-tax income to entities operating in countries with lower tax rates and the enactment of favorable tax legislation in certain jurisdictions in which Applied Materials has significant operations.

              CONSILIUM SELECTED HISTORICAL FINANCIAL INFORMATION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                        NINE MONTHS
                                                                YEAR ENDED OCTOBER 31                 ENDED JULY 31,
                                                   -----------------------------------------------   -----------------
                                                    1993      1994      1995      1996      1997      1997      1998
                                                   -------   -------   -------   -------   -------   -------   -------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Total revenues...................................  $28,475   $27,944   $33,125   $38,147   $40,635   $30,574   $24,204
Income (loss) before taxes.......................  $(4,973)  $(5,523)  $   664   $(2,485)  $(8,463)  $(5,981)  $  (362)
Provision for income taxes.......................  $   310   $   725   $   523   $   974   $   301   $   262   $   175
Net income (loss)................................  $(5,283)  $(6,248)  $   141   $(3,459)  $(8,764)  $(6,243)  $  (537)
Net income (loss) attributable to common stock...  $(5,283)  $(6,248)  $   141   $(3,459)  $(9,069)  $(6,243)  $(1,375)
Net income (loss) per common share
  Basic..........................................  $ (0.75)  $ (0.85)  $  0.02   $ (0.44)  $ (1.13)  $ (0.78)  $ (0.16)
  Diluted........................................  $ (0.75)  $ (0.85)  $  0.02   $ (0.44)  $ (1.13)  $ (0.78)  $ (0.16)
Shares used in per share calculations
  Basic..........................................    7,025     7,362     7,567     7,804     8,045     7,974     8,503
  Diluted........................................    7,025     7,362     7,912     7,804     8,045     7,974     8,503

---------------

                                                                  AS OF OCTOBER 31                    AS OF JULY 31,
                                                   -----------------------------------------------   -----------------
                                                    1993      1994      1995      1996      1997      1997      1998
                                                   -------   -------   -------   -------   -------   -------   -------
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit)........................  $12,571   $ 7,345   $ 9,012   $ 3,691   $(2,067)  $(1,566)  $ 3,689
Total assets.....................................  $31,643   $26,998   $28,668   $28,993   $29,967   $29,659   $23,673
Long-term debt, less current portion.............  $   313   $    --   $    --   $    --   $    --   $    --   $ 1,833
Stockholders' equity.............................  $18,836   $13,646   $15,383   $13,337   $ 8,431   $ 7,103   $ 8,333

                     MARKET PRICE DATA AND DIVIDEND POLICY

     Applied Materials common stock began trading on the Nasdaq National Market under the symbol "AMAT" on October 5, 1972. Consilium common stock began trading on the Nasdaq National Market under the symbol "CSIM" on May 9, 1989. The table below shows the high and low sale prices of Applied Materials common stock and Consilium common stock on the Nasdaq National Market for each three month period beginning fiscal 1996.

                                                       APPLIED MATERIALS          CONSILIUM
                                                          COMMON STOCK          COMMON STOCK
                                                       ------------------      ---------------
                                                        HIGH        LOW        HIGH       LOW
                                                       ------      ------      -----      ----
1996
  First Quarter......................................  27 11/16    15 11/16    14 15/16   8 3/8
  Second Quarter.....................................  22 1/16     16          11 1/8     7 3/8
  Third Quarter......................................  20 1/4      11 1/4      9 3/8      5
  Fourth Quarter.....................................  14 7/8      11 1/2      7          5
1997
  First Quarter......................................  24 5/32     12 5/16     8 1/4      5 1/4
  Second Quarter.....................................  27 7/32     22 1/16     6 5/8      2 7/8
  Third Quarter......................................  46 5/16     25 7/16     5 3/4      2 1/2
  Fourth Quarter.....................................  54          33 7/16     5 5/8      3 1/4
1998
  First Quarter......................................  38 7/16     26 1/8      3 3/4      1 9/16
  Second Quarter.....................................  38 7/8      30 1/4      4 1/2      1 7/8
  Third Quarter......................................  39 1/2      27 3/16     4 7/16     2 5/16
  Fourth Quarter (through November 6, 1998)..........  37 1/4      22 3/8      5 9/16     1 11/16

     All Applied Materials prices have been restated to reflect a two-for-one stock split in the form of a 100% stock dividend effective October 13, 1997. Applied Materials has never paid cash dividends on its Common Stock. The policy of Applied Materials is to retain earnings for use in its business.

     On October 12, 1998 (the record date), there were approximately 5,817 record holders of Applied Materials common stock and approximately 212 record holders of Consilium common stock. Consilium has never paid cash dividend on its common stock. The policy of Consilium is to retain earnings for use in its business.

     The following table sets forth the closing sale price per share of Applied Materials common stock on the Nasdaq National Market and the estimated equivalent per share price (as explained below) of Consilium common stock on October 12, 1998, the last trading day before the public announcement of the proposed merger, and on November 6, 1998:

                                                   APPLIED MATERIALS      ESTIMATED EQUIVALENT CONSILIUM
                                                     COMMON STOCK                PER SHARE PRICE
                                                   -----------------      ------------------------------
October 12, 1998.................................       $26.813                       $4.880
November 6, 1998.................................       $36.938                       $6.633

     The estimated equivalent per share price of a share of Consilium common stock on October 12, 1998 represents 0.182 of the price of a share of Applied Materials common stock on such date. 0.182 is the fraction of a share of Applied Materials common stock that you would have had the right to receive if the Consilium special meeting had taken place on October 12, 1998, when the average closing price of Applied Materials common stock for the twenty trading days up to and including the second trading day before October 12, 1998, was $24.575. The estimated equivalent per share price of a share of Consilium common stock on November 6, 1998 represents 0.17956 of the price of a share of Applied Materials common stock on such date. 0.17956 is the fraction of a share of Applied Materials common stock that you would have had the right to receive if the Consilium special meeting had taken place on November 6, 1998, when the average closing price of Applied Materials common stock for the twenty trading days up to and including the second trading day before

November 6, 1998, was $30.631. The actual fraction of Applied Materials common stock that you will have the right to receive if the merger closes may be different than these fractions because the average closing price on the Nasdaq National Market for Applied Materials common stock fluctuates continuously.

     YOU SHOULD GET A CURRENT MARKET QUOTATION FOR APPLIED MATERIALS COMMON STOCK AND COMPARE IT TO THE AVERAGE CLOSING PRICE FOR APPLIED MATERIALS COMMON STOCK USED IN THIS TABLE AND IN THE TABLE ON PAGE 12.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of Applied Materials and Consilium and certain equivalent Consilium per share data. The information set forth below should be read in conjunction with the selected historical financial data incorporated by reference in this Proxy Statement/Prospectus. The equivalent Consilium per share data is calculated based on Applied Materials historical data and assumed exchange ratios in the Consilium merger of both 0.182 and 0.165 of a share of Applied Materials common stock for each share of Consilium common stock outstanding. Pro forma Applied Materials data giving effect to the merger on a pooling-of-interests basis has not been presented because it is not materially different from historical Applied Materials information.

                                               YEAR ENDED(1)                 NINE MONTHS ENDED
                                         --------------------------    ------------------------------
                                          1995      1996      1997     JULY 27, 1997    JULY 26, 1998
                                         ------    ------    ------    -------------    -------------
HISTORICAL -- APPLIED MATERIALS:
Earnings per diluted share.............  $ 1.28    $ 1.63    $ 1.32       $ 0.85           $ 1.10
Book value per share (at period
  end)(2)..............................  $ 4.97    $ 6.58    $ 8.01       $ 7.33           $ 8.87

                                                                                NINE MONTHS
                                           YEAR ENDED OCTOBER 31               ENDED JULY 31,
                                         --------------------------    ------------------------------
                                          1995      1996      1997         1997             1998
                                         ------    ------    ------    -------------    -------------
HISTORICAL -- CONSILIUM:
Basic and diluted net income (loss) per
  common share.........................  $ 0.02    $(0.44)   $(1.13)      $(0.78)          $(0.16)
Book value per share (at period
  end)(2)..............................  $ 2.00    $ 1.68    $ 3.61       $ 3.70           $ 2.74

                                               YEAR ENDED(1)                 NINE MONTHS ENDED
                                         --------------------------    ------------------------------
                                          1995      1996      1997     JULY 27, 1997    JULY 26, 1998
                                         ------    ------    ------    -------------    -------------
EQUIVALENT CONSILIUM SHARES USING
  EXCHANGE RATIO OF 0.182:
Earnings per share.....................  $ 0.23    $ 0.30    $ 0.24       $ 0.15           $ 0.20
Book value per share (at period
  end)(1)..............................  $ 0.90    $ 1.20    $ 1.46       $ 1.33           $ 1.61

EQUIVALENT CONSILIUM SHARES USING
  EXCHANGE RATIO OF 0.165:
Earnings per share.....................  $ 0.21    $ 0.27    $ 0.22       $ 0.14           $ 0.18
Book value per share (at period
  end)(1)..............................  $ 0.82    $ 1.09    $ 1.32       $ 1.21           $ 1.46

---------------
(1) Applied Materials' fiscal year ends on the last Sunday in October of each year. The fiscal year ends for the periods presented are: October 29, 1995, October 27, 1996 and October 26, 1997.

(2) Historical book value per share is computed by dividing total shareholders' equity by the number of shares outstanding at the end of each period.

                                  RISK FACTORS

     This Proxy Statement/Prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of Applied Materials and Consilium. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements only reflect management's expectations and estimates and estimates. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligations to update any forward-looking statements contained in this Proxy Statement/Prospectus to reflect any future events or developments.

     The following factors should be considered carefully by the Consilium stockholders in evaluating whether to adopt the merger agreement and approve the merger. These factors should be considered in conjunction with any additional risk factors in documents incorporated by reference in this Proxy Statement/Prospectus and any other information included on incorporated by reference herein, including in conjunction with forward-looking statements made herein. See "Where You Can Find More Information" on page 1.

RISKS RELATING TO THE MERGER

UNCERTAINTY RELATING TO INTEGRATION

     After the merger, Applied Materials and Consilium, each of which previously operated independently, will have to integrate their operations. The integration will require significant efforts from each company, including the coordination of their research and development and sales and marketing efforts. Applied Materials may find it difficult to integrate the operations of Consilium. Consilium personnel may leave Consilium because of the merger. Consilium customers, distributors or suppliers may terminate their arrangements with Consilium, or demand amended terms to these arrangements. Applied Materials management may have their attention diverted while trying to integrate the two companies. Such diversion of management's attention or difficulties in the transition process could have an adverse impact on Applied Materials. If Applied Materials is not able to successfully integrate the operations of Consilium, Applied Materials' expectations for its future results of operations may not be met.

FAILURE TO ACHIEVE BENEFICIAL SYNERGIES

     The managements of Applied Materials and Consilium have entered into the merger agreement with the expectation that the merger will result in beneficial synergies. Achieving these anticipated synergies and the potential benefits underlying the two companies' reasons for the merger will depend on a number of factors, some of which include:

          - Consilium's ability to timely develop new products and to ensure that the products it offers to its customers, as well as software, systems and products received from suppliers and used internally, are Year 2000 compliant;

          - The risk that Consilium's customers may defer purchasing decisions following the announcement of the merger;

          - The risk that it may be more difficult to retain Consilium's key management, marketing and technical personnel after the merger;

          - Potential severance payment liabilities and acceleration of stock options following certain officers' termination of employment with Consilium;

        - Potential contingent liabilities, including unasserted contingent liabilities arising from the divestiture of Consilium's FlowStream line of products;

        - The ability of the combined company to increase sales of Consilium products, especially in Asia; and

        - The ability of the combined company to increase sales of Applied Materials' products.

     Even if the two companies are able to integrate operations, there can be no assurance that the anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations and financial condition of the combined company.

RISKS ASSOCIATED WITH EXCHANGE RATIO

     As a result of the merger, each outstanding share of Consilium common stock will be converted into the right to receive between 0.182 and 0.165 of a share of Applied Materials common stock. The exact fraction of a share of Applied Materials common stock that will be issued to you for each share of Consilium stock you own will be determined by dividing $5.50 by the average of the closing sale price of a share of Applied Materials common stock on the Nasdaq National Market for the twenty trading days up to and including the second trading day before the Consilium special meeting. We cannot assure that the market price of Applied Materials common stock upon and after the consummation of the merger will not be lower or higher than the average closing price of such stock for the twenty trading days up to and including the second trading day before the Consilium special meeting. If the average price of Applied Materials common stock drops below $30.25, you will still receive no more than 0.182 of a share of Applied Materials common stock for each share of Consilium common stock you own; similarly, if the average price of Applied Materials common stock exceeds $33.43, you will receive no less than 0.165 of a share of Applied Materials common stock for each share of Consilium common stock you own.

     It is possible that, if Consilium issues shares of its common stock or options before the effective time of the merger such that the "fully-diluted capitalization" of Consilium (i.e., the sum of the number of shares outstanding immediately before the effective time of the merger and the number of shares issuable upon exercise of stock options and warrants outstanding immediately before the effective time of the merger) is greater than 12,798,447, the exchange ratio may be lower than 0.165. As of October 22, 1998, the "fully-diluted capitalization" of Consilium was 12,434,894. Because Consilium and Applied Materials have agreed to the exchange ratio described above, the value received by Consilium stockholders for each share of Consilium common stock will depend on the average closing price of Applied Materials common stock at the time immediately before completion of the merger. The following table shows certain average prices for Applied Materials common stock and the implied value paid by Applied Materials for each share of Consilium common stock upon completion of the merger.

AVERAGE PRICE PER SHARE                        IMPLIED APPROXIMATE VALUE PER
 OF APPLIED MATERIALS                                SHARE OF CONSILIUM
     COMMON STOCK         EXCHANGE RATIO                COMMON STOCK
-----------------------   --------------   --------------------------------------
        $23.00                0.182                        $4.19
         25.00                0.182                         4.55
         27.00                0.182                         4.91
         29.00                0.182                         5.28
         30.25                0.182                         5.51
         31.84                0.173                         5.51
         33.43                0.165                         5.52
         35.00                0.165                         5.78
         37.00                0.165                         6.11
         39.00                0.165                         6.44

     In recent years, and particularly in recent months, the stock market has experienced extreme price and volume fluctuations. The broad market fluctuations may adversely affect the market price of Applied Materials common stock. The value of Applied Materials common stock at the time of the special meeting, the date of completion of the merger, the date that Consilium stockholders receive shares of Applied Materials common stock, the date that stockholders eventually sell Applied Materials shares or at any other time, may be significantly different than the price of Applied Materials common stock today. The fact that the maximum exchange ratio is 0.182 regardless of the market price of Applied Materials common stock at closing means that there is no guarantee as to the value of the consideration to be received by Consilium stockholders in the merger. See "Market Price Data and Dividends Policy" on page 12 for a table showing the recent volatility of the market price of Applied Materials common stock. Consilium stockholders should obtain recent market quotations for Applied Materials common stock and Consilium common stock and understand the exchange ratio being offered in the merger.

RIGHTS OF HOLDERS OF CONSILIUM COMMON STOCK FOLLOWING THE MERGER

     Following the merger, holders of Consilium common stock outstanding on the date of the merger's completion will become holders of Applied Materials common stock. Certain differences exist between the rights of Consilium stockholders under Consilium's Certificate of Incorporation, as amended, and Consilium's bylaws and the rights of Applied Materials stockholders under Applied Materials' Certificate of Incorporation, as amended, and Applied Materials' bylaws. See "Comparison of Rights of Holders of Applied Materials Common Stock and Holders of Consilium Common Stock."

RISKS RELATING TO APPLIED MATERIALS' BUSINESS

INDUSTRY VOLATILITY

     The semiconductor industry has historically been cyclical and subject to sudden and sharp changes in supply and demand. The timing, length and severity of these cycles are difficult to predict. During periods of reduced and declining demand, Applied Materials must be able to quickly and effectively align its cost structure with prevailing market conditions, and motivate and retain key employees. During periods of rapid growth, Applied Materials must be able to acquire and/or develop sufficient manufacturing capacity to meet customer demand and hire and assimilate an adequate number of qualified people. We cannot assure you that Applied Materials can align its costs structure quickly, motivate or retain its key employees, acquire or develop sufficient manufacturing capacity or assimilate enough qualified people.

     In response to the current industry downturn, Applied Materials has taken a number of actions intended to align its cost structure with prevailing market conditions. Most recently, on October 23, 1998, Applied Materials announced the completion of a restructuring plan and certain non-recurring charges. Applied
Materials:

     - eliminated approximately 2,000 positions, or 15 percent of the company's global workforce in August 1998;

     - expects to incur charges of approximately $50 million for employee severance and benefits and an additional $50 million for consolidation of facilities and related fixed assets;

     - will record a $65 million reserve regarding a doubtful receivable obtained in connection with the settlement of patent litigation with ASM International N.V.;

     - will record, in its fourth fiscal quarter of 1998, an after-tax charge of approximately $50 million associated with the discontinuance of operations of its 50-50 joint venture, Applied Komatsu Technology, Inc. ("AKT"); and

     - will record a $70 million pre-tax write-down of intangible assets that are deemed to be impaired.

     As a result of non-recurring charges of $285 million associated with the restructuring plan and other events, Applied Materials expects to incur a net loss for its fourth fiscal quarter ending October 25, 1998. Also, during the third fiscal quarter of 1998, Applied Materials completed a voluntary separation plan and developed plans to consolidate certain facilities, which resulted in a restructuring charge of $35 million for the third fiscal quarter of 1998. Applied Materials has also significantly restricted new hiring and utilized mandatory shutdown days in an effort to reduce costs. There can be no assurance that Applied Materials will achieve the objectives of these cost reduction programs.

INDUSTRY OVERCAPACITY AND DEMAND SHIFTS IN THE PC INDUSTRY

     The semiconductor industry is currently characterized by excess production capacity for the majority of device types, which has caused semiconductor manufacturers to further decrease their capital spending. In the personal computer market, a shift in demand from more expensive, high performance products to lower-priced products (sub-$1,000 personal computers) has resulted in reduced profitability for semiconductor manufacturers. As a result, customers have delayed or decreased their purchases of Applied Materials' products. Continued overcapacity and strengthening demand for sub-$1,000 personal computers could cause further delays or decreased demand for Applied Materials' products.

ASIAN ECONOMIES

     Asian countries, particularly Japan and Korea, continue to experience banking, currency and other difficulties that are contributing to economic slowdowns or recessions in those countries. The region does not appear to be responding quickly to significant efforts to stimulate its economies. If Asian economies remain stagnant or continue to deteriorate, capital investment by Asian customers could decrease from current levels. With the onset of these negative economic and industry conditions, customers in Japan and Korea have canceled or delayed a significant amount of orders for Applied Materials' products in fiscal 1998 and may cancel or delay additional orders in the future. New orders and net sales to customers located in Asian countries for the third fiscal quarter of 1998 were 44 percent and 40 percent, respectively, of Applied Materials' totals.

GLOBAL BUSINESS

     Applied Materials sells systems and provides services to customers located throughout the world. Managing global operations and sites located throughout the world presents challenges associated with cultural diversities and organizational alignment. Moreover, each region in the global semiconductor equipment market exhibits unique characteristics that can cause capital equipment investment patterns to vary significantly from period to period. Although international markets provide Applied Materials with significant growth opportunities, periodic economic downturns, trade balance issues, political instability and fluctuations in interest and foreign currency exchange rates are all risks that could affect global product and service demand.

APPLIED KOMATSU TECHNOLOGY, INC. JOINT VENTURE

     Applied Materials currently has a 50 percent ownership interest in AKT, a joint venture corporation that develops thin film transistor manufacturing systems for Active-Matrix Liquid Crystal Displays ("AMLCD"s). Applied Materials announced that it will record, in its fourth fiscal quarter of 1998, an approximate $50 million after-tax charge associated with the discontinuance of operations of AKT. This charge will consist primarily of severance and benefit costs related to job eliminations, facilities and asset write-offs and other charges. However, Applied Materials cannot assure you that the actual costs of discontinuing AKT's operations will not exceed $50 million.

BACKLOG

     Applied Materials' backlog was $1.0 billion as of July 26, 1998, compared to $1.4 billion as of April 26, 1998 and $1.6 billion as of January 25, 1998. Applied Materials schedules production of its systems based upon order backlog and customer commitments. Backlog includes only orders for which written authorizations have been accepted and shipment dates within 12 months have been assigned. Due to possible customer changes in delivery schedule and cancellation of orders, Applied Materials' backlog at any particular date is not necessarily indicative of actual sales for any succeeding period. A reduction of backlog during any particular period could have a material and adverse effect on Applied Materials' business, financial condition and results of operations.

RISKS RELATED TO "YEAR 2000" COMPLIANCE

     Applied Materials has an initiative in place to address certain Year 2000 issues. Applied Materials has a formal Year 2000 Program Office focusing on four key readiness areas: (1) Internal Infrastructure Readiness, addressing internal hardware and software and non-information technology systems; (2) Supplier Readiness, addressing the preparedness of those suppliers providing material incorporated into Applied Materials' products; (3) Product Readiness, addressing product functionality; and (4) Customer Readiness, addressing customer support and transactional activity. For each readiness area, Applied Materials is systematically performing a global risk assessment, conducting testing and remediation (renovation and implementation), developing contingency plans to mitigate unknown risk, and communicating with employees, suppliers, customers and other third party business partners to raise awareness of the Year 2000 problem.

     - Internal Infrastructure Readiness Program. Applied Materials, assisted by a third party, has completed an inventory of internal applications and computer hardware and has commenced work on remediation strategies and testing. Some software applications have been made Year 2000 compliant, and resources have been assigned to address other applications based on their criticality and the time required to make them Year 2000 compliant. All software remediation is scheduled to be completed no later than July 1999. The Year 2000 compliance evaluation of hardware, including hubs, routers, telecommunication equipment, workstations and other items, is nearing completion.

      In addition to applications and information technology hardware, Applied Materials is testing and developing remediation plans for embedded systems, facilities and other operations, such as financial and banking systems.

     - Supplier Readiness Program. This program focuses on minimizing the risks associated with suppliers in two areas: (a) a supplier's business capability to continue providing products and services; and (b) a supplier's product integrity. Applied Materials has identified and contacted key suppliers based on their relative risks in these two areas. To date, Applied Materials has received responses from the majority of its key suppliers, most of which indicate that the suppliers are in the process of developing remediation plans. Based on Applied Materials' assessment of each supplier's progress to adequately address the Year 2000 issue, Applied Materials will develop a supplier action list and contingency plans. Supplier readiness issues that potentially affect Applied Materials' product retrofit program discussed below are targeted to be addressed by December 1998.

     - Product Readiness Program. This program focuses on identifying and resolving Year 2000 issues existing in Applied Materials' products. The program encompasses a number of activities including testing, evaluation, engineering, and manufacturing implementation. Applied Materials has adopted the Sematech Year 2000 Readiness Testing Scenarios as the baseline for product testing. Customers are being notified of known risk areas and proposed remediation plans. Applied Materials plans to make Year 2000 retrofits available to customers during the first calendar quarter of 1999, and to have retrofits installed in the field by June 1999. A contingency team will be available after June 1999 to assist customers experiencing difficulties with Applied Materials' products.

     - Customer Readiness Program. This program focuses on customer support, including the coordination of retrofit activity, testing existing customer electronic transaction capability, and developing contingency plans where appropriate. Applied Materials is in the process of developing this program.

     Applied Materials estimates that total Year 2000 costs will range from $30 million to $50 million, the majority of which will be incurred during the next five fiscal quarters. Applied Materials is continuing its assessments and developing alternatives that will necessitate refinement of this estimate over time. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the programs described in this section.

     Since the programs described in this section are ongoing, Applied Materials has not yet identified all potential Year 2000 complications nor completed all remediation actions. Therefore, Applied Materials cannot determine the potential impact of these complications and contingencies on Applied Materials' financial condition and results of operations at this time. If computer systems used by Applied Materials or its suppliers, or the software applications used in systems manufactured and sold by Applied Materials (including applications used in Consilium's products), fail or experience significant difficulties related to the Year 2000, the failure or difficulties could materially and adversely affect Applied Materials' results of operations and financial condition.

FOREIGN CURRENCY

     Significant operations of Applied Materials are conducted in foreign currencies, primarily Japanese yen. Applied Materials actively manages its exposure to changes in foreign currency exchange rates, but there can be no assurance that future changes in foreign currency exchange rates will not have a material and adverse effect on results of operations or financial condition.

EURO CONVERSION

     On January 1, 1999, eleven of the fifteen member countries of the European Union are scheduled to establish fixed conversion rates between each of their existing sovereign currencies and the Single European Currency (euro). The participating countries have agreed to adopt the euro as their common legal currency on that date.

     Applied Materials is currently evaluating issues raised by the introduction of the euro as scheduled. Applied Materials expects that its relevant internal systems will be euro capable by January 1, 1999, and does not expect the costs of system modifications to be material. Applied Materials also expects that the introduction and use of the euro will not materially and adversely affect Applied Materials' results of operations.

     Applied Materials will continue to evaluate the impact of the euro introduction. However, there can be no assurance that Applied Materials' systems will be euro capable by January 1, 1999, or that costs to comply will not be material.

HIGHLY COMPETITIVE INDUSTRY AND RAPID TECHNOLOGICAL CHANGE

     Applied Materials operates in a highly competitive industry characterized by increasingly rapid technological changes. Applied Materials' competitive advantage and future success depend on its ability to develop new products and:

     - develop new markets in the semiconductor industry for its products and services.

     - introduce new products to the marketplace on a timely basis;

     - qualify new products with its customers; and

     - commence production to meet customer demands.

     New products include those for production of 300mm technology and 0.25 micron and below devices. The introduction of new technology and products grows increasingly complex over time. If Applied Materials does not develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, its results of operations could be materially and adversely affected. During the fourth fiscal quarter of 1998, Applied Materials announced that it will record a $70 million pre-tax write-down of intangible assets related to certain purchased technology. This write-off is due to reduced demand resulting from significant changes in business conditions and rapid changes in technology, which in combination have decreased the realizable value of this technology.

RISKS ASSOCIATED WITH LITIGATION

     Applied Materials and certain of its subsidiaries are currently involved in litigation regarding patent infringement, intellectual property rights, antitrust and other matters and could become involved in additional litigation in the future. Applied Materials from time to time receives and makes inquiries with regard to possible patent infringement, and is subject to various other legal proceedings and claims, either asserted or unasserted. Any such claims, whether with or without merit, could be time-consuming and expensive to defend and could divert management's attention and resources. There can be no assurance regarding the outcome of current or future litigation or patent infringement inquiries.

RISKS RELATING TO CONSILIUM'S BUSINESS

     Consilium's business is subject to numerous risks, including risks related to:

     - Consilium's past operating losses;

     - Consilium's dependence on the semiconductor industry and that industry's current downturn and volatility;

     - Consilium's dependence on its single "WorkStream" line of products;

     - Consilium's dependence on key vendors for the development of its systems integration services business and management of systems integration projects;

     - Consilium's dependence on international sales;

     - Consilium's history of financial covenant breaches with respect to its bank credit facilities;

     - the rapid technological changes characteristic of the industry and the need for new product development on a timely basis;

     - product defects associated with any new products;

     - Consilium's dependence on its key personnel;

     - failure to integrate or reap the benefits of its acquisitions;

     - competition in the industry;

     - concentration of Consilium's product revenues in a small number of customers;

     - the high average selling price of Consilium's products and the lengthy sales cycle;

     - quarterly fluctuations in operating results; and

     - challenges to Consilium's proprietary rights.

     A full discussion of these risks and other risks associated with Consilium's business may be found in Consilium's Registration Statement on Form S-1 (No. 333-44743), Annual Report on Form 10-K for the year ended October 31, 1997 and Consilium's Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 1998, April 30, 1998 and July 31, 1998.

                         THE CONSILIUM SPECIAL MEETING

DATE, TIME AND PLACE OF MEETING

     This Proxy Statement/Prospectus is being furnished to stockholders of Consilium as part of the solicitation of proxies by the Consilium Board of Directors for use at a special meeting of stockholders to be held on December 10, 1998 at 10:00 a.m., local time, at the principal executive offices of Consilium located at 485 Clyde Avenue, Mountain View, California, or any adjournment or postponement of the special meeting. This Proxy Statement/Prospectus is first being mailed to Consilium stockholders on or about November 9, 1998.

PURPOSE OF THE CONSILIUM SPECIAL MEETING

     The purpose of the Consilium special meeting is to vote upon a proposal to adopt and approve the Agreement and Plan of Merger and Reorganization dated as of October 12, 1998 among Consilium, Applied Materials and a wholly owned subsidiary of Applied Material ("Merger Sub"), and to approve the merger of Merger Sub with and into Consilium.

RECORD DATE AND OUTSTANDING SHARES

     The close of business on October 12, 1998 has been fixed by the Consilium Board of Directors as the record date (the "Record Date") for determination of the stockholders of Consilium entitled to notice of, and to vote at, the Consilium special meeting or any postponement or adjournment of the Consilium special meeting. Holders of record of the Consilium common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Consilium special meeting. As of the Record Date, there were approximately 212 stockholders of record holding an aggregate of approximately 8,749,973 shares of Consilium common stock. See "Consilium Principal Stockholders." Except for the stockholders identified herein under "Consilium Principal Stockholders," as of the Record Date, to the knowledge of Consilium, no other person beneficially owned more than 5% of the outstanding Consilium common stock.

     This Proxy Statement/Prospectus was mailed to all Consilium stockholders of record as of the Record Date and constitutes notice of the Consilium special meeting in conformity with the requirements of the Delaware General Corporation Law ("DGCL").

VOTING OF PROXIES

     All properly executed proxies that are not revoked will be voted at the Consilium special meeting in accordance with the instructions contained therein. If a stockholder signs and returns a proxy without indicating any voting instructions, the shares of Consilium common stock that the proxy represents will be voted FOR the proposal to adopt and approve the merger agreement and FOR approval of the merger under the recommendation of the Consilium Board of Directors or FOR adjournment or postponement of the Consilium special meeting if an adjournment or postponement, in the discretion of the proxy holders, is determined to be necessary or desirable. A stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the Consilium special meeting by (i) executing and returning a proxy bearing a later date,
(ii) filing written notice of such revocation with the Corporate Secretary of Consilium stating that the proxy is being revoked, or (iii) attending the Consilium special meeting and voting in person. All written notices of revocation and other communications with respect to revocation of Consilium proxies should be sent to: Consilium, Inc., 485 Clyde Avenue, Mountain View, CA 94043, Attention: Corporate Secretary. Attendance at the Consilium special meeting, in and of itself, will not constitute a revocation of a proxy. See "Questions and Answers About the Merger -- How Can I Vote or Change My Prior Vote After the Actual Exchange Ratio is Determined".

VOTE REQUIRED

     Adoption and approval of the merger agreement and approval of the merger require the affirmative vote of holders of a majority of the shares of Consilium common stock outstanding as of the Record Date. Each stockholder of record of Consilium common stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Consilium at the Consilium special meeting.

     Centennial Associates, L.P. and all of Consilium's directors and executive officers, who own in the aggregate issued and outstanding shares of Consilium common stock representing approximately 40.97% of the shares of Consilium common stock issued and outstanding as of the Record Date, have entered into certain voting agreements dated October 12, 1998 with Applied Materials (the "Voting Agreements"), pursuant to which they have agreed that, prior to the earlier of the effective time of the merger or the termination of the merger agreement, they will vote their shares of Consilium common stock in favor of the merger, the adoption and approval of the terms of the merger agreement, and each of the other actions contemplated by the merger agreement. See "Approval of the Merger and Related Transactions -- Voting Agreements."

QUORUM; ABSTENTIONS

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Consilium common stock entitled to vote at the Consilium special meeting is necessary to constitute a quorum. Abstentions will be counted for purposes of determining a quorum, but will have the effect of a vote against approval of the matters being voted upon. If a broker holding shares in street name returns an executed proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered represented at the Consilium special meeting for purposes of determining a quorum, but have the effect of a vote against approval of the matters being voted upon.

SOLICITATION OF PROXIES; EXPENSES

     Regardless of whether Applied Materials and Consilium consummate the merger, each of Consilium and Applied Materials will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, except that Consilium and Applied Materials will share equally fees and expenses (other than attorneys' and accounting fees) incurred in connection with the printing, filing and mailing of this Proxy Statement/Prospectus and the filing of the premerger notification and report forms relating to the merger under Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder (the "HSR Act").

     Subject to the foregoing, Consilium will bear the cost of the solicitation of proxies and all related costs. In addition, Consilium may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain directors, officers or other employees of Consilium may supplement original solicitation of proxies by mail with telephone, facsimile or personal solicitation, without payment of additional compensation.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

BACKGROUND OF THE MERGER

     The terms and conditions of the merger agreement and the merger are the result of arm's length negotiations between representatives of Applied Materials and representatives of Consilium. Set forth below is a summary of the background of these negotiations.

     Applied Materials believes that MES shows significant growth potential, as well as strategic synergy with Applied Materials' goal of providing technology that improves customers' productivity and operations. The Board of Directors of Applied Materials believes that Consilium, as a leading independent supplier of MES software and services, provides comprehensive automated factory control solutions for today's integrated circuit and electronics manufacturing organizations and is developing new products for fabs of the future, including 300mm fabs. Applied Materials' Board of Directors expects that Applied Materials with its global infrastructure, especially in Asia, could help Consilium further penetrate its available markets.

     On July 21, 1998, Kalman Kaufman, Vice President of Applied Materials' Strategic Development and Planning Group, called James Macek, Consilium's then Executive Vice President, to invite Mr. Macek to Applied Materials' offices to discuss generally the possibility of a business relationship between Applied Materials and Consilium.

     On July 23, 1998, after conferring with Jonathan Golovin, Chairman of the Board and Chief Technical Officer of Consilium, Mr. Macek met with Applied Materials' representatives, i.e. Mr. Kaufman, James C. Morgan, Chairman of the Board and Chief Executive Officer, Dan Maydan, President, Sasson Somekh, Senior Vice President and Ash Munshi, then Vice President, Factory Automation, at the offices of Applied Materials. At the meeting, the possibility of a business relationship between the two companies was discussed.

     After the July 23, 1998 meeting, Mr. Kaufman, invited Laurence Hootnick, President and Chief Executive Officer of Consilium and Michael J. Field, Senior Vice President, Chief Administrative Officer and Corporate Secretary of Consilium, to breakfast on July 27, 1998.

     At breakfast on July 27, 1998, with Messrs. Kaufman and Alexander Meyer, Applied Materials Senior Director of New Business Development, Mr. Hootnick raised the possibility of a minority equity investment by Applied Materials in Consilium. Mr. Hootnick also suggested a discussion about an option for Applied Materials to purchase all of the outstanding capital stock of Consilium. Consequently, at the breakfast meeting, the parties decided that Applied Materials and Consilium should enter into a nondisclosure agreement. That afternoon, the companies entered into a nondisclosure agreement and agreed that more detailed discussions and a more detailed level of exploration of Consilium's business by Applied Materials could commence.

     On the evening of July 27, 1998, Messrs. Kaufman, Meyer, Hootnick and Field met for dinner. They were joined at dinner by Dr. Somekh. At dinner the parties discussed their respective businesses and the semiconductor industry generally. Mr. Hootnick again raised the issue of a minority investment by Applied Materials in Consilium, as well as the possibility of Applied Materials receiving an option to purchase all of the outstanding capital stock of Consilium. In addition, the parties discussed the possibility of Applied Materials acquiring all of the outstanding capital stock of Consilium. The parties began for the first time to discuss a possible price for such a transaction, and whether any purchase price would be paid in cash or in Applied Materials common stock. Mr. Hootnick noted to the representatives of Applied Materials that Consilium would be more interested in a stock for stock transaction that would be tax-free to Consilium stockholders.

     On July 29, 1998, Messrs. Meyer and Kaufman met with Messrs. Hootnick and Field at the offices of Applied Materials for the purpose of discussing the possibility that Applied Materials would acquire all of the outstanding capital stock of Consilium. At the meeting, Mr. Kaufman proposed that Applied Materials purchase each outstanding share of Consilium capital stock for a price of between $3.50 and $4.00 per share, to be paid in shares of Applied Materials common stock. Messrs. Hootnick and Field objected to this proposal, noting that Consilium's stock price was undervalued in the marketplace, and advised that they would not recommend the proposal to the Consilium Board of Directors.

     On August 3, 1998, Mr. Kaufman called Mr. Hootnick to suggest a further meeting. On August 4, 1998, certain executives of both companies met and continued a discussion about price and the expected development of Consilium's business. After extensive discussions, the parties concluded that an acquisition of Consilium by Applied Materials might be possible at a higher price. At this time, Applied Materials asked its outside legal counsel, Cooley Godward LLP, to prepare a due diligence request list.

     On August 6, 1998, as part of a special meeting of the Consilium Board of Directors, Mr. Hootnick briefed the Board on the discussions between management representatives of Applied Materials and Consilium. Outside counsel reviewed the Board's fiduciary duties in considering a strategic business combination. Consilium management discussed possible risks and benefits from a proposed business combination between Consilium and Applied Materials and reviewed questions and comments from the Board concerning such a combination. Management also outlined Consilium's strategy and direction as an independent company, and the Board discussed other alternatives. After consideration of these discussions, the Consilium Board of Directors authorized management to continue discussions with Applied Materials.

     For the remainder of August, Applied Materials and Consilium continued to discuss both price and non-price terms of a possible acquisition of Consilium by Applied Materials and Applied Materials continued its investigation of Consilium's business, primarily through review of publicly available information and discussions with senior management of Consilium. On August 24, 1998, as part of a special meeting of the Consilium Board of Directors, Mr. Hootnick briefed the Board on further discussions between Consilium and Applied Materials management regarding price and other terms of the proposed business combination, and management reviewed with the Board possible benefits and risks of such a combination. After considering these discussions, the Consilium Board of Directors concluded that management should pursue the discussions with Applied Materials. In late August 1998, Consilium requested that Applied Materials sign a more comprehensive nondisclosure agreement than the nondisclosure agreement previously signed on July 27, 1998 as a condition to conducting more extensive due diligence, and directed its outside legal counsel, Gray Cary Ware & Freidenrich LLP, to prepare such an agreement.

     On September 2, 1998, Mr. Kaufman made a presentation on the possible acquisition to the Acquisition Subcommittee of the Applied Materials Board of Directors.

     On September 3, 1998, at a special meeting of the Consilium Board of Directors, Consilium management and outside legal counsel briefed the Consilium Board of Directors on the terms of the proposed nondisclosure agreement (which included "standstill" provisions) and on the terms of a proposed "no-shop" agreement. Management and outside legal counsel reviewed with the Board the negotiations on price and non-price terms, and responded to questions and comments from the Board. The Board discussed the possible risks and benefits of the proposed business combination in light of other alternatives available to Consilium, concluded that discussions with Applied Materials should continue and authorized Consilium management to enter into the "no-shop" agreement and standstill agreement, subject to satisfactory conclusion of pending negotiations.

     On September 4, 1998, Dr. Somekh and Mr. Kaufman made a presentation on the possible acquisition to the full Board of Directors of Applied Materials, discussing, among other things, Consilium's market leadership position in the field of MES software, the strategic rationale and preliminary terms contemplated for the proposed transaction and potential benefits and risks of an acquisition. Following the presentation, the Board directed the Acquisition Subcommittee to track the progress of the ongoing negotiations and make sure the due diligence was completed.

     During early September 1998, Applied Materials and Consilium negotiated the terms of a Mutual Nondisclosure and Standstill Agreement and a "no-shop" agreement. The "no-shop" agreement provided, among other things, that for a period of fourteen days beginning on the date of the first "all hands" due diligence meeting involving representatives of Applied Materials and Consilium, Consilium would not solicit, engage in discussions or negotiations with, or provide information to, a third party (other than Applied Materials) regarding a possible acquisition of Consilium.

     On September 11, 1998, at a special meeting of the Consilium Board of Directors, management reported to the Consilium Board on negotiations between the parties concerning the terms of the transaction. Management and outside counsel reviewed the effect of such terms and responded to questions and comments from the Consilium Board of Directors.

     Applied Materials and Consilium signed the Mutual Nondisclosure and Standstill Agreement and the "no-shop" agreement on September 17, 1998. On September 23, 1998, representatives of Applied Materials and Consilium attended an "all hands" due diligence meeting at which representatives of Consilium discussed Consilium's business, current and proposed products, financial condition and results of operations.

     On September 24, 1998, Consilium engaged Broadview International LLC as its financial advisor to advise on the fairness of the exchange ratio to Consilium's stockholders from a financial point of view.

     In late September 1998, Applied Materials requested access to certain technical information (including source code) relating to Consilium's products. Between September 21, 1998 and September 25, 1998, Applied Materials and Consilium negotiated the terms of a nondisclosure agreement covering the disclosure of certain sensitive technical information to a limited number of representatives of Applied Materials. The parties signed that nondisclosure agreement on September 25, 1998.

     Also in late September 1998, Cooley Godward LLP transmitted a draft merger agreement and certain related draft agreements to Gray Cary Ware & Freidenrich LLP. Between September 25, 1998 and October 12, 1998, Applied Materials and Consilium and their outside legal counsel negotiated the terms of the merger agreement and related agreements. In addition, during that period, Applied Materials and its representatives continued their due diligence investigation of Consilium. On October 5, 1998, at a special meeting of the Consilium Board of Directors, representatives of management, Gray Cary Ware & Freidenrich LLP and Broadview International reviewed with the Board the proposed terms of the draft merger agreement and related agreements, including the conditions to the merger and the timing and payment of fees in connection with termination, and responded to questions and comments from the Board. On October 7, 1998, Consilium extended the term of the "no-shop" agreement from October 7, 1998 to the close of business on October 12, 1998.

     On October 8, 1998, at a special meeting of the Consilium Board of Directors, management and Gray Cary Ware & Freidenrich LLP reviewed the principal terms of the draft merger agreement and related agreements, as revised, as well as the resolution of certain outstanding issues and reviewed the strategic rationale for the merger, potential benefits and risks of the proposed transaction, and alternatives available to Consilium. Representatives of Broadview International reviewed with the Consilium Board of Directors their financial analyses related to the proposed business combination.

     On October 12, 1998, at a special meeting of the Consilium Board of Directors, management and Gray Cary Ware and Freidenrich LLP reported on the revised terms of the merger agreement and related agreements. Representatives of Broadview International reviewed their financial analyses with respect to the proposed merger and delivered an oral opinion (subsequently confirmed in writing) that the exchange ratio was fair to Consilium stockholders from a financial point of view. After consideration of these presentations, the Consilium Board of Directors unanimously approved the merger agreement and the merger, concluding that the merger was fair to, and in the best interests of, the Consilium stockholders.

     Also on October 12, 1998, the Board of Directors of Applied Materials, together with their legal counsel, financial advisors and independent accountants, held a special meeting to review the status of the transaction and the terms of the merger agreement and the merger. At the Applied Materials meeting, Applied Materials' legal counsel, financial advisors and management reviewed the merger agreement and the resolution of previously outstanding issues. The Acquisition Subcommittee reported that it had reviewed all aspects of the proposed acquisition and unanimously recommended approval to the Board. After discussion of the merger agreement and the merger with management and their financial advisors and legal counsel, the Applied Materials Board of Directors approved the merger.

     The definitive merger agreement and certain related agreements, including the Voting Agreements and the Affiliate Agreements were executed on October 12, 1998.

REASONS FOR MERGER

     The following discussion of the parties' reasons for the merger contains a number of forward-looking statements that reflect the current views of Applied Materials and/or Consilium with respect to future events that may have an effect on their future financial performance. These forward-looking statements include statements regarding the markets for Applied Materials', Consilium's and the combined company's products and services, their planned response to the demands of their markets, their product and sales strategies, and certain potential technological and operating synergies intended to be achieved by the merger. These forward-looking statements are subject to various risks and uncertainties that could cause actual results of Applied Materials, Consilium and the combined company to differ materially from those currently anticipated, including the ability of Applied Materials and Consilium to successfully integrate their operations and achieve expected synergies; the risk that customers may defer purchasing decisions following the announcement of the merger; the ability of Consilium to retain key employees following announcement of the merger; changes in business conditions and growth trends affecting Applied Materials' and Consilium's products and markets, the semiconductor and electronics industry and the economy in general; technological advancements and new product offerings by Applied Materials' and Consilium's competitors; Applied Materials' and Consilium's ability to successfully introduce new products and upgrades to existing products; and a variety of other competitive factors such as price reductions by Applied Materials, Consilium or their competitors. These and other factors that could cause actual results to differ materially are described under "Risk Factors" and elsewhere in this Proxy Statement/Prospectus.

CONSILIUM'S REASONS FOR THE MERGER

     The Consilium Board of Directors believes that increasing competition and industry consolidation is making it more difficult for Consilium to grow its business as a relatively small independent company competing with larger companies with substantially greater resources and broader, integrated product offerings. Consilium's management has considered the alternatives of either acquiring smaller companies that could extend its product and service offerings and enhance the distribution of its products and services, or merging with a larger company. In this industry environment, the Consilium Board of Directors identified several potential benefits for the Consilium stockholders and customers that it believes would result from the merger. These potential benefits include:

     - the financial strength of Applied Materials could enable the combined company to commit greater resources to both current and emerging product development efforts and to fund the future growth of the combined company's business;

     - the ability to leverage Applied Materials' customer base and sales force to increase sales of Consilium's products and services;

     - the opportunity for Consilium, as part of the combined company, to compete more effectively in an increasingly competitive and rapidly changing industry; and

     - the greater liquidity and diversification of risk offered to Consilium stockholders by an investment in Applied Materials instead of Consilium.

     In the course of its deliberations, the Consilium Board of Directors reviewed with Consilium's management a number of additional factors relevant to the merger, including, among others:

     - information concerning Applied Materials' and Consilium's respective businesses, prospects, financial performance and condition, operations, technology, product and service lines, management and competitive position;

     - current market conditions and historical market prices, volatility and trading information with respect to Applied Materials common stock and Consilium common stock;

     - the consideration that Consilium stockholders will receive in the merger and the fact that, at the time the parties signed the merger agreement, the market value of the Applied Materials common stock to be issued in exchange for the Consilium common stock represented a significant premium over the recent price range of the Consilium common stock;

     - the significantly greater liquidity of Applied Materials common stock as compared with Consilium common stock;

     - current industry and economic conditions, including the current slowdown and volatility in the semiconductor industry;

     - the implications for continued independent operation of Consilium in light of market and competitive conditions, including the potential for increased competition from Applied Materials or another company having significantly greater financial resources than Consilium that is seeking to enter the MES market;

     - Consilium's long-term and short-term capital needs to develop and improve the FAB300(TM) product, especially in light of Consilium's competitive and market position as described above;

     - Applied Materials' leadership position as a supplier in the semiconductor industry and the increased potential for successful marketing of Consilium's FAB300(TM) product as a part of the product portfolio of a large, established equipment manufacturer;

     - the complementary products and services, channels, partners, technology and critical skills of Applied Materials and Consilium;

     - the alternatives available to Consilium in light of the consideration proposed to be paid to stockholders pursuant to the merger agreement, including continuing to maintain Consilium as an independent company and not engaging in any extraordinary transaction;

     - the belief that the terms of the merger agreement are reasonable, including the provisions allowing Consilium to respond to certain unsolicited inquiries concerning an acquisition of Consilium, and the provisions that permit the Company to terminate the merger agreement upon payment to Applied Materials of a break-up fee under certain circumstances;

     - a comparison of selected recent acquisition and merger transactions in the industry;

     - the view of the Consilium Board of Directors, based in part upon the presentations of management and Broadview International LLC, regarding the likelihood of a superior offer arising;

     - the expected tax and accounting treatment of the merger;

     - the opinion of Broadview International LLC rendered at the October 12, 1998 meeting of the Consilium Board of Directors that, based upon and subject to the various assumptions and conditions set forth in the opinion, the exchange ratio was fair to holders of Consilium common stock from a financial point of view as of October 12, 1998;

     - the impact of the merger on Consilium's customers and employees; and

     - reports from management, financial advisors and legal advisors as to the results of their due diligence investigation of Applied Materials.

     The Consilium Board of Directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

     - the risk that the benefits sought to be achieved in the merger will not be achieved;

     - the fact that the maximum exchange ratio is 0.182 and that there is no guarantee as to the market value of the fraction of a share of Applied Materials common stock to be received for each share of Consilium common stock or that such market value will represent at closing a premium over the price range of Consilium common stock prior to the announcement of the merger agreement;

     - the loss of control over the future operations of Consilium following the merger;

     - the effect of the public announcement of the merger on Consilium's sales, customer relations and operating results and Consilium's ability to attract and retain key management, marketing and technical personnel;

     - the risk of market confusion and potential delay or reduction in orders for products and services; and

     - the other risks described above under "Risk Factors."

     The Consilium Board of Directors believed that certain of these risks were unlikely to occur or unlikely to have a material impact on the combined company, while others could be avoided or mitigated by Consilium or Applied Materials, and that, overall, the risks associated with the merger were outweighed by the potential benefits of the merger.

     The foregoing discussion of information and factors considered by the Consilium Board of Directors is not intended to be all-inclusive but is believed to include all material factors considered by the Consilium Board of Directors. In view of the wide variety of factors considered by the Consilium Board of Directors, the Consilium Board of Directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, the Consilium Board of Directors unanimously agreed that the merger agreement and the consummation of the merger were fair to, and in the best interests of, Consilium and its stockholders and that Consilium should proceed with the merger.

APPLIED MATERIALS' REASONS FOR THE MERGER

     The Applied Materials Board of Directors has determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, Applied Materials and its stockholders. In reaching its determination, the Applied Materials Board of Directors consulted with Applied Materials' management, as well as its legal counsel, financial advisors and independent accountants, and gave significant consideration to a number of factors bearing on its decision. The following are among the reasons the Applied Materials Board of Directors believes the merger will be beneficial to Applied Materials and its stockholders:

     - Applied Materials seeks to grow both internally and through the acquisition of complementary businesses;

     - Consilium is established as a leader in providing semiconductor and electronics manufacturers a way to optimize fab performance, and an acquisition of Consilium would further Applied Materials' continued commitment to customers to improve overall equipment effectiveness and total productivity and will serve Applied Materials' primary business objective of providing Total Solutions(TM) to its customers; and

     - Applied Materials believes there is a significant potential enhancement of the strategic and market position of the combined entity beyond that achievable by Applied Materials alone.

     In addition to the reasons set forth above, in the course of its deliberations concerning the merger, the Applied Materials Board of Directors consulted with Applied Materials' management, financial advisors, legal counsel and independent accountants and reviewed a number of other factors relevant to the merger, including:

     - information concerning the business, assets, operations, properties, management, financial condition, operating results, competitive position and prospects of Applied Materials and Consilium;

     - the expected tax and accounting treatment of the merger; and

     - reports from legal counsel on specific terms of the merger agreement and the voting agreements executed by certain directors, officers and other stockholders of Consilium.

     The Applied Materials Board of Directors also considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - the possibility of management disruption associated with the merger and the risk that key technical and management personnel of Consilium might not continue with Consilium;

     - the possibility that the merger might adversely affect Consilium's relationship with certain of its customers; and

     - the risk that the potential benefits of the merger might not be realized.

     The Applied Materials Board of Directors concluded, however, that the benefits of the transaction to Applied Materials and its stockholders outweighed the risks associated with the foregoing factors.

     The foregoing discussion of the information and factors considered by the Applied Materials Board of Directors is not intended to be all-inclusive, but is believed to include all material factors considered by the Applied Materials Board of Directors. In view of the wide variety of factors considered by the Applied Materials Board of Directors, the Applied Materials Board of Directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors it considered. However, after taking into account all of the factors set forth above, the Applied Materials Board of Directors agreed that the merger agreement and the consummation of the merger were fair to, and in the best interests of, Applied Materials and its stockholders and that Applied Materials should proceed with the merger.

RECOMMENDATION OF THE CONSILIUM BOARD

     THE CONSILIUM BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND APPROVED THE MERGER, AND RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE MERGER BY THE STOCKHOLDERS OF CONSILIUM.

OPINION OF CONSILIUM'S FINANCIAL ADVISOR

     Consilium engaged Broadview International LLC ("Broadview") to act as its financial advisor and requested that Broadview render an opinion regarding the fairness, from a financial point of view, to Consilium's stockholders of the exchange ratio. At the meeting of the Consilium Board of Directors on Monday, October 12, 1998, Broadview rendered its written opinion (the "Broadview Opinion") that, as of October 12, 1998, based upon and subject to the various factors and assumptions set forth in the Broadview Opinion, the exchange ratio was fair, from a financial point of view, to the Consilium stockholders. The exchange ratio was determined pursuant to negotiations between Consilium and Applied Materials and not pursuant to recommendations of Broadview.

     The text of the Broadview Opinion, which sets forth assumptions made, matters considered, and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus. The summary of the Broadview Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In rendering its opinion, Broadview, among other actions: (i) reviewed the terms of the merger agreement and the associated schedules thereto in the form of the draft dated October 8, 1998 furnished to Broadview by Cooley Godward LLP on October 9, 1998, which draft contained no material differences from the definitive merger agreement; (ii) reviewed Consilium's Form 10-K for its fiscal years ended October 31, 1996 and 1997, including the audited financial statements included therein, and Consilium's Form 10-Q for the three and nine months ended July 31, 1998, including the unaudited financial statements included therein; (iii) reviewed quarterly financial projections for Consilium for its fiscal years ending October 31, 1998, 1999 and 2000 prepared and provided to Broadview by Consilium management; (iv) participated in discussions with Consilium management concerning the operations, business strategy, financial performance and prospects for Consilium; (v) discussed with Consilium management its view of the strategic rationale for the merger; (vi) reviewed the reported closing prices and trading activity for Consilium common stock; (vii) compared certain aspects of the financial performance of Consilium with public companies Broadview deemed comparable; (viii) analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the merger; (ix) reviewed Applied Materials' annual report and Form 10-K for its fiscal years ended October 27, 1996 and October 26, 1997, including the audited financial statements included therein, and Applied Materials' Form 10-Q for the three and nine months ended July 26, 1998, including the unaudited financial statements included therein; (x) participated in discussions with Applied Materials management concerning the operations, business strategy, financial performance and prospects for Applied Materials; (xi) discussed with Applied Materials' management its view of the strategic rationale for the merger; (xii) reviewed the reported closing prices and trading activity for Applied Materials common stock; (xiii) compared certain aspects of the financial performance of Applied Materials with public companies Broadview deemed comparable; (xiv) considered the total number of shares of Applied Materials common stock outstanding and the average weekly trading volume of Applied Materials common stock; (xv) reviewed recent equity analyst reports covering Consilium and Applied Materials; (xvi) analyzed the anticipated effect of the merger on the future financial performance of the consolidated entity; and (xvii) conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of this opinion.

     In rendering the Broadview Opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the merger agreement) that was publicly available or furnished by Consilium, Applied Materials, or Applied Materials' financial advisor. Broadview assumed that those projections prepared and provided by Consilium were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Consilium as to the future performance of Consilium. Broadview did not make or obtain an independent appraisal or valuation of any of Consilium's assets. With regard to any analyses relating to valuations of comparable public companies, the share prices used were for the close of trading on October 9, 1998, the last trading day before the Consilium board of directors met to give final consideration to the proposed merger. Broadview also assumed that the transactions described in the merger agreement would be consummated on the terms set forth in the merger agreement.

     The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in conjunction with rendering the Broadview Opinion regarding the proposed merger.

PUBLIC COMPANY COMPARABLES ANALYSIS

     Total Market Capitalization/Revenue ("TMC/R") and Price/Earnings ("P/E") multiples indicate the value public markets place on companies in a particular market segment. A handful of companies are comparable to Consilium based on business model and products offered. Broadview reviewed seven public company comparables in the industrial automation software industry from a financial point of view including each company's: Trailing Twelve Month ("TTM") Revenue; TTM Revenue Growth; Projected Calendar Year 1999 Revenue ("Forward 1999 Revenue"); TTM Pretax Margin; Equity Market Capitalization; TTM P/E ratio; Price/Projected Calendar Year 1999 EPS ratio ("Forward 1999 P/E"); TTM TMC/R ratio; TMC/Last Quarter Annualized Revenue ("LQA TMC/R"); and TMC/Forward Calendar Year 1999 Revenue ratio ("Forward 1999 TMC/R") ratio. The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded Information Technology ("IT") companies maintained by Broadview and broken down by industry segment. In order of descending TTM TMC/R, the public company comparables consist of: (i) Datastream Systems, Inc.;
(ii) USDATA Corp.; (iii) Aspen Technology, Inc.; (iv) Project Software and Development, Inc.; (v) Promis Systems Corp.; (vi) Indus International, Inc.; and
(vii) Gensym Corp. The comparables have a TTM P/E ratio range of 7.0 to 20.3 with a median of 8.1; Forward 1999 P/E ratio range of 5.2 to 14.1 with a median of 7.5; TTM TMC/R ratio range of 0.0 to 3.2 with a median of 0.7; LQA TMC/R ratio range of 0.0 to 2.8 with a median of 0.6; Forward 1999 TMC/R ratio range of 0.0 to 2.1 with a median of 0.5.

     The per share valuation range implied by the TTM P/E multiples is not meaningful due to an aggregate net operating loss suffered by the Semiconductor and Electronics Division of Consilium for the period included in the calculation of TTM Net Income. The per share valuation range implied by the Forward 1999 P/E multiples is $1.62 to $4.39 with a median implied value of $2.33. The per share valuation range implied by the TTM TMC/R multiples is $0.44 to $10.16 with a median implied value of $2.57. The per share valuation range implied by the LQA TMC/R multiples is $0.44 to $8.76 with a median implied value of $2.29. The per share valuation range implied by the Forward 1999 TMC/R multiples is $0.45 to $7.39 with a median implied value of $2.14.

TRANSACTION COMPARABLES ANALYSIS

     Valuation statistics from transaction comparables indicate the Adjusted Price/Revenue ("P/R") multiple acquirers have paid for comparable companies in a particular market segment. Broadview reviewed 12 comparable merger and acquisition ("M&A") transactions from January 1, 1996 through October 9, 1998 involving sellers in the industrial automation software industry. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. In order of descending P/R multiple, the transactions used are the acquisition of: (i) Innovative Tech Systems, Inc. by Peregrine Systems, Inc.; (ii) TSW International, Inc. by Indus Group, Inc.; (iii) Wonderware Corp. by Siebe Plc; (iv) Hyprotech, Ltd. by AEA Technology Plc; (v) Simulation Sciences, Inc. by Siebe Plc; (vi) SQL Systems Group BV by Datastream Systems, Inc.; (vii) Maintenance Automation Corp. by Project Software and Development, Inc.; (viii) Process Industries Modeling System Business of Bechtel Group, Inc. by Aspen Technology, Inc.; (ix) Dynamic Matrix Control Corp. by Aspen Technology, Inc.; (x) Insta Instandhaltung Technischer Anlagen GmbH by Datastream Systems, Inc.; (xi) Revere, Inc. by Walker Interactive Systems, Inc.; and (xii) Cegelec-Setpoint, Inc. (subsidiary of Alcatel Alsthom) by Aspen Technology, Inc. The P/R multiples of the 12 transactions range from 0.6 to 5.5 with a median of 2.2.

     The per share valuation range implied by the P/R multiples is $2.26 to $17.12 with a median implied value of $7.00.

TRANSACTION PREMIUMS PAID ANALYSIS

     Premiums paid in comparable public seller transactions indicate the amount of consideration acquirers are willing to pay above the seller's equity market capitalization. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's stock price immediately prior to announcement (closing price as quoted on the appropriate exchange the trading day prior to announcement). The seller's equity market capitalization is measured one trading day prior and twenty trading days prior to announcement. Broadview reviewed 27 comparable M&A transactions involving North American software vendors from January 1, 1996 through October 9, 1998 with total consideration between $10 million and $100 million. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. In order of descending premium paid to seller's equity market capitalization 20 trading days prior to the date of announcement, the software transactions used were the acquisition of: (i) Softdesk, Inc. by Autodesk, Inc.; (ii) EveryWare Development, Inc. by Pervasive Software, Inc.;
(iii) High Level Design Systems, Inc. by Cadence Design Systems, Inc.; (iv) Accugraph Corp. by Architel Systems Corp.; (v) CUSA Technologies by Fiserv, Inc.; (vi) National Health Enhancement Systems, Inc. by HBO & Company; (vii) Interactive Group by Dataworks Corp.; (viii) TGV Software, Inc. by Cisco Systems, Inc.; (ix) Software Publishing Corp. by Allegro New Media, Inc.; (x) Open Environment Corp. by Borland International, Inc.; (xi) Datalogix International, Inc. by Oracle Corp.; (xii) Kurzweil Applied Intelligence, Inc. by Lernout & Hauspie Speech Product NV; (xiii) Maxis, Inc. by Electronic Arts, Inc.; (xiv) Learmonth & Burchett Management Systems, Inc. by PLATINUM technology, inc.; (xv) Medicus Systems by QuadraMed Corp.; (xvi) Milkyway Networks Corp. by SLM Software, Inc.; (xvii) TeleBackup Systems, Inc. by VERITAS Software Corp.; (xviii) Innovative Tech Systems, Inc. by Peregrine Systems, Inc.; (xix) Andyne Computing Ltd. by Hummingbird Communications Ltd.; (xx) IQ Software Corp. by Information Advantage Software, Inc.; (xxi) Versatility, Inc. by Oracle Corp.; (xxii) Orcad, Inc. by Summit Design, Inc.; (xxiii) Compurad, Inc. by Lumisys, Inc.; (xxiv) Fulcrum Technologies, Inc. by PC DOCS Group International, Inc.; (xxv) FTP Software, Inc. by NetManage, Inc.; (xxvi) Firefox Communications, Inc. by FTP Software, Inc.; and (xxvii) Cayenne Software, Inc. by Sterling Software, Inc. Based upon Broadview's analysis of premiums paid in comparable software transactions, Broadview found that premiums or (discounts) paid to the sellers' equity market capitalizations 20 trading days prior to the announce date ranged from (53.9%) to 172.7% with a median of 37.0%. The premiums or (discounts) paid to the sellers' equity market capitalization one day prior to the announce date ranged from (14.4%) to 99.9% with a median of 27.0%.

     The per share valuation range implied by the premiums paid to the share price 20 days prior to announcement is $0.81 to $4.77 with a median implied value of $2.40. The per share valuation range implied by the premiums paid to the share price one day prior to announcement is $1.50 to $3.50 with a median implied value of $2.22.

PRESENT VALUE OF PROJECTED SHARE PRICE ANALYSIS

     Broadview calculated the present value of the potential future price of shares of Consilium common stock on a standalone basis using management projections for the twelve month period ending January 31, 2000 discounted to today at discount rates from 10.0% to 25.0%. The potential future share price is calculated based on earnings estimates (as projected by Consilium management) for the 12 months ending January 31, 2000 and assumes TTM P/E multiples of between 6.0x and 11.0x, in line with comparable public company multiples for Consilium. Based on this analysis, the per share valuation range implied by the present value of the future share prices is $1.10 to $2.73. The implied share price calculated using the median P/E for the public company comparables and discounted based on CAPM and the median capital-structure adjusted beta for the public company comparables equals $1.85.

EXCHANGE RATIO ANALYSIS

     Broadview considered the relative value public equity markets have placed on Consilium and Applied Materials common stock from October 3, 1997 through October 9, 1998. For comparative purposes, the implied historical exchange ratio was examined in contrast to the exchange ratio defined in the merger agreement. Based on this analysis the historical exchange ratio has ranged from
0.0508 to 0.1276 during the 12 months ending October 9, 1998. The average historical exchange ratio over this period has been 0.0856.

     Based on Applied Materials' stock price of $23.625 on October 9, 1998, the per share valuation range implied by the historical exchange ratio analysis is $1.20 to $3.01 with an average implied value of $2.02.

STOCK PERFORMANCE ANALYSIS

     For comparative purposes, Broadview examined the trading history of: (i) Consilium Common Stock from October 3, 1997 through October 9, 1998; and (ii) an index of the public company comparables vs. Consilium and the S&P 500 from October 3, 1997 through October 9, 1998.

EVALUATION OF APPLIED MATERIALS EQUITY

     Broadview compared selected valuation multiples for public companies deemed comparable to Applied Materials based upon revenue size and product offering, with the multiples implied by Applied Materials' October 9, 1998 share price of $23.625, and its current and projected performance. Broadview reviewed four public companies in the front-end semiconductor manufacturing equipment markets with TTM Revenues greater than $500 million from a financial point of view. In order of descending TTM TMC/R, the public company comparables consist of: (i) KLA-Tencor Corp.; (ii) Novellus Systems, Inc.; (iii) LAM Research Corp.; and
(iv) Silicon Valley Group, Inc.

STOCK PERFORMANCE ANALYSIS

     For comparative purposes, Broadview examined the trading history of: (i) Applied Materials common stock from October 3, 1997 through October 9, 1998; and
(ii) an index of the public company comparables vs. Applied Materials and the S&P 500 from October 3, 1997 through October 9, 1998.

PRO FORMA COMBINATION ANALYSES

     A pro forma merger analysis calculates the EPS accretion/dilution of the pro forma combined entity taking into consideration various financial effects which will result from a consummation of the merger. This analysis relies upon certain financial and operating assumptions provided by equity research analysts, publicly available data about Applied Materials, and management's projections for Consilium. Broadview examined a pooling scenario under the assumptions given to Broadview by Consilium and Applied Materials management. Based on analyst estimates for Applied Materials and management projections for Consilium, the pro forma pooling model indicates EPS accretion, excluding acquisition expenses, for the fiscal year ending October 31, 1999 of 1.1%.

CONSIDERATION OF THE DISCOUNTED CASH FLOW VALUATION METHODOLOGY

     While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for Consilium, Broadview considered a discounted cash flow analysis inappropriate for valuing Consilium.

SUMMARY OF VALUATION ANALYSES

     Taken together, the information and analyses employed by Broadview lead to Broadview's overall opinion that the exchange ratio is fair from a financial point of view, to Consilium stockholders.

     The Consilium Board of Directors selected Broadview as its financial advisor on the basis of Broadview's reputation and experience in the information technology sector and the computer software industry in particular. Pursuant to the terms of an engagement letter between Consilium and Broadview, the fees payable by Consilium to Broadview upon delivery of the opinion are fixed. Broadview will be reimbursed by Consilium for certain of its expenses incurred in connection with its engagement. The terms of the fee arrangement with

Broadview, which Consilium and Broadview believe are customary in transactions of this nature, were negotiated at arms' length between Consilium and Broadview, and the Consilium Board of Directors was aware of the nature of the fee arrangement. Consilium has agreed to indemnify Broadview and its affiliates, their respective members, directors, officers, agents, employees and legal representatives, and each person controlling Broadview or its affiliates, against certain liabilities and expenses, including liabilities under the federal securities laws arising out of or in connection with Broadview's engagement by Consilium.

     The above summary of the presentations by Broadview to the Consilium Board of Directors does not purport to be a complete description of such presentations or of all the advice rendered by Broadview. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in Broadview's presentations to the Consilium Board of Directors and in the Broadview Opinion. The Broadview Opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the Broadview Opinion. The Broadview Opinion expresses no opinion as to the price at which Applied Materials common stock will trade at any time. In performing its analyses, Broadview made numerous assumptions with respect to software industry performance, semiconductor manufacturing equipment industry performance and general economic conditions, many of which are beyond the control of Consilium or Applied Materials. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

OFFICERS AND DIRECTORS OF CONSILIUM

     Certain members of Consilium's management and Board of Directors may be deemed to have certain interests in the merger that are in addition to their interests as stockholders of Consilium generally. The Consilium Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

INDEMNIFICATION AND INSURANCE

     Pursuant to the merger agreement, all rights to indemnification existing in favor of those persons who are directors and officers of Consilium as of the date of the merger agreement (the "Indemnified Persons") for acts and omissions occurring prior to the effective time of the merger, as provided in Consilium's Bylaws (as in effect as of the date of the merger agreement) and as provided in the indemnification agreements between Consilium and said Indemnified Persons (as in effect as of the date of the merger agreement), shall survive the merger and shall be observed by Consilium following the effective time of the merger (the "Surviving Corporation") to the fullest extent available under DGCL for a period of five years from the effective time of the merger. The merger agreement also provides that from the effective time of the merger until the fifth anniversary of the effective time of the merger, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the effective time of the merger, the existing policy of directors' and officers' liability insurance maintained by Consilium as of the date of the merger agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of $168,750. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds $168,750, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $168,750. According the merger agreement, if the Surviving Corporation does not have sufficient capital to comply with its obligations described in this paragraph, Applied Materials shall provide the Surviving Corporation with such capital. See "The Merger Agreement -- Indemnification and Insurance."

CHANGE OF CONTROL AGREEMENTS; STOCK OPTION ACCELERATION

     In December 1996, Consilium's Compensation Committee of the Board of Directors approved and ratified, a form of change of control agreement for use with officers of Consilium. On December 11, 1996, Consilium entered into Change of Control Agreements (as such term is defined in the merger agreement) with the following persons: Jonathan Golovin (its Chairman of the Board and Chief Technical Officer), Laurence Hootnick (its President and Chief Executive Officer), Michael Field (its Senior Vice President and Chief Administrative Officer), Clifton Wong (its Vice President, Finance and Chief Financial Officer) and Frank Kaplan (its Senior Vice President, SW Development and Quality Assurance). On June 16, 1997, Consilium entered into a Change of Control Agreement with Richard Danielson (its Vice President, Marketing). It is contemplated that Mr. Golovin will enter into a Resignation Agreement and General Release of Claims, pursuant to which in exchange for certain benefits described below, Mr. Golovin will waive all of his rights to severance payments (but not his rights with respect to the acceleration of the vesting of his stock options) under his Change of Control Agreement. See "-- Resignation Agreement and General Release of Claims -- Jonathan Golovin." Mr. Golovin is entitled (under the portion of his Change of Control Agreement not waived by Mr. Golovin) to receive a credit of 24 months service for purposes of determining the vesting and exercisability of stock options held by him immediately prior to the consummation of a Change of Control.

     The Change of Control Agreement with Mr. Hootnick provides that (i) in the event of any Involuntary Termination (as such term is defined in the Change Of Control Agreements) of Mr. Hootnick's employment with Consilium within 12 months after a Change of Control (as such term is defined in the Change of Control Agreements) of Consilium, Mr. Hootnick is entitled to receive (A) severance pay equal to 200% of his annual base salary at the time of termination, (B) the full amount of the annual bonus at the "on-target" level for the fiscal year in which the Involuntary Termination occurs and (C) up to 12 months COBRA reimbursement, and (ii) in the event of a Change of Control of Consilium, Mr. Hootnick is entitled to receive a credit of 24 months continuous service for purposes of determining the vesting and exercisability of stock options held by him immediately prior to the Change of Control. Messrs. Field, Wong, Kaplan and Danielson's Change of Control Agreements are similar to the Change of Control Agreements entered into by Mr. Hootnick, except that (i) in the event of Involuntary Termination within 12 months of a Change of Control, Messrs. Field, Wong, Kaplan and Danielson are entitled to receive (A) severance pay equal to 100% of their respective annual base salary, (B) the annual bonus at the "on-target level" for the year in which the Involuntary Termination occurs, and
(C) up to 12 months COBRA reimbursement, and (ii) in the event of a Change of Control, Messrs. Field, Wong, Kaplan and Danielson are entitled to receive credit of 12 months service for purposes of determining the vesting and exercisability of their respective stock options. The merger would constitute a Change of Control for purposes of the Change of Control Agreements.

     All stock options outstanding under Consilium's 1990 Outside Directors' Stock Option Plan contain terms that provide that vesting of all such options will accelerate immediately prior to a change of control of Consilium. The merger constitutes such a change of control.

     Assuming that the merger was consummated on October 12, 1998, the following table shows the number of unvested options that would have been held by each of Messrs. Golovin, Hootnick, Field, Wong, Kaplan and Danielson and each director of Consilium immediately prior to the consummation of the merger, which will become fully vested as a result of the consummation of the merger:

                           UNVESTED OPTIONS WHICH WILL BECOME FULLY VESTED
         NAME               AS A RESULT OF THE CONSUMMATION OF THE MERGER
         ----              -----------------------------------------------
Jonathan Golovin.......                         29,166
Laurence Hootnick......                        235,916
Michael Field..........                         54,166
Clifton Wong...........                         46,041
Frank Kaplan...........                         76,666
Richard Danielson......                         26,041
Robert Horne...........                         22,500
Robert Fink............                         16,250
Thomas Tomasetti.......                         16,250
Frederick O'Such.......                          8,750

RESIGNATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

     Applied Materials has required Jonathan J. Golovin to enter into a Resignation Agreement between Golovin, Consilium and Applied Materials (the "Resignation Agreement"). The Resignation Agreement shall become effective as of the closing of the Merger. The Resignation Agreement provides that (i) Golovin shall resign as a director of Consilium and member of the Board and as Chairman of the Board as of the closing of the merger, Consilium may change or remove any of Golovin's titles at any time and Golovin shall resign from his employment and as an officer of Consilium as of January 31, 2000 (the "Resignation Date"); (ii) until the Resignation Date, (A) Golovin will continue to perform services for Consilium and will be obligated to provide no more than approximately 30 working hours for Consilium per month, (B) Golovin will not be eligible to participate in any of Consilium's bonus programs (except that Consilium agrees to pay him any bonus of up to $85,000 he would otherwise have received for his work for Consilium during fiscal year 1998) and (C) Golovin will not be eligible to participate in any of Consilium's employee benefit plans or programs once he begins working less than 120 hours per month; (iii) until the Resignation Date, Consilium will provide Golovin with the following salary and benefits: (A) $250,000 per year, (this benefit is also payable to his heirs in the event of his death or disability), (B) COBRA continued medical, dental and vision insurance coverage at Consilium's expense (this benefit is also payable to his heirs in the event of his death or disability), (C) current voicemail box, existing email account and reimbursement for expenses reasonably incurred by him in his activities undertaken at Consilium's request, (D) secretarial support and use of an office, (E) personal computer, (F) all right, title and ownership in and to the company car previously provided for his use, (G) continued reimbursement for regular monthly lease payments (each in an amount no greater than $1,056.69) for Golovin's current vehicle (including lease payments made in February, March and April 2000 after the Resignation Date), (H) continued reimbursement for state license fees for Golovin's current vehicle and (I) continued reimbursement for vehicle insurance coverage for Golovin's current vehicle at a cost not greater than the premium for such coverage paid by Consilium in 1998 for Golovin; (iv) ten days prior to the merger, but conditioned on the consummation of the merger, Mr. Golovin will receive a credit of 24 months service for purposes of determining the vesting and exercisability of stock options held by him immediately prior to the consummation of the merger, such credit being identical with the original terms of his Change of Control Agreement; (v) Golovin's employment may be terminated by Consilium before the Resignation Date, in the event of any of the following: (A) theft, dishonesty, misconduct or intentional falsification of any employment or Consilium records by Golovin, (B) intentional and improper use or disclosure of the Company's confidential or proprietary information by Golovin, or (C) Golovin's failure or inability to perform any duties reasonably requested by Consilium, or any breach of the Resignation Agreement, provided that Golovin has been given written notice of, and a reasonable opportunity to cure, such failure or inability or breach; and (vi) Golovin releases and absolutely discharges Consilium and Applied Materials and related parties from any and all claims, actions and causes of action, which Golovin now has, or at any time had, or shall or may have against released parties.

     Mr. Golovin is permitted to provide services (including membership on the Board of Directors) to Vigilance, Inc. without any effect on the benefits provided pursuant to the Resignation Agreement.

OFFICERS AND DIRECTORS OF APPLIED MATERIALS

     No officer or director of Applied Materials has any interest in the merger that is in addition to his or her interest as a stockholder of Applied Materials generally.

VOTING AGREEMENTS

     Pursuant to the Voting Agreements, Centennial Associates, L.P. and all of Consilium's directors and executive officers, who own in the aggregate issued and outstanding shares of Consilium common stock representing approximately 40.97% of the shares of Consilium common stock issued and outstanding as of the Record Date, have agreed that, prior to the earlier of the effective time of the merger or the termination of the merger agreement, they will vote their shares of Consilium common stock in favor of: (i) the merger; (ii) the adoption and approval of the terms of the merger agreement; and (iii) each of the other actions contemplated by the merger agreement. Each of the stockholders who entered into a Voting Agreement has also delivered to Applied Materials irrevocable proxies with respect to the matters covered by the Voting Agreements. In addition, each of the stockholders who entered into a Voting Agreement has agreed that prior to the earlier of the effective time of the merger or termination of the merger agreement, they will not transfer any Consilium securities owned by such stockholder unless and until the proposed transferee of such securities has (i) executed a counterpart of the Voting Agreement and the corresponding irrevocable proxy and (ii) agreed to hold such securities subject to all of the terms and conditions of the Voting Agreement.

     Each of the stockholders who entered into a Voting Agreement has also agreed that, during the period commencing on the date of the Voting Agreement and ending on the earlier of the effective time of the merger or the termination of the merger agreement, such stockholder will not, in his capacity as a stockholder and not in his capacity as a director or officer of Consilium, directly or indirectly, and will not authorize any of such stockholder's representatives to: (i) solicit, initiate or encourage the making, submission or announcement of an Acquisition Proposal (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any nonpublic information regarding Consilium or any direct or indirect subsidiary of Consilium to any person in connection or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any person with respect to an Acquisition Proposal. All Consilium directors have also agreed to cease any existing discussions with any person that relate to an Acquisition Proposal.

     The merger agreement defines (i) Acquisition Proposal as any offer, proposal or inquiry (other than an offer or proposal by Applied Materials) contemplating or otherwise relating to any Acquisition Transaction, and (ii) "Acquisition Transaction" as any transaction or series of transactions involving: (A) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (1) in which Consilium or any of its subsidiaries is a constituent company, (2) in which a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires Consilium or more than 40% of Consilium's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 40% of the outstanding securities of any class of voting securities of Consilium or any of its subsidiaries, or (3) in which Consilium or any of its subsidiaries issues securities representing more than 40% of the outstanding securities of any class of voting securities of Consilium; (B) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 40% of the assets of Consilium; or (C) any liquidation or dissolution of Consilium.

AFFILIATE AGREEMENTS

     It is a condition to consummation of the merger that each person who could reasonably be determined to be an "affiliate" (as such term is defined in Rule 145 promulgated under the Securities Act) of Consilium ("Affiliate") execute an agreement that prohibits, during the period from the date 30 days prior to the date of consummation of the merger through the date on which financial results covering at least 30 days of post-merger combined operations of Applied Materials and Consilium have been published by Applied Materials (within the meaning of the applicable pooling of interests accounting requirements): (i) the sale, transfer or other disposition or reduction of such Affiliate's interest in or risk relating to (A) any capital stock of Consilium, except pursuant to and upon consummation of the merger, or (B) any option or other right to purchase any shares of capital stock of Consilium, except pursuant to and upon consummation of the merger; and (ii) the sale, transfer or other disposition or reduction of such Affiliate's interest in or risk relating to (A) any shares of capital stock of Applied Materials or (B) any option or other right to purchase any shares of capital stock of Applied Materials.

NONCOMPETITION AGREEMENTS

     Jonathan J. Golovin and Laurence R. Hootnick (the "Noncompete Employees"), each have entered into a Noncompetition Agreement with Applied Materials (a "Noncompetition Agreement"). The Noncompetition Agreements contain provisions restricting such Noncompete Employees, for two years following the effective time of the merger, from:

     - subject to certain exceptions, engaging in, or being an officer, director, stockholder, owner, partner, employee, manager, agent, advisor or consultant of or to, or participate in the ownership, management, operation, control or financing of, any entity that engages in:

        - any business or activity involving (directly or indirectly) the (A) design, development, manufacture, marketing or distribution (whether by sale or license or otherwise) of manufacturing executions systems software or other software or products that track, correlate data with respect to and/or automate manufacturing operations in the semiconductor and flat panel display industries, (B) provision or performance of automated factory systems and software integration services in the semiconductor and flat panel display industries; or
          (C) provision or performance of services (including training, technical support or maintenance services) related to any of the products referred to in this paragraph;

        - any other business or activity that is competitive with the business or activities engaged in or proposed to be engaged in by Consilium or any of its direct or indirect subsidiaries as of the effective date of the merger in the semiconductor or flat panel display industries; or

        - any business or activity that is competitive with the business or activities of Applied Materials, Consilium, any of Consilium's direct or indirect subsidiaries or any of Applied Materials' other direct or indirect subsidiaries at any time after the effective date of the merger during which the Noncompete Employee is an employee of, or consultant or advisor to, Applied Materials, Consilium or any of Applied Materials' other direct or indirect subsidiaries;

     - subject to certain exceptions, hiring certain specified employees or recruiting, encouraging, inducing, attempting to induce, soliciting or attempting to solicit any specified employee to leave his or her employment with Applied Materials, Consilium, any of Consilium's direct or indirect subsidiaries or any of Applied Materials' other direct or indirect subsidiaries; and

     - using any trade secret of Applied Materials, Consilium, any of Consilium's direct or indirect subsidiaries or any of Applied Materials' other direct or indirect subsidiaries, or any other improper means, to interfere or attempt to interfere with the relationship or prospective relationship of Consilium, any of Consilium's direct or indirect subsidiaries, Applied Materials or any of Applied Materials' direct or indirect subsidiaries, with any person or entity that is, was or is expected to become a customer or client of Consilium, any of Consilium's direct or indirect subsidiaries, Applied Materials or any of Applied Materials' direct or indirect subsidiaries.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations of the merger that are generally applicable to holders of Consilium common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Applied Materials, Consilium or Consilium stockholders as described herein.

     Consilium stockholders should be aware that this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular Consilium stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as a hedge or as part of a hedging, straddle or other risk reduction strategy. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions are in connection with the merger).

     CONSILIUM STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Neither Applied Materials nor Consilium has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the U.S. federal income tax consequences of the merger. Gray Cary Ware & Freidenrich LLP ("Gray Cary"), counsel to Consilium, and Cooley Godward LLP ("Cooley Godward"), counsel to Applied Materials, have each rendered an opinion (collectively, the "Tax Opinions") that the merger will constitute a reorganization under Section 368(a) of the Code (a "Reorganization"). As a condition to the consummation of the merger, such counsel must also render tax opinions at the closing of the merger that the merger will constitute a Reorganization (the "Closing Opinions").

     The Tax Opinions and the Closing Opinions, assume and are conditioned upon
(i) the truth and accuracy of the statements, covenants, representations and warranties contained in the merger agreement, in the representations received from Applied Materials, Merger Sub and Consilium to support the Tax Opinions and the Closing Opinions (the "Tax Representations") and in all other instruments and documents related to the formation, organization and operation of Applied Materials, Merger Sub and Consilium examined by and relied upon by Cooley Godward and Gray Cary in connection with the merger; (ii) that original documents submitted to such counsel are authentic, documents submitted to such counsel as copies conform to the original documents, and that all such documents have been (or will be by the effective time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (iii) that all covenants contained in the merger agreement and the Tax Representations are performed without waiver or breach of any material provision thereof; and (iv) that any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

     Subject to the limitations and qualifications referred to herein and in the Tax Opinions and Closing Opinions, and assuming the merger is treated as a Reorganization in accordance with the Tax Opinions and the Closing Opinions, the following U.S. federal income tax consequences will result:

     - no gain or loss will be recognized by the holders of Consilium common stock upon the receipt of Applied Materials common stock solely in exchange for such Consilium common stock in the merger (except in respect of cash received in lieu of fractional shares of Applied Materials common stock, as discussed below);

     - the aggregate tax basis of the Applied Materials common stock so received by Consilium stockholders in the merger (including any fractional share of Applied Materials common stock deemed to be received as discussed below) will be the same as the aggregate tax basis of Consilium common stock surrendered in exchange therefor;

     - the holding period of the Applied Materials common stock so received by each Consilium stockholder in the merger will include the period for which the Consilium common stock surrendered in exchange therefor was considered to be held, provided that the Consilium common stock so surrendered is held as a capital asset at the effective time of the merger;

     - cash payments received by holders of Consilium common stock in lieu of a fractional share will be treated as if such fractional share of Applied Materials common stock had been issued in the merger and then redeemed by Applied Materials. A Consilium stockholder receiving such cash will generally recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. The gain or loss should be capital gain or loss provided that such share of Consilium common stock was held as a capital asset at the effective time of the merger; and

     - neither Applied Materials nor Consilium will recognize a gain solely as a result of the merger.

     Irrespective of the Reorganization status of the merger, a recipient of shares of Applied Materials common stock would recognize income or gain to the extent such shares were considered to be received in exchange for services or property other than solely Consilium common stock. Gain would also be recognized to the extent a Consilium stockholder was treated as receiving (directly or indirectly) consideration other than Applied Materials common stock in exchange for such stockholder's Consilium common stock.

     A successful IRS challenge to the Reorganization status of the merger would result in significant adverse tax consequences to the Consilium stockholders. A Consilium stockholder would recognize gain or loss with respect to each share of Consilium common stock surrendered equal to the difference between the stockholder's basis in such share and the sum of the fair market value, as of the effective time of the merger, of the Applied Materials common stock received in exchange therefor and cash received in lieu of fractional shares of the Applied Materials common stock. In such event, a stockholder's aggregate basis in the Applied Materials common stock so received would equal its fair market value as of the effective time, and the stockholder's holding period for such stock would begin the day after the closing date of the merger.

     Consilium stockholders will be required to attach a statement to their federal income tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's Consilium common stock and a description of the Applied Materials common stock received.

ANTICIPATED ACCOUNTING TREATMENT

     The merger is intended to be accounted for as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. Applied Materials' obligation to consummate the merger is conditioned upon receipt of: (a) a letter from Arthur Andersen LLP, dated as of the closing date of the merger and addressed to Consilium, reasonably satisfactory in form and substance to Applied Materials and PricewaterhouseCoopers LLP, to the effect that Arthur Andersen LLP concurs with Consilium management's conclusion that Consilium is not aware of any fact concerning Consilium or any of its subsidiaries or any of the stockholders or affiliates of Consilium or any of its subsidiaries that could preclude Consilium from being a "poolable entity" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and (b) a letter from PricewaterhouseCoopers LLP, dated as of the closing date of the merger and addressed to Applied Materials, reasonably satisfactory in form and substance to Applied Materials, to the effect that PricewaterhouseCoopers LLP concurs with Applied Materials management's conclusion that Applied Materials may account for the merger as a pooling of interests in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Applied Materials has the right to waive the condition that the merger be accounted for as a pooling of interests. If the merger is consummated but fails to qualify for pooling of interests accounting treatment, the transaction would be accounted for as a purchase. Accounting for the merger as a purchase would require Applied Materials to record certain intangible assets and charges against future results of operations in connection with the acquisition, which could adversely affect Applied Materials' results of operations.

REGULATORY MATTERS

     Under the HSR Act and the rules promulgated thereunder, the merger may not be consummated until notifications have been given and certain information has been furnished to Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied or early termination of the waiting period is granted at the request of Applied Materials and Consilium. Applied Materials and Consilium filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 22, 1998. These filings commenced a 30-day waiting period under the HSR Act. If, prior to the expiration of such period, the FTC or the Antitrust Division should request additional information or documentary material under the HSR Act, consummation of the merger could be delayed until after the companies have substantially complied with the request. Under the German anticompetition law (the "GWB") and the rules promulgated thereunder, the merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Cartel Office and specified waiting period requirements have been satisfied or early termination of the waiting period is granted at the request of Applied Materials and Consilium. Applied Materials and Consilium filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 22, 1998, and will file a report under the GWB. These filings commenced and will commence a 30-day waiting period under the HSR Act and the GWB. If, prior to the expiration of such period, the FTC, the Antitrust Division or the Federal Cartel Office should request additional information or documentary material under the HSR Act or the GWB, consummation of the merger could be delayed until after the companies have substantially complied with the request.

     There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or if such challenge is made, that Applied Materials and Consilium would prevail or would not be required to terminate the merger agreement, to divest certain assets, to license certain proprietary technology to third parties or to accept certain conditions in order to consummate the merger. Applied Materials does not have any obligation under the merger agreement to: (i) dispose or cause any of its subsidiaries to dispose of any assets; (ii) discontinue or make any changes to its operations or proposed operations or to the operations or proposed operations of any of its subsidiaries; or (iii) make any commitment (to any governmental body or otherwise) regarding its future operations, or the future operations of its subsidiaries, or the future operations of Consilium or its subsidiaries, even though the disposition of such assets or the making of such change or commitment might facilitate the obtaining of a required governmental authorization or might otherwise facilitate the consummation of the merger.

ABSENCE OF APPRAISAL RIGHTS

     Under Section 262 of the DGCL, stockholders who do not vote in favor of or consent to a merger are not entitled to appraisal rights if the stock subject to such merger is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. and the consideration to be received in such merger consists of stock listed on a national securities exchange or designated as a National Market System Security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Because the Nasdaq National Market is designated as such a system and the Consilium common stock and Applied Materials common stock are quoted on the Nasdaq National Market, holders of Consilium common stock are not entitled to appraisal rights with respect to the merger.

     The merger agreement provides that holders of Consilium preferred stock may, under certain circumstances and by following certain procedures prescribed by Section 262 of the DGCL, exercise appraisal rights and receive cash for their shares of Consilium preferred stock. After the announcement of the merger, all of the holders of Consilium preferred stock converted their shares of Consilium preferred stock into shares of Consilium common stock. Consequently, no shares of Consilium preferred stock are currently outstanding, and no stockholders of Consilium are entitled to appraisal rights with respect to the merger.

RESALE OF APPLIED MATERIALS COMMON STOCK

     The Applied Materials common stock issued in connection with the merger will be freely transferable, except that shares issued to any Consilium stockholder who is an Affiliate of Consilium or who becomes an Affiliate of Applied Materials are subject to certain restrictions on resale. An Affiliate is defined generally as including, without limitation, directors, certain executive officers and certain other persons who control a company. Certain stockholders of Consilium who may be deemed to be Affiliates have executed agreements that prohibit the sale, transfer or other disposition of Applied Materials common stock received by such stockholders in the merger, except under certain circumstances, in order to comply with the requirements of certain federal securities laws and certain pooling of interests requirements. See "Approval of the Merger and Related Transactions -- Affiliate Agreements." Certain stockholders have also delivered to Applied Materials certificates certifying that such stockholders have no present intention to dispose of certain of the shares of Applied Materials common stock to be received by such stockholders in the merger in order to comply with the requirements of certain U.S. federal tax laws. See "Approval of the Merger and Related Transactions -- Certain Federal Income Tax Consequences."

                              THE MERGER AGREEMENT

GENERAL

     The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. However, the following is not a complete statement of all provisions of the merger agreement and related agreements. Statements made in this Proxy Statement/Prospectus with respect to the terms of the merger agreement and such related agreements are qualified in their respective entireties by reference to the more detailed information set forth in the merger agreement and such related agreements.

     The merger agreement provides for the merger of a wholly owned subsidiary of Applied Materials with and into Consilium. As a result of the merger, Applied Materials' subsidiary will cease to exist, Consilium will become a wholly owned subsidiary of Applied Materials and the former stockholders of Consilium will become stockholders of Applied Materials. Consilium will continue as the surviving corporation of the merger (the "Surviving Corporation"). The merger will become effective upon the filing of a Certificate of Merger with the Delaware Secretary of State or at such later time as may be specified in the Certificate of Merger. Such filing is anticipated to take place as soon as practicable after the adoption and approval of the merger agreement and approval of the merger by the Consilium stockholders and after expiration or termination of the waiting period under the HSR Act, subject to the satisfaction or waiver of the other conditions to the merger. It is currently anticipated that the merger will be consummated, and the effective time of the merger will occur, shortly after the Consilium special meeting. There can be no assurance, however, that the conditions to the merger will be satisfied by such date, or at all, or that the merger agreement will not be terminated. See "-- Conditions to the Merger" and "Approval of the Merger and Related Transactions -- Regulatory Matters."

MERGER CONSIDERATION

CONSILIUM COMMON STOCK

     Subject to the provisions contained in the merger agreement relating to the payment of cash in lieu of fractional shares, at the effective time of the merger, each share of Consilium common stock then outstanding (except for any such shares held by Consilium as treasury stock and any shares held by Applied Materials or any subsidiary of Applied Materials or Consilium) will be converted into the right to receive between 0.182 and 0.165 of a share of Applied Materials common stock. The exact fraction of a share of Applied Materials common stock that each share of Consilium common stock will be converted into is called the "Exchange Ratio." The Exchange Ratio is equal to $5.50 divided by the average of the closing sale price of one share of Applied Materials common stock as reported on the Nasdaq National Market for each of the twenty consecutive trading days up to and including the second trading immediately preceding the date of the Consilium special meeting of stockholders to approve the merger agreement and the merger; provided, however, that if such average stock price of Applied Materials common stock is equal to or less than $30.25, the Exchange Ratio will be 0.182, and if such average stock price is equal to or greater than $33.43, the

Exchange Ratio shall be 0.165. The table below shows the Exchange Ratio at different average stock prices for Applied Materials common stock:

                                            IMPLIED APPROXIMATE
AVERAGE PRICE PER SHARE                       VALUE PER SHARE
 OF APPLIED MATERIALS                          FOR CONSILIUM
     COMMON STOCK         EXCHANGE RATIO        COMMON STOCK
-----------------------   --------------   ----------------------
        $23.00                0.182                $4.19
         25.00                0.182                 4.55
         27.00                0.182                 4.91
         29.00                0.182                 5.28
         30.25                0.182                 5.51
         31.84                0.173                 5.51
         33.43                0.165                 5.52
         35.00                0.165                 5.78
         37.00                0.165                 6.11
         39.00                0.165                 6.44

     Applied Materials agreed to the Exchange Ratio based upon the assumption that no more than 12,798,447 shares of Consilium common stock would be outstanding immediately prior to the effective time of the merger (assuming for purposes of calculating such number of shares of Consilium common stock that (i) all shares of Consilium preferred stock were converted into Consilium common stock prior to the effective time of the merger; (ii) all Consilium stock options and warrants were exercised prior to the effective time of the merger; and (iii) shares of Consilium common stock had been issued prior to the effective time of the merger under Consilium's Employee Stock Purchase Plan ("ESPP")). The merger agreement provides that if the "Fully-Diluted Number of Shares" exceeds 12,798,447, the Exchange Ratio shall be equal to the product of:
(1) the number that would have constituted the Exchange Ratio if the Exchange Ratio were calculated in the manner described in the preceding paragraph; multiplied by (2) a fraction, the numerator of which shall be 12,798,447, and the denominator of which shall be the Fully Diluted Number of Shares. The merger agreement defines "Fully-Diluted Number of Shares" as the sum of: (A) the number of shares of Consilium common stock outstanding immediately prior to the effective time of the merger (assuming that shares of Consilium common stock had been issued pursuant to the ESPP in the manner described in Section 5.4(d) of the merger agreement); (B) the number of shares of Consilium common stock issuable upon the conversion of any shares of Consilium preferred stock outstanding immediately prior to the effective time of the merger; (C) the number of shares of Consilium common stock issuable upon the exercise of any Consilium stock options outstanding immediately prior to the effective time of the merger (whether or not such Consilium stock options are then exercisable); and (D) the number of shares of Consilium common stock issuable upon the exercise of any Consilium warrants outstanding immediately prior to the effective time of the merger (whether or not such Consilium warrants are then exercisable). As of October 22, 1998 the "Fully-Diluted Number of Shares" was equal to 12,434,894.

CONSILIUM PREFERRED STOCK

     All holders of Consilium preferred stock have converted their Preferred Stock into Consilium common stock. The shares of Consilium common stock received by the prior holders of Consilium preferred stock will be converted into the right to receive shares of Applied Materials common stock in the manner described above.

CONSILIUM WARRANTS

     Certain warrants to purchase shares of Consilium common stock will, by their terms, be converted into Consilium common stock prior to the effective time of the merger. The shares of Consilium common stock received by the prior holders of such Consilium warrants will be converted into the right to receive shares of Applied Materials common stock in the manner described above. Certain other warrants to purchase

Consilium common stock, which are currently exercisable at a price of $6.33 per share, may be exercised at any time prior to August 18, 2002. If such warrants are exercised prior to the effective time of the merger, the holders thereof will receive Consilium common stock (which will be converted into the right to receive shares of Applied Materials common stock in the manner described above). If such warrants are not exercised prior to the effective time of the merger, they will be converted into and become rights with respect to Applied Materials common stock, and Applied Materials shall assume each such warrant in accordance with the terms (as in effect as of the date of this Agreement) of the warrant agreement by which it is evidenced. From and after the effective time of the merger, (i) each such warrant assumed by Applied Materials may be exercised solely for shares of Applied Materials common stock, (ii) the number of shares of Applied Materials common stock subject to each such warrant shall be equal to the number of shares of Consilium common stock subject to such warrant immediately prior to the effective time of the merger multiplied by the Exchange Ratio, rounding down to the nearest whole share (with the cash value of any fraction of a share of Applied Materials common stock, less the exercise price applicable to such fraction of a share, being payable for the portion of such assumed warrant relating to any such fraction of a share of Applied Materials common stock), (iii) the per share exercise price under each such warrant shall be adjusted by dividing the per share exercise price under such warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such warrant shall otherwise remain unchanged; provided, however, that each warrant assumed by Applied Materials shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the effective time of the merger.

NO FRACTIONAL SHARES

     No fractional shares of Applied Materials common stock will be issued in connection with the merger, and no certificates for any such fractional shares will be issued. In lieu of such fractional shares, any holder of Consilium common stock who would otherwise be entitled to receive a fraction of a share of Applied Materials common stock (after aggregating all fractional shares of Applied Materials common stock issuable to such holder) will, upon surrender of such holder's stock certificate(s) representing Consilium common stock to Applied Materials' share exchange agent (the "Exchange Agent"), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Applied Materials common stock as reported on the Nasdaq National Market for each of the twenty consecutive trading days up to and including the second trading day immediately preceding the date of the Consilium special meeting of stockholders to approve the merger agreement and merger.

STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN

  Stock Options

     At the effective time of the merger, all rights with respect to Consilium common stock under each Consilium stock option then outstanding shall be converted into and become rights with respect to Applied Materials common stock, and Applied Materials shall assume each such Consilium stock option in accordance with the terms (as in effect as of the date of the merger agreement) of the stock option plan under which it was issued, the stock option agreement by which it is evidenced and any applicable Change of Control Agreement. From and after the effective time of the merger, (i) each Consilium stock option assumed by Applied Materials may be exercised solely for shares of Applied Materials common stock, (ii) the number of shares of Applied Materials common stock subject to each such Consilium stock option shall be equal to the number of shares of Consilium common stock subject to such Consilium stock option immediately prior to the effective time of the merger multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Consilium stock option shall be adjusted by dividing the per share exercise price under such Consilium stock option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Consilium stock option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Consilium stock option shall otherwise remain unchanged; provided, however, that each Consilium stock option assumed by Applied

Materials in accordance with the merger agreement shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the effective time of the merger. Applied Materials shall file with the SEC, within 7 days after the date on which the merger becomes effective, a registration statement on Form S-8 relating to the shares of Applied Materials common stock issuable with respect to the Consilium stock options assumed by Applied Materials in accordance with the merger agreement. As soon as practicable after the effective time of the merger (but in no event later than 30 days thereafter), Applied Materials shall deliver to each holder of a Consilium stock option an appropriate notice setting forth such holder's rights with respect to such Consilium stock option and indicating that such Consilium stock option shall continue in effect on the same terms and conditions as were in effect immediately prior to the effective time of the merger (subject to the adjustments required pursuant to the merger agreement).

     Notwithstanding anything to the contrary contained in the merger agreement, in lieu of assuming outstanding Consilium stock options in accordance with the merger agreement, Applied Materials may, at its election, substitute reasonably equivalent stock options ("Replacement Options") for outstanding Consilium stock options. The number of shares of Applied Materials common stock subject to Replacement Options, as well as the per share exercise price of such Replacement Options, shall be determined in the manner specified in the merger agreement. If Applied Materials elects to substitute Replacement Options in lieu of assuming outstanding Consilium stock options, Applied Materials shall take all corporate action necessary to approve the Replacement Options described in the merger agreement in a manner qualifying under Section 424(a) of the Code and shall deliver an agreement evidencing such Replacement Options to each applicable holder of a Consilium stock option within 30 days after the effective time of the merger. Shares of Applied Materials common stock issuable pursuant to the Replacement Options shall be registered on the Form S-8 registration statement referred to in the merger agreement.

EMPLOYEE STOCK PURCHASE PLAN

     As of the effective time of the merger, Consilium's ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the effective time of the merger as the last day of such offering period and by making such other pro-rata adjustments as may be required pursuant to the ESPP to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the effective time of the merger, Consilium shall take all actions that are necessary to give effect to the transactions contemplated by the merger agreement; provided, however, that the change in the offering period referred to in the merger agreement shall be conditioned upon the consummation of the merger.

STOCK OWNERSHIP FOLLOWING THE MERGER

     Assuming that the maximum number of shares of Applied Materials common stock issuable in connection with the merger, based upon the number of shares of Applied Materials common stock issued and outstanding as of the Record Date (and after giving effect to the maximum number of additional shares of Applied Materials common stock that may be issued in the merger), the former holders of Consilium common stock would hold less than one percent of Applied Materials' total issued and outstanding shares.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail to the registered holders of Consilium common stock
(i) a letter of transmittal to accompany the Consilium stock certificates to the exchange agent (the "Letter of Transmittal") and (ii) instructions for use of the Letter of Transmittal in effecting the surrender of Consilium stock certificates in exchange for certificates representing Applied Materials common stock. Upon surrender of a Consilium stock certificate to the exchange agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the exchange agent or Applied Materials, the holder of such Consilium

Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the whole number of shares of Applied Materials common stock that such holder has the right to receive. The Consilium stock certificates so surrendered shall be cancelled. No fractional shares of Applied Materials common stock will be issued in connection with the merger, and no certificates for any such fractional shares will be issued. See "-- No Fractional Shares."

     If any Consilium stock certificate has been lost, stolen or destroyed, Applied Materials may require the owner of such lost, stolen or destroyed Consilium stock certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Applied Materials may reasonably direct) as indemnity against any claim that may be made against the exchange agent, Applied Materials or Consilium with respect to such Consilium stock certificate.

     CONSILIUM STOCKHOLDERS SHOULD NOT SURRENDER THEIR CONSILIUM STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

EFFECT ON CERTIFICATES

     At the effective time of the merger, (i) all shares of Consilium common stock outstanding immediately prior to the effective time of the merger will automatically be canceled and retired and will cease to exist, and all holders of certificates representing shares of Consilium common stock that were outstanding immediately prior to the effective time of the merger will cease to have any rights as stockholders of Consilium, and (ii) the stock transfer books of Consilium will be closed with respect to all shares of Consilium common stock outstanding immediately prior to the effective time of the merger. No further transfer of any such shares of Consilium common stock will be made on such stock transfer books after the effective time of the merger. If, after the effective time of the merger, a Consilium stock certificate is presented to the exchange agent (or to Consilium or Applied Materials), such Consilium stock certificate will be canceled and will be exchanged as provided above under the caption
"-- Conversion of Shares; Procedure for Exchange of Certificates; No Fractional Shares."

CORPORATE MATTERS

     As of the effective time of the merger, the certificate of incorporation of the Surviving Corporation will be amended and restated to conform to the form of certificate of incorporation attached to the merger agreement, and the bylaws of the Surviving Corporation will be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger. The merger agreement provides that concurrently with the effective time of the merger, the directors and officers of Consilium will resign and the directors and officers of the Surviving Corporation immediately after the effective time of the merger shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF CONSILIUM

     The merger agreement contains certain representations and warranties, including without limitation, representations and warranties by Consilium as to:

     - due organization and subsidiaries;

     - certificate of incorporation and bylaws;

     - capitalization;

     - filings with the SEC and financial statements;

     - absence of changes;

     - title to assets;

     - receivables and customers;

     - real property and leaseholds;

     - intellectual property;

     - contracts;

     - sale of products and performance of services;

     - liabilities;

     - compliance with legal requirements;

     - certain business practices;

     - governmental authorizations;

     - tax matters;

     - employee and labor matters and benefit plans;

     - environmental matters;

     - insurance;

     - transactions with affiliates;

     - legal proceedings and orders;

     - authority and inapplicability of anti-takeover statutes and binding nature of the merger agreement;

     - inapplicability of Delaware law with respect to business combinations with interested stockholders;

     - inapplicability of Section 2115 of California Corporations Code;

     - no existing discussions;

     - accounting matters;

     - vote required;

     - non-contravention and consents;

     - fairness opinion;

     - financial advisor; and

     - full disclosure.

REPRESENTATIONS AND WARRANTIES OF APPLIED MATERIALS

     The merger agreement also contains representations and warranties by Applied Materials and its wholly owned subsidiary as to:

     - organization, standing and power;

     - filings with the SEC and financial statements;

     - disclosure;

     - authority and binding nature of agreement;

     - no vote required;

     - non-contravention and consents;

     - valid issuance of Applied Materials common stock; and

     - accounting matters.

     None of the representations and warranties of Consilium, Applied Materials or Applied Materials' wholly owned subsidiary contained in the merger agreement or in any certificate delivered pursuant to the merger agreement shall survive the merger.

COVENANTS

CERTAIN COVENANTS OF CONSILIUM

     The merger agreement requires that, from the date of the execution of the merger agreement until the effective time of the merger (the "Pre-Closing Period"):

     - Consilium shall, and shall cause the respective representatives of Consilium and its subsidiaries to: (i) provide Applied Materials and Applied Materials' representatives with reasonable access to the representatives, personnel and assets of Consilium and its subsidiaries and to all existing books, records, tax returns, work papers and other documents and information relating to Consilium and its subsidiaries; and
       (ii) provide Applied Materials and Applied Materials' representatives with such copies of the existing books, records, tax returns, work papers and other documents and information relating to Consilium and its subsidiaries, and with such additional financial, operating and other data and information regarding the Consilium and its subsidiaries, as Applied Materials may reasonably request;

     - Consilium shall ensure that Consilium and each of its subsidiaries conducts its business and operations (i) in the ordinary course and in accordance with past practices and (ii) in substantial compliance with all applicable legal requirements and the material requirements of all material contracts;

     - Consilium shall use all reasonable efforts to ensure that Consilium and each of its subsidiaries preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with Consilium and each of its subsidiaries;

     - Consilium shall keep in full force or renew all insurance policies referred to in the merger agreement;

     - Consilium shall not (without the prior written consent of Applied Materials), and shall not permit any of its subsidiaries to:

        - declare, accrue, set aside or pay any dividend (other than in accordance with Consilium's Certificate of Designation of Series A Convertible Preferred Stock) or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

        - sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that (A) Consilium may issue shares of Consilium common stock (1) upon the valid exercise of Consilium stock options or Consilium warrants outstanding as of the date of the merger agreement, (2) pursuant to the ESPP, or (3) upon the valid conversion of shares of Consilium preferred stock outstanding as of the date of the merger agreement, and (B) Consilium may, in the ordinary course of business and consistent with past practices, grant options under its stock option plans to purchase no more than a total of 100,000 shares of Consilium common stock to employees of Consilium);

        - amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Consilium's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract;

        - amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

        - form any subsidiary or acquire any equity interest or other interest in any other entity;

        - make any capital expenditure (except that Consilium and its subsidiaries may make capital expenditures in the ordinary course of business and consistent with past practices that, when added to all other capital expenditures made on behalf of Consilium and its subsidiaries during the Pre-Closing Period, do not exceed $250,000 in the aggregate);

        - enter into or become bound by, or permit any of the assets owned or used by it to become bound by (i) any contract with any semiconductor equipment manufacturer; or (ii) certain material contracts;

        - amend or terminate, or waive or exercise any material right or remedy under, any material contract, other than in the ordinary course of business consistent with past practices;

        - acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person (except in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

        - lend money to any person, or incur or guarantee any indebtedness (except that the Consilium may (i) make routine borrowings in the ordinary course of business and consistent with past practices under its current line of credit with Venture Banking Group; (ii) (in the ordinary course of business and consistent with past practices) make advances to employees for valid business purposes); and (iii) negotiate and post a guarantee bond in order to proceed with its opposition of certain claims asserted by the French Tax Administration against Consilium SARL related to its audit of the 1993-1995 fiscal year tax returns);

        - establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that Consilium may in the ordinary course of business and consistent with past practices (i) make routine, reasonable salary increases in connection with Consilium's customary employee review process, (ii) pay customary bonuses in accordance with existing bonus plans or new bonus plans consistent with existing bonus plans, (iii) make profit sharing or similar payments, (iv) adopt a new sales commission plan as long as Consilium provides Applied Materials with a copy of such plan and consults with Applied Materials with respect to such plan prior to the adoption of such plan, and (v) pay up to $50,000 in performance bonuses to certain employees;

        - hire any employee at the level of vice president or above;

        - change any of its methods of accounting or accounting practices in any respect;

        - take or permit to be taken any action that could preclude Applied Materials from accounting for the merger as a "pooling of interests" for accounting purposes;

        - make any tax election inconsistent with past practices;

        - settle any legal proceeding involving payments by Consilium or any of its subsidiaries in excess of $250,000 or equitable relief against Consilium or any of its subsidiaries; or

        - enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices.

     In addition to and without limiting any of the foregoing restrictions, Consilium agreed (i) to consult with Applied Materials within a reasonable period of time prior to: (A) permitting Consilium or any of its subsidiaries to enter into (1) any letter of intent, memorandum of understanding or other contract relating to Consilium's FAB300 software project, or (2) certain other contracts described in the merger agreement, and (B) hiring any employee at the level of manager through (but not including) vice president; and
(ii) to notify Applied Materials in writing of: (A) the discovery by Consilium of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the merger agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Consilium in the merger agreement; (B) any event, condition, fact or circumstance that occurs, arises or exists after the date of the merger agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Consilium in the merger agreement if (1) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (2) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of the merger agreement; (C) any material breach of any covenant or obligation of Consilium; and (D) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in the merger agreement impossible or unlikely or that has had or could reasonably be expected to have a "Material Adverse Effect" on Consilium and its subsidiaries.

     An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Consilium and each of its subsidiaries, if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the merger agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on: (i) the business, condition, assets, liabilities, operations or results of operations of Consilium and its subsidiaries taken as a whole; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on Consilium and its subsidiaries for purposes of the condition that requires Consilium's representations and warranties to be accurate as of the closing date of the merger: (A) a change in the market price or trading volume of the Consilium common stock, (B) a failure by Consilium to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after October 12, 1998 and prior to the closing of the merger, (C) a failure to report earnings results in any quarter ending on or after October 12, 1998 consistent with Consilium's historical earnings results for its Semiconductor and Electronics business unit in any quarter during fiscal 1997 or 1998, (D) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy or the world economy, (E) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the semiconductor industry or the semiconductor equipment industry so long as such conditions do not affect Consilium in a disproportionate manner as compared with companies of a similar size, (F) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by the merger agreement; and (G) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action required by the merger agreement, (ii) the ability of Consilium to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of its material obligations under the merger agreement, or (iii) Applied Materials' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Applied Materials if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the merger agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, assets, liabilities, operations or results of operations of Applied Materials and its subsidiaries taken as a whole; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on Applied Materials for purposes of the condition that requires that Applied Materials' representations and warranties be accurate as of the closing date of the merger: (A) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy or the world economy, (B) an event, violation, inaccuracy, circumstance or other matter that results from the semiconductor industry or the semiconductor equipment industry conditions that do not affect Applied Materials in a disproportionate manner as compared with companies of a similar size, and (C) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action required by the merger agreement.

ADDITIONAL COVENANTS OF THE PARTIES

     The merger agreement also contains certain additional covenants of the parties including covenants relating to: (i) the preparation and filing of the registration statement and Proxy statement/Prospectus; (ii) Consilium's obligations with respect to the Consilium special meeting of stockholders; (iii) regulatory approvals; (iv) Consilium stock options and employee benefit plans;
(v) indemnification of officers and directors; (vi) actions regarding pooling of interests accounting for the merger; (vii) actions and additional agreements necessary to effectuate the merger; (viii) press releases, public statements and other disclosures regarding the merger, the merger agreement and the transactions contemplated thereby; (ix) affiliate agreements; (x) tax opinion back-up certificates; (xi) delivery of a letter from Arthur Andersen LLP with respect to the Form S-4 registration statement; (xii) listing of Applied Materials common stock on the Nasdaq National Market; (xiii) resignation of Consilium officers and directors; and (ix) termination of Consilium's 401(k) Plan.

SPECIAL MEETING OF STOCKHOLDERS

     Consilium has agreed in the merger agreement (i) to take all action necessary in accordance with all applicable legal requirements to call, give notice of, convene and hold a special meeting of stockholders to consider, act upon and vote upon the adoption and approval of this merger agreement and the merger, and (ii) not to withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Applied Materials, the unanimous recommendation of the Consilium Board of Directors that the Consilium stockholders vote in favor of and adopt and approve the merger agreement and approve the merger; provided, however, that nothing in the merger agreement will prevent the Consilium Board of Directors from withdrawing, amending or modifying its unanimous recommendation in favor of the merger if (a) a "Superior Offer" (as defined below) is made to Consilium and is not withdrawn, (b) neither Consilium nor any of its representatives shall have violated certain covenants, including the covenants not to solicit, initiate, encourage or induce the making of an Acquisition Proposal, (c) the Consilium Board of Directors concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withdrawal, amendment or modification of such recommendation is required in order for it to comply with its fiduciary obligations to Consilium's stockholders under applicable law, (d) Consilium provides Applied Materials at least 24 hours prior notice of any meeting of Consilium's Board of Directors at which such Board of Directors is expected to consider such Superior Offer, and (e) Consilium's Board of Directors does not withdraw, amend or modify its unanimous recommendation in favor of the merger for at least 48 hours after Consilium provides Applied Materials with the name of the person making such Superior Offer and a copy of such Superior Offer. None of the provisions of the merger agreement described in this paragraph shall limit Consilium's obligation to call, give notice of, convene and hold the Consilium special meeting of stockholders (regardless of whether the unanimous recommendation of the Consilium Board of Directors shall have been withdrawn, amended or modified).

     A "Superior Offer" is defined as an unsolicited, bona fide written offer made by a third party to purchase (by means of a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction) more than 50% of the outstanding shares of Consilium common stock, which the Board of Directors of Consilium determines, in good faith, based on the written advice of its financial advisor, has terms more favorable to Consilium's stockholders than the terms of the merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" unless any financing required to consummate the transaction contemplated by such offer is either (i) in the possession of such third party at the time such offer is made, or (ii) committed and likely to be obtained by such third party on a timely basis.

ADDITIONAL AGREEMENTS

     Pursuant to the merger agreement, Applied Materials and Consilium, respectively, have agreed to use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the merger and make effective the other transactions contemplated by the merger agreement; however, Applied Materials does not have any obligation under the merger agreement to: (i) dispose or cause any of its subsidiaries to dispose of any assets, or commit to cause Consilium or any of its subsidiaries to dispose of any assets; (ii) discontinue or cause any of its subsidiaries to discontinue offering any product, or commit to cause Consilium or any of its subsidiaries to discontinue offering any product; (iii) license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any third party, any technology, software or other proprietary asset, or commit to cause Consilium or any of its subsidiaries to license or otherwise make available to any third party any technology, software or other proprietary asset; (iv) hold separate or cause any of its subsidiaries to hold separate any assets or operations, or to commit to cause Consilium or any of its subsidiaries to hold separate any assets or operations; or (v) make or cause any of its subsidiaries to make any commitment regarding its future operations or the future operations of Consilium or any of its subsidiaries.

NON-SOLICITATION

     Pursuant to the merger agreement, Consilium shall not directly or indirectly, and shall not authorize or permit any of its subsidiaries or any representative of Consilium or any of its subsidiaries directly or indirectly to:

     - solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal;

     - furnish any information regarding Consilium or any of its subsidiaries to any person in connection with or in response to an Acquisition Proposal;

     - engage in discussions or negotiations with any person with respect to any Acquisition Proposal;

     - approve, endorse or recommend any Acquisition Proposal; or

     - enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction.

     Notwithstanding the foregoing restrictions, prior to the adoption and approval of the merger agreement by Consilium's stockholders, Consilium is not prohibited by the merger agreement from furnishing nonpublic information regarding Consilium and its subsidiaries to, or entering into discussions with, any person in response to a Superior Offer that is submitted by such person (and not withdrawn) if (i) neither Consilium nor any representative of Consilium or any of its subsidiaries shall have violated any of the restrictions described in the preceding paragraph, (ii) the Board of Directors of Consilium concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of such Board of Directors to Consilium's stockholders under applicable law, (iii) prior to furnishing any such nonpublic information to, or entering into discussions with, such person, Consilium gives Applied Materials written notice of the identity of such person and of Consilium's intention to furnish nonpublic information to, or enter into discussions with, such person, and Consilium receives from such person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person by or on behalf of Consilium, and (iv) prior to furnishing any such nonpublic information to such person, Consilium furnishes such nonpublic information to Applied Materials (to the extent such nonpublic information has not been previously furnished by Consilium to Applied Materials). The parties agreed that for purposes of the preceding sentence (but for no other purpose), an offer which is conditioned on completion of due diligence (and regarding which the Board of Directors of Consilium determines, in good faith, based on the advice of its financial advisor, that financing is likely to be obtained) shall be deemed to constitute a "Superior Offer" if such offer otherwise meets the definition of "Superior Offer" set forth in the merger agreement (other than the financing portion of such definition). Consilium agreed that any violation of any of the restrictions set forth in the preceding sentence by any representative of Consilium or any of its subsidiaries, whether or not such representative is purporting to act on behalf of Consilium or any of its subsidiaries, shall be deemed to constitute a breach of the merger agreement by Consilium.

     Consilium also agreed to: (i) promptly advise Applied Materials orally and in writing of any Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any person during the Pre-Closing Period; and (ii) keep Applied Materials fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

INDEMNIFICATION AND INSURANCE

     Pursuant to the merger agreement, all rights to indemnification existing in favor of those persons who are directors and officers of Consilium as of October 12, 1998 (the "Indemnified Persons") for acts and omissions occurring prior to the effective time of the merger, as provided in Consilium's Bylaws (as in effect as of October 12, 1998) and as provided in the indemnification agreements between Consilium and said Indemnified Persons (as in effect as of October 12, 1998), shall survive the merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of five years from the effective time of the merger. The merger agreement also provides that from the effective time of the merger until the fifth anniversary of the effective time of the merger, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the effective time of the merger, the existing policy of directors' and officers' liability insurance maintained by Consilium as of October 12, 1998 (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of $168,750. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds $168,750, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $168,750. According the merger agreement, if the Surviving Corporation does not have sufficient capital to comply with its obligations under Section 5.6, Applied Materials shall provide the Surviving Corporation with such capital.

CONDITIONS TO THE MERGER

APPLIED MATERIALS AND MERGER SUB

     The obligations of Applied Materials and Merger Sub to effect the merger and otherwise consummate the transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the closing of the transactions contemplated by the merger agreement, of each of the following conditions:

     - the representations and warranties of Consilium contained in the merger agreement shall have been accurate in all respects as of October 12, 1998, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Consilium and its subsidiaries (it being understood that, for purposes of determining the accuracy of such representations and warranties, (1) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, and (2) any update of or modification to the disclosure schedule delivered by Consilium to Applied Materials made or purported to have been made after the date of the merger agreement shall be disregarded);

     - the representations and warranties of Consilium contained in the merger agreement (except that any representation or warranty that specifically refers to "the date of the merger agreement," "the date hereof" or any other date other than the closing date of the merger speaks as of such date) shall be accurate in all respects as of the closing date of the merger as if made on and as of the closing date of the merger, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Consilium and its subsidiaries (it being understood that, for purposes of determining the accuracy of such representations and warranties, (1) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (2) any update of or modification to the disclosure schedule delivered by Consilium to Applied Materials made or purported to have been made after October 12, 1998 shall be disregarded);

     - all covenants or obligations that Consilium is required to comply with or to perform at or prior to the closing of the merger shall have been complied with and performed in all material respects;

     - the Form S-4 registration statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 registration statement;

     - the merger agreement and the merger shall have been duly approved by Consilium's stockholders;

     - all consents required to be obtained in connection with the merger and the other transactions contemplated by the merger agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain such consents would not reasonably be expected to have a Material Adverse Effect on Consilium and its subsidiaries;

     - Applied Materials and Consilium shall have received the following agreements and documents, each of which shall be in full force and effect:

          - Affiliate Agreements executed by each person who could reasonably be deemed to be an "affiliate" of Consilium;

          - Noncompetition Agreements executed by Jonathan J. Golovin and Laurence R. Hootnick;

          - Releases executed by Jonathan J. Golovin, Laurence R. Hootnick, Michael J. Field, Clifton Wong, Frank Kaplan and Richard Danielson;

          - a comfort letter from Arthur Andersen LLP, dated as of the closing date of the merger and addressed to Applied Materials and Consilium, reasonably satisfactory in form and substance to Applied Materials, updating the "comfort" letter referred to in the merger agreement;

          - a letter from Arthur Andersen LLP, dated as of the closing date of the merger and addressed to Consilium, reasonably satisfactory in form and substance to Applied Materials and PricewaterhouseCoopers LLP, to the effect that, after reasonable investigation, Arthur Andersen LLP is not aware of any fact concerning Consilium or its subsidiaries or any of the stockholders or affiliates of Consilium or its subsidiaries that could preclude Consilium from being a "poolable entity" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          - a letter from PricewaterhouseCoopers LLP, dated as of the closing date of the merger and addressed to Applied Materials, reasonably satisfactory in form and substance to Applied Materials, to the effect that PricewaterhouseCoopers LLP concurs with Applied Materials' management's conclusion that the merger may be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          - a legal opinion of Cooley Godward LLP dated as of the closing date of the merger and addressed to Applied Materials, to the effect that the merger will constitute a reorganization within the meaning of
            Section 368 of the Code;

          - a certificate executed on behalf of Consilium by its Chief Executive Officer confirming that certain specified conditions to the merger have been duly satisfied; and

          - the written resignations of all officers and directors from positions as an officer and director of Consilium and each of its subsidiaries effective as of the effective time of the merger;

     - there shall have been no material adverse change in the business, condition, assets, liabilities, operations or results of operations of Consilium and its subsidiaries since October 12, 1998 (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse change in the business, condition, assets, liabilities, operations or results of operations of Consilium and its subsidiaries since October 12, 1998: (a) a change in the market price or trading volume of Consilium common stock; (b) a failure by Consilium to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after the date of the merger agreement and prior to the Closing; (c) a failure to report earnings results in any quarter ending on or after the date of the merger agreement consistent with Consilium's historical earnings results for its Semiconductor and Electronics business unit in any quarter during fiscal 1997 or 1998; (d) a change that results from conditions affecting the U.S. economy or the world economy; (e) a change that results from conditions affecting the semiconductor industry or the semiconductor equipment industry so long as such conditions do not affect Consilium in a disproportionate manner as compared with companies of a similar size;
       (f) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by the merger agreement; and (g) a change that results from the taking of any action required by the merger agreement);

     - the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated, and the waiting period applicable to the consummation of the merger under the GWB shall have expired or been terminated;

     - the shares of Applied Materials common stock to be issued in the merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market;

     - no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the merger that makes consummation of the merger illegal;

     - there shall not be pending or threatened any legal proceeding in which a governmental body is or is threatened to become a party or is otherwise involved, and neither Applied Materials nor Consilium shall have received any communication from any governmental body in which such governmental body indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the merger; (b) relating to the merger and seeking to obtain from Applied Materials or any of its subsidiaries, or Consilium or any of its subsidiaries, any damages or other relief that would be material to Applied Materials; (c) seeking to prohibit or limit in any material respect Applied Materials' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Consilium or any of its subsidiaries; or (d) which would materially and adversely affect the right of Applied Materials or Consilium or any of its subsidiaries to own the assets or operate the business of Consilium or any of its subsidiaries; and

     - there shall not be pending any legal proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on Consilium and its subsidiaries or a Material Adverse Effect on Applied Materials: (a) challenging or seeking to restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement; (b) relating to the merger and seeking to obtain from Applied Materials or any of its subsidiaries, or Consilium or any of its subsidiaries, any damages or other relief that would be material to Applied Materials; (c) seeking to prohibit or limit in any material respect Applied Materials' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Consilium or any of its subsidiaries; or (d) which would affect adversely the right of Applied Materials or Consilium or any of its subsidiaries to own the assets or operate the business of Consilium or any of its subsidiaries.

     All conditions to Applied Materials' and Merger Sub's obligation to effect the merger must either be satisfied or be waived prior to the consummation of the merger.

CONSILIUM

     The obligation of Consilium to effect the merger and otherwise consummate the transactions contemplated by the merger agreement is subject to the satisfaction, at or prior to the closing of the merger, of the following conditions:

     - the representations and warranties of Applied Materials and Merger Sub contained in the merger agreement shall have been accurate in all respects as of October 12, 1998, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Applied Materials (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded);

     - the representations and warranties of Applied Materials and Merger Sub contained in the merger agreement (except that any representation or warranty that specifically refers to "the date of the merger agreement," "the date hereof" or any other date other than the closing date of the merger speaks as of such date) shall be accurate in all respects as of the closing date of the merger as if made on and as of the closing date of the merger, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Applied Materials (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded);

     - all covenants and obligations that Applied Materials and Merger Sub are required to comply with or to perform at or prior to the closing of the merger shall have been complied with and performed in all material respects;

     - the Form S-4 registration statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 registration statement;

     - the merger agreement shall have been duly adopted and approved, and the merger shall have been duly approved, by Consilium's stockholders;

     - Consilium shall have received the following documents:

        - a legal opinion of Gray Cary Ware & Freidenrich LLP, dated as of the closing date of the merger, to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Code; and

        - a certificate executed on behalf of Applied Materials by an executive officer of Applied Materials, confirming that certain specified conditions to the merger have been duly satisfied;

     - the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated, and the waiting period applicable to the consummation of the merger under the GWB shall have expired or been terminated;

     - the shares of Applied Materials common stock to be issued in the merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market; and

     - no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger by Consilium shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the merger that makes consummation of the merger by Consilium illegal.

     All conditions to Consilium's obligation to effect the merger must either be satisfied or be waived prior to the consummation of the merger.

TERMINATION

     The merger agreement may be terminated prior to the effective time of the merger, whether before or after approval of the merger by the stockholders of
Consilium:

     - by mutual written consent of Applied Materials and Consilium;

     - by either Applied Materials or Consilium if the merger shall not have been consummated by March 31, 1999 (unless the failure to consummate the merger is attributable to a failure on the part of the party seeking to terminate the merger agreement to perform any material obligation required to be performed by such party at or prior to the effective time of the merger);

     - by either Applied Materials or Consilium if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

     - by either Applied Materials or Consilium if (a) the Consilium special meeting of stockholders shall have been held and (b) the merger agreement and the merger shall not have been duly approved at such meeting by Consilium's stockholders; provided, however, that Consilium shall not be permitted to terminate the merger agreement pursuant to this paragraph unless Consilium shall have paid to Applied Materials any fee required to be paid to Applied Materials pursuant to the merger agreement;

     - by Applied Materials (at any time prior to the adoption and approval of the merger agreement and the merger by Consilium's stockholders) if a "Triggering Event" (as such term is defined in the merger agreement to include, among other things, a change by Consilium's Board of Directors of its recommendation of the merger to the Consilium stockholders) shall have occurred;

     - by Applied Materials if any of Consilium's representations and warranties contained in the merger agreement shall have been materially inaccurate as of October 12, 1998 or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Consilium's covenants contained in the merger agreement shall have been breached in any material respect; provided, however, that Applied Materials may not terminate the merger agreement under this provision (a) on account of an inaccuracy in Consilium's representations and warranties that is curable by Consilium or on account of a breach of a covenant by Consilium that is curable by Consilium unless Consilium fails to cure such inaccuracy or breach within 30 days after receiving written notice from Applied Materials of such inaccuracy or breach; or (b) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in the merger agreement; or

     - by Consilium if any of Applied Materials' representations and warranties contained in the merger agreement shall have been materially inaccurate as of October 12, 1998 or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Applied Materials' covenants contained in the merger agreement shall have been breached in any material respect; provided, however, that Consilium may not terminate the merger agreement under this paragraph (a) on account of an inaccuracy in Applied Materials' representations and warranties that is curable by Applied Materials or on account of a breach of a covenant by Applied Materials that is curable by Applied Materials unless Applied Materials fails to cure such inaccuracy or breach within 30 days after receiving written notice from Consilium of such inaccuracy or breach; or (b) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in the merger agreement.

EXPENSES AND TERMINATION FEES

     Pursuant to the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement shall be paid by the party incurring such expenses, whether or not the merger is consummated; provided, however, that Applied Materials and Consilium shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in connection with (i) the filing, printing and mailing of this Form S-4 Registration Statement and Proxy Statement/Prospectus and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms relating to the merger under the HSR Act.

     Consilium agreed to pay termination fees to Applied Materials in the following instances:

     - If (a) the merger agreement is terminated by Applied Materials or Consilium pursuant to Section 8.1(d) of the merger agreement (for the failure of the stockholders of Consilium to approve the merger agreement and the merger) and at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made (and shall not have been publicly, absolutely and unconditionally withdrawn and abandoned), or (b) the merger agreement is terminated by Applied Materials pursuant to Section 8.1(e) of the merger agreement (as a result of, among other things, the failure of Consilium's Board of Directors unanimously to recommend that Consilium's stockholders approve the merger agreement and the merger), then, in either such case, Consilium shall pay to Applied Materials, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $1,000,000 (the "Initial Termination Fee"). (In the case of termination of the merger agreement by Consilium pursuant to Section 8.1(d) of the merger agreement, the fee referred to in the preceding sentence shall be paid by Consilium prior to such termination, and in the case of termination of the merger agreement by Applied Materials pursuant to Section 8.1(d) or
       Section 8.1(e) of the merger agreement, the fee referred to in the preceding sentence shall be paid by Consilium within two business days after such termination.); and

     - If, within 360 days after the payment of the Initial Termination Fee, an Acquisition Transaction (other than with Applied Materials or one of Applied Materials' Affiliates) is consummated, or Consilium enters into a definitive agreement with respect to an Acquisition Transaction (other than with Applied Materials or one of Applied Materials' Affiliates), Consilium shall pay to Applied Materials in cash an additional nonrefundable fee of $1,000,000, such payment to be made at or prior to the consummation of such Acquisition Transaction or the entering into of such definitive agreement, whichever is earlier.

     Notwithstanding the foregoing, Consilium shall not be required to pay the termination fees described above to Applied Materials if (a) prior to the applicable termination of the merger agreement, Applied Materials was in material breach of its obligations under the merger agreement; (b) prior to the applicable termination of the merger agreement (and promptly, and in any event, no more than two business days, after Consilium discovers any such material breach), Consilium shall have advised Applied Materials in writing that Applied Materials is in material breach of its obligations under the merger agreement; and (iii) prior to the applicable termination of the merger agreement, Applied Materials shall not have substantially cured such material breach.

AMENDMENT; WAIVER

     The merger agreement may be amended with the approval of the respective boards of directors of Consilium and Applied Materials at any time (whether before or after the approval of the merger agreement and the approval of the merger by the stockholders of Consilium); provided, however, that after any such adoption any approval of the merger agreement and approval of the merger by Consilium's stockholders, no amendment shall be made which by law requires further approval of the stockholders of Consilium without the further approval of such stockholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     No failure on the part of either party to exercise any power, right, privilege or remedy under the merger agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under

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

the merger agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof of any other power, right, privilege or remedy.

     Neither party shall be deemed to have waived any claim arising out of the merger agreement, or any power, right, privilege or remedy under the merger agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                             BUSINESS OF CONSILIUM

     Consilium is a leading independent supplier of enterprise-wide, integrated MES software and services, based on its revenues. MES software tracks the five essential elements of the manufacturing plant floor -- materials, equipment, personnel, specifications/work instructions and facility conditions -- in real time, correlates the data for true visibility and control of manufacturing operations and automates direct production operations. This access to comprehensive, up-to-date information about the production process enables manufacturers to identify and implement manufacturing best practices in the areas of cost, quality, service, compliance and speed. Such continuous improvement in the area of production thus enables companies to use their manufacturing operations for competitive advantage and to optimize performance of the business as a whole.

     Consilium develops, markets and sells a software product line, WorkStream DFS, targeted at manufacturers who produce their products in discrete lots or batches, particularly those in the semiconductor and electronics industries. A comprehensive range of services complement these products, including pre- and post-implementation consulting, a customer response center and product training. In addition, Consilium recently added by acquisition significant service offerings in South Asia to provide automated factory system integration capabilities to customers.

     Through its direct sales force, Consilium markets its WorkStream DFS product line in North America, Europe and Asia. Consilium also markets its products through distributors in Japan, Israel, Italy and Taiwan. To date, software from Consilium's WorkStream DFS product line has been purchased by more than 100 companies for 250 sites in 20 countries.

     Until February 1998, Consilium also developed, marketed and sold a software product line, the FlowStream product line, targeted at regulated or complex industries that employ batch process manufacturing such as pharmaceuticals, medical devices and specialty chemicals. On February 19, 1998, Consilium sold certain assets associated with the FlowStream product line and agreed not to compete in the FlowStream Business for three years. See "-- Disposition of FlowStream Assets."

DISPOSITION OF FLOWSTREAM ASSETS

     In February 1998, Consilium sold certain assets of its Healthcare Products and Process Industries Group that focused on the FlowStream product line (the "Healthcare Group"), pursuant to an asset purchase agreement dated February 19, 1998 (the "Asset Purchase Agreement") by and among Base Ten FlowStream, Inc., Base Ten Systems, Inc. (together, "Base Ten") and Consilium, for consideration consisting of $1,500,000 in cash ($1,350,000 of which was paid on February 19, 1998 and $150,000 of which was subject to certain indemnification provisions pursuant to the Asset Purchase Agreement and was paid in May 1998), 20% of all annual revenues in excess of $3,200,000 recognized by Base Ten from the licensing of the FlowStream product line during the 1998 and 1999 calendar years, and assumption by Base Ten of substantially all of the Healthcare Group's liabilities on a going-forward basis, with some specific obligations being retained by Consilium. Pursuant to the Asset Purchase Agreement, Base Ten purchased fixed assets with a net book value of approximately $500,000 and Consilium's rights under certain contracts with customers and other third parties relating to the FlowStream product line but did not purchase certain patents used by both the Healthcare Group and the Semiconductor and Electronics Business Group. Instead,

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

Consilium granted to Base Ten a worldwide royalty-free, non-transferable (except if transferred with substantially all of the assets of the FlowStream business) license, for the lives of the patents, without the right to sublicense, to the exclusive use of such patents for developing, producing, manufacturing and selling manufacturing execution systems limited to the field of healthcare products (pharmaceutical, medical device and biotechnology) and chemical industries. Additionally, Consilium agreed in the Asset Purchase Agreement to indemnify Base Ten in the event of certain losses and expenses. In addition, Consilium agreed not to compete in the business of developing, producing, manufacturing and selling manufacturing execution systems under the trademark of "FlowStream" for healthcare products (pharmaceutical, medical device and biotechnology) and chemical industries for three years.

BACKGROUND

     The goal of applying computer automation to the manufacturing environment is improved efficiency and lowered costs, both direct and indirect. There are several different computer software applications that are designed for various stages of the product life cycle, from computer-aided engineering and design to computer-assisted production on the plant floor.

     Manufacturing execution systems are software applications specifically designed to manage production operations on the plant floor. Some industries, such as semiconductors, have long seen the benefit of using MES software and are considered to have fully accepted MES as a critical tool for manufacturing. Across many industries, there is a growing need for tools that can help improve manufacturing performance, cost, quality, customer service and regulatory pressures on manufacturers increase.

TYPES OF MANUFACTURING

     Manufacturing operations can be characterized as either discrete, batch process, continuous process, or hybrid (combining more than one form). In discrete manufacturing operations, such as electronics manufacturing, raw material is processed in distinct units. Work-in-process can be tracked by lot, work order or batch. In batch process manufacturing operations, such as pharmaceutical manufacturing, material is converted from one form or state to another through various processing steps and is tracked by batch, lot or mass quantity. Material in batch process-type operations may be spread across several conversion steps at once. In continuous process manufacturing operations, such as oil refining, raw material is processed without interruption in a continuous flow. Finally, some producers, such as specialty chemical companies, may require a combination of batch process and discrete manufacturing operations to manufacture their products.

     Manufacturers track and control each step of their operations based on requirements of regulatory compliance, quality control assurance, and cost reduction goals. Manufacturers with production processes that are hard to consistently replicate must be able to ascertain the precise conditions under which each product was manufactured to identify and correct process variability or other causes of defects. Other manufacturers must be able to trace both subassemblies or intermediate products and finished goods due to product liability concerns or potential product recall, warranty or service obligations. In addition, certain manufacturers must certify that their products have been processed in accordance with regulatory or customer specifications, or other standards. Manufacturers faced with these challenges must be able to follow raw materials through each processing stage ("traceability") and recreate the history of work-in-process from any processing stage ("genealogy"). The collection of such data serves not only to answer questions about a particular product or process after the fact, but acts also as a powerful tool to improve manufacturing performance in real time during the production process.

     A manufacturing execution system such as Consilium's WorkStream DFS product line provides the tools which discrete, lot-based manufacturers need to execute their manufacturing plan and collect the data that will enable them to analyze and control production. Typical discrete, lot-based industries include semiconductor, disk drive and assembly operations in the commercial aircraft, aerospace and defense industries. Such industries benefit from MES for different reasons. For semiconductor companies, the visibility and control provided by MES can enable various measurements of efficiency, such as capital equipment utilization and quality. For aerospace manufacturers, assurance of regulatory compliance is key, and MES provides both

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

control mechanisms and reporting capabilities to address this. Indirect labor usage is also a critical measurement for the aerospace and defense industries, and MES provides the tools to both account for and reduce indirect labor usage.

PRODUCTS

     Consilium develops, markets and sells a software product line, WorkStream DFS, targeted at manufacturers who produce their products in discrete lots or batches, particularly those in the semiconductor and electronics industries. Revenues from licenses of the WorkStream DFS family of products historically have represented a substantial majority of Consilium's product revenues (approximately 77%, 86%, 89% and 92% of Consilium's total license revenue in fiscal 1995, 1996, 1997 and the nine months ended July 31, 1998, respectively).

     The WorkStream DFS product line monitors and controls the five essential elements of manufacturing -- materials, equipment, personnel, specifications/work instructions and facilities -- in real time, correlates the data for true visibility and control of manufacturing operations and supports automation. This access to comprehensive, up-to-date information about the production process enables manufacturers to identify and implement manufacturing best practices in the areas of cost, quality, service, compliance and speed. Such continuous improvement in the area of production thus enables companies to use their manufacturing operations for competitive advantage, and to optimize performance of the business as a whole.

     In fiscal 1997, the average selling price for a new installation of the WorkStream DFS product line was approximately $200,000.

     Consilium's WorkStream DFS product line includes WorkStream and WorkStream Open, as well as a set of application servers and a connecting "message bus," or network which, when used with either WorkStream or WorkStream Open, form a WorkStream DFS system. Within WorkStream DFS, there are available more than 20 integrated software modules sharing a common database and graphical user interface, grouped into four benefits or solutions areas: tracking; quality and engineering management; planning and process automation. The application servers provide capabilities primarily in the areas of automation and quality.

     WorkStream DFS monitors and controls discrete manufacturing operations, where product lots or batches are kept intact throughout the production process. WorkStream DFS also provides tools to enhance productivity in indirect labor functions such as quality control, production planning and facilities maintenance. Discrete manufacturers most commonly use WorkStream DFS systems to:

     - reduce cycle times and meet just-in-time deliveries

     - lower indirect labor costs

     - reduce scrap and rework

     - increase yield

     - increase utilization of capital equipment

     - improve quality

     - reduce regulatory compliance costs and

     - shorten response times to equipment breakdowns

     The WorkStream DFS system's modular design allows customers to license only those functions necessary for their current business needs and to add functions as their requirements evolve.

     The WorkStream application was initially developed to run on Digital Equipment Corporation's line of VAX computers, using Digital's proprietary VMS operating system with Oracle Corporation's CODASYL DBMS database. In 1992, WorkStream was ported to Hewlett-Packard Company's HP 9000 computers running under the HP-UX UNIX operating system and the Informix relational database. The new product

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

was named WorkStream Open. The development of WorkStream Open incorporated several technologies, including client/server architecture, X- windows terminal access, Motif user interface standard, SQL database and POSIX compliance. In early fiscal 1997, Consilium announced the port of WorkStream to Digital's Alpha platform running the Open VMS operating system, providing a migration path for VAX users to Digital's newer technology platform.

     The WorkStream and WorkStream Open systems' modules are integrated through a common database, permitting all modules to obtain information simultaneously from a single data source, and through a common user interface. The systems are designed to allow distributed application processing in the Digital cluster mode and in client/server mode. Users can access WorkStream or WorkStream Open software directly via a terminal or workstation to enter data, view data, initiate batch reports or analyses and view the results. Data also can be entered using bar code wands or can be entered automatically by automated equipment and work cell controllers.

     The WorkStream DFS servers, introduced in 1995, are object-oriented applications and run in a UNIX-based environment. They are designed to operate in a distributed software environment, use the Informix relational database and connect to a message bus, using standard communication protocols to talk to either WorkStream or WorkStream Open. WorkStream DFS servers are currently available to run on Hewlett-Packard's HP 9000 line of computers with the HP-UX operating system.

     In 1995, Consilium introduced a next-generation distributed technology framework for its WorkStream DFS product line, as well as three new application servers. The distributed technology framework is based on a software message bus, which connects applications, software systems and manufacturing equipment on a network. The WorkStream DFS application servers include a quality server for on-line quality analysis and statistical quality control, a recipe management server for centralized context-sensitive recipe management, and a station controller for automation implementation. The next-generation additions to the WorkStream DFS system extend the capabilities of the current WorkStream and WorkStream Open products into a distributed, client/server environment. The distributed nature of the WorkStream DFS system allows users to add new functional modules or servers to their existing systems built around either WorkStream or WorkStream Open, and to more easily integrate software applications from other sources, as additional servers on the network. The overall system is designed to utilize computer resources more efficiently and operate more effectively as a result.

     Consilium is developing a Windows NT-based user interface and application server for the WorkStream DFS product line.

     In early fiscal 1996, Consilium announced its intent to create a total supply chain management solution for the semiconductor industry. Total supply chain management is an initiative adopted by manufacturers in multiple industries to improve the access to and flow of information between receipt of a customer order and delivery of products. The first phase of Consilium's two-phase supply chain management solution was completed in 1996, with the integration of Consilium's WorkStream DFS software with Oracle Corporation's order processing, financial and ERP systems. During 1997, Consilium completed its two-phase supply chain management solution by integrating Consilium's WorkStream DFS software with Paragon Management Systems, Inc., advanced planning and scheduling software. The addition of Paragon's software to Consilium's total supply chain management offering completed the link between real-time status information of manufacturing capacity, product commitments and inventory status with corporate systems such as order processing, sales management and financial applications.

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

     The following table summarizes the primary functionality of the WorkStream DFS product family:

----------------------------------------------------------------------------------------------------
 WorkStream DFS Functions
----------------------------------------------------------------------------------------------------
 Tracking and Control                    -  Tracks WIP by lot, sub-lot, or serial identifier
                                         -  Maintains geneology and lot traceability
                                         -  Tracks manufacturing resources and labor and equipment
                                            states and maintains history
----------------------------------------------------------------------------------------------------
                                         -  Collects quality, test, and environmental data
 Quality Management                         correlated by material, equipment, and operator
                                         -  Provides Statistical Quality Control
                                         -  Analyzes and charts collected process data and flags
                                            anomalous data
                                         -  Displays job specifications in both text and graphics at appropriate times and locations
----------------------------------------------------------------------------------------------------
 Planning and Scheduling                 -  Rule-based dispatching
                                         -  Finite capacity constraints
                                         -  Work scheduling
                                         -  Intra-company planning
----------------------------------------------------------------------------------------------------
 Process Automation                      -  Interfaces to process equipment
                                         -  Integrates with station controllers
                                         -  Interfaces to material handling systems
----------------------------------------------------------------------------------------------------

MARKETS AND CUSTOMERS

     Historically, software in the WorkStream DFS product line was used primarily by semiconductor manufacturers whose products were sold directly into the open market and by electronics systems companies that used the software primarily to produce semiconductors for use in their own products. Systems from the WorkStream DFS product line have also been installed by many commercial aircraft, aerospace and defense, and electronics manufacturers for a range of diverse applications, including electronics assembly; sheet metal fabrication; disk drive assembly; silicon wafer fabrication; and radar and navigation systems manufacture and assembly. Current target industries include manufacturers of semiconductors and complex electronics such as disk drives and flat panel displays in both Consilium's installed base and new accounts.

     For the nine months ended July 31, 1998, Consilium's ten largest customers accounted for approximately 46% of total revenue. However, no customer accounted for 10% or more of total revenue.

SALES

     Consilium markets its WorkStream DFS product line in North America, Europe and Asia/Pacific Rim through its direct sales force. Consilium's 10 sales offices also provide local customer support. In addition to its headquarters in Mountain View, California, Consilium has North American sales offices in Dallas, Texas, South Portland, Maine and Nashua, New Hampshire. European offices are located in Munich, Germany, Newbury, Berkshire, United Kingdom, and Rueil Malmaison, France. Offices in Asia and the Pacific Rim are located in Hsinchu City, Taiwan, Seoul, Korea, Singapore and Tokyo, Japan. As of July 31, 1998, the Company's direct sales force consisted of 54 employees.

     Consilium also markets and supports its products through other distribution channels in Israel, Italy, Japan and Taiwan. Consilium's foreign distributors either sublicense Consilium's products directly to end users after acquiring copies from Consilium at a discount from list price, or act as agents and receive a commission for initiating a license agreement between Consilium and the end user. Since Consilium's foreign distributors are not employees of Consilium and are not required to offer Consilium's products exclusively, there can be no assurance that they will continue to market Consilium's products. Also, despite Consilium's substantial dependence in the international market upon the marketing, sales and customer support of its foreign distributors, Consilium currently has limited control over such distributors.

     Revenues from foreign customers (including revenues related to Consilium's recently divested FlowStream product line) represented 50% of the total revenues for the nine months ended July 31, 1998, 51% of

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

total revenues in fiscal 1997, 45% of total revenues in fiscal 1996 and 34% of total revenues in fiscal 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Results of Operations" and Note 10 of Notes to Consolidated Financial Statements. The majority of Consilium's revenues are denominated in U.S. dollars. Some foreign sales revenues are denominated in foreign currencies and are subject to currency fluctuations during the time between revenue recognition and receipt of funds. To date, Consilium has not hedged against such foreign currency fluctuations.

     Risks inherent in Consilium's international sales may include longer payment cycles, greater difficulty in accounts receivable collection, unexpected changes in regulatory requirements, seasonality due to the slowdown in European business activity during the summer months, and tariffs and other trade barriers. In addition, Consilium may be unaware of the nature and scope of the representations made to customers by its distributors.

     Since Consilium ships its standard products upon receipt of customer orders, it generally has no material product backlog.

     As a Digital Cooperative Marketing Partner, Hewlett-Packard Independent Software Vendor participant, and Oracle Corporation Cooperative Application Initiative partner, Consilium participates in a variety of cooperative marketing programs including joint appearances at trade shows, joint brochures, joint sales seminars and joint sales calls.

     The sales cycle for a new installation of a WorkStream DFS system typically ranges from nine to fifteen months from the initial identification of a qualified potential user to the installation of the software. Sales cycles can be extended due to the nature of the decision-making process for purchasing MES solutions, which generally involves many individuals from many departments within a manufacturing company.

     Implementation of a WorkStream DFS system, including customer training, typically takes between four and six months. Follow-on orders for additional modules, servers, and/or sites typically are not received until successful implementation and validation at the initial site.

PRODUCT DEVELOPMENT

     Consilium has invested significant development resources to create, enhance and extend the functionality of its WorkStream DFS and its recently divested FlowStream software product lines. Research and development expenses were 26% of total revenues for the nine months ended July 31, 1998, 30% of total revenues in fiscal 1997, 28% of total revenues in fiscal 1996 and 28% of total revenues in fiscal 1995.

     Consilium has also begun work on its next generation semiconductor offering aimed at 300mm fully automated plants, called FAB300. Initial beta delivery is planned for the end of 1998. No substantial revenue is expected from FAB300 until mid-to-late fiscal 1999.

     Consilium believes that its successful and timely introduction of new WorkStream DFS modules and Consilium's new FAB300 line on the Windows NT platform is important to continued market acceptance of such products.

     Consilium expects to continue to incur development expenses to maintain and augment its current products in fiscal 1998. Development plans include the creation of additional WorkStream DFS servers and the extension of availability of its WorkStream and WorkStream Open software to additional platforms and operating environments.

     Consilium capitalizes and amortizes eligible computer software development costs in accordance with Statement of Financial Accounting Standards No. 86 (see
Note 2 of Notes to Consolidated Financial Statements). Consilium capitalized $990,000 for the nine months ended July 31, 1998, $1,324,000 for fiscal year 1997, $886,000 for fiscal year 1996 and $1,460,000 for fiscal year 1995.
$990,000 represented 14% of total spending on research and development for the nine months ended July 31, 1998, $1,324,000 represented 10% of total spending on research and development in fiscal year 1997, $886,000 represented 8% of total spending on research and development in fiscal year 1996 and $1,460,800 represented 16% of total spending on research and development in fiscal year 1995. Consilium amortized $480,000 for the nine months ended July 31, 1998,

$1,730,000 for fiscal year 1997, $1,725,000 for fiscal year 1996 and $1,863,000 for fiscal year 1995, of capitalized software development costs.

SYSTEMS INTEGRATION SERVICES

     Consilium offers system integration services, primarily to its Asian customers. Consilium integrates third-party automation software with its own proprietary software to offer a more comprehensive, pre-integrated solution. This requires Consilium to resell or acquire such third-party software applications. Consilium utilizes both internal and external resources to provide systems integration services. Consilium believes that its systems integration services offering enhances its ability to market the WorkStream DFS product line, particularly in Asia, by offering comprehensive interface solutions to its customers.

     To complement its own products and services offerings, Consilium believes that the ability to identify and work with qualified systems integration firms, which integrate various manufacturing and other systems together, is an important component to its success. In fiscal 1996, Consilium commenced certification program to train and certify systems integration firms to integrate Consilium's WorkStream DFS product line in customer implementations.

OTHER SERVICES AND SUPPORT

     Consilium offers product support to its customers through comprehensive maintenance agreements. The majority of Consilium's customers purchase and renew product support pursuant to Consilium's standard maintenance agreement. Maintenance, which consists of product enhancements and technical support, may be purchased up to 30 days after the product order is delivered. Once purchased, maintenance support is automatically renewable annually. Annual maintenance fees are generally 15% of the list price of the modules or servers being maintained. Product support services are provided worldwide by a combination of local office technical support staff and Consilium's customer response center.

     Consilium offers a variety of training and consulting services through its "Professional Services" organization. Training classes are regularly scheduled at regional centers or customer locations. Consulting services cover pre-selling analysis, installation, project management, customization and application integration. These services are offered as consulting products with defined deliverables in order to facilitate the customers' planning and budgeting. Time-and-material-based services are also offered to augment Consilium's consulting products and to meet specialized requirements.

     Consilium is increasing its allocation of resources to its Professional Services organization because it believes that this function is key to satisfying its customers' requirements for implementation and consulting assistance. Satisfying its customers' requirements is, in turn, critical for maintaining a positive image in the marketplace as a successful provider of MES solutions.

COMPETITION

     Consilium believes that the primary competitive factors in the market for MES software are size of installed base and product functionality, and that additional factors include price/performance for its WorkStream DFS product line, ease of use, hardware and software platform, vendor reputation, and financial stability. Consilium believes that its products currently compete favorably with other systems on the primary factors listed above, although it may be at a competitive disadvantage against companies with greater financial, marketing, services and support, and technological resources than Consilium. Consilium also believes that the relative importance of these competitive factors may change over time.

     Consilium continues to experience competition primarily from the management information systems departments of its largest potential customers, which have the capability to develop software internally. Consilium believes that acquisition of MES products will increasingly shift to external vendors as packages, services and expertise become more widely available from third parties. Consilium continues to experience direct competition primarily in the semiconductor industry from various competitors, including Andersen

Consulting, FASTech (recently acquired by Brooks Automation), ICC, International Business Machines, Promis and SAP. Consilium anticipates increased competition from other MES companies.

     ERP system vendors are beginning to compete with Consilium in the MES market. The first such offering was released by SAP in mid-1995. These combined MES/ERP systems only offer basic MES functionality such as equipment maintenance, shop floor scheduling and quality control. Although basic MES functionality may be acceptable for industries with limited tracking and control requirements, and some potential customers may prefer a combined MES/ERP package over buying a separate MES package, to date, the semiconductor manufacturing industry has not moved in that direction. Consilium believes that the development effort required for producing an MES comparable to Consilium's WorkStream DFS product line provides a significant advantage to Consilium over competitors.

PROPRIETARY RIGHTS

     Consilium's success and ability to compete is dependent in part upon its proprietary technology. Consilium generally provides its products to end users under a non-exclusive, non-transferable license that typically has a perpetual term unless terminated for breach of the License. Under Consilium's current form of license agreement, the licensed software may be used solely for internal operations at specified sites. In certain instances, Consilium has granted a customer licensed rights to any modifications made to the licensed software by or for such a customer. Consilium protects the human readable, source code version of its WorkStream Open products as a trade secret and an unpublished copyrighted work.

     Consilium and WorkStream are registered trademarks of Consilium in the United States and certain other foreign jurisdictions. FAB300, WorkStream DFS and WorkStream Open are pending trademarks of Consilium.

     Consilium holds four patents, and also relies on a combination of trade secret, copyright and trademark laws and license agreements to protect its proprietary rights in its products. While Consilium intends to protect its patent rights vigorously, there can be no assurance that any patents held by Consilium will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to Consilium. In connection with the sale of certain assets associated with its FlowStream product line, Consilium granted to Base Ten a world-wide, royalty free, non-transferable (except if transferred with substantially all of the assets of the FlowStream Business) license for the lives of certain patents, without the right to sublicense, to the exclusive use of such patents for developing, producing, manufacturing and selling manufacturing execution systems limited to the field of healthcare products (pharmaceutical, medical device and biotechnology) and chemical industries. Consilium generally enters into confidentiality or license agreements with employees, distributors and customers, and limits access to and distribution of its software, documentation and other proprietary information. Despite these precautions, there can be no assurance that these agreements will not be breached, that Consilium will have adequate remedies for any breach or that Consilium's competitors will not independently develop similar or superior technology, duplicate Consilium's product or design around patents issued to Consilium or other intellectual property rights of Consilium. In addition, the laws of certain foreign countries in which Consilium's products are or may be tested or sold, including various countries in Asia, may not protect Consilium's products and intellectual proprietary rights to as great an extent as do the laws of the United States.

     Consilium believes that, because of the rapid pace of technological change in the computer software industry, patent, trade secret and copyright protection are important to support the continued building up of knowledge, ability and experience of Consilium's employees. This in turn supports the ability of Consilium to provide frequent product enhancements, and to deliver quality support services in a timely manner.

     There has been substantial industry litigation regarding patent and other intellectual property rights involving technology companies. In the future, litigation may be necessary to protect and enforce Consilium's intellectual property rights, to defend Consilium against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any such litigation could be costly and could divert management's attention, which could have a material adverse effect on Consilium's business, results of operations or financial condition regardless of the outcome of the litigation. In addition, third parties making claims against Consilium with respect to intellectual property infringement may be able to obtain injunctive or other equitable relief that could effectively block Consilium's ability to sell its products in the United States and abroad, and could result in an award of substantial damages. In the event of a claim of infringement, Consilium and its customers may be required to obtain one or more licenses from third parties. There can be no assurance that Consilium or its customers could obtain necessary licenses from third parties at a reasonable cost or at all.

     Certain technology used by Consilium's products is licensed from third parties, generally on a non-exclusive basis. Consilium believes that there are alternative sources for each of the material components of technology licensed by Consilium from third parties. However, the termination of any of such licenses, or the failure of the third party licensors to adequately maintain or update their products, could result in a delay in Consilium's ability to deliver certain of its products while it seeks to implement technology offered by alternative sources. While it may be necessary or desirable in the future to obtain other licenses relating to one or more of Consilium's products or relating to current or future technologies, there can be no assurance that Consilium will be able to do so on commercially reasonable terms or at all.

EMPLOYEES

     As of July 31, 1998, Consilium had a total of 190 full-time employees, including 54 in sales, marketing and related activities, 52 in product development and maintenance, 70 in services and support, and 14 in management, administration and finance. Consilium has 40 employees (excluding sales) in systems integration services in Taiwan and Singapore. Consilium also regularly utilizes a significant number of contract personnel, primarily to assist with software development and to staff Consilium's internal computer information services department. At July 31, 1998, Consilium utilized approximately 78 contracted personnel. None of Consilium's employees is represented by a labor union. Consilium has experienced no work stoppages and believes that employee relations are good.

     Competition in the recruitment of personnel in the computer software industry is intense. Consilium believes that its future success will depend in part on its continued ability to hire and retain qualified sales, customer support, technical and management employees and consultants.

                            PROPERTIES OF CONSILIUM

     Consilium's principal administrative, marketing and product development and support facilities are located in a building totaling 39,500 square feet in Mountain View, California. Consilium believes that its current facilities are adequate for its current needs and that suitable additional space will be available as required. See Note 6 of Notes to Consolidated Financial Statements for information regarding Consilium's obligations under its facilities leases.

                     LEGAL PROCEEDINGS INVOLVING CONSILIUM

     In the ordinary course of business, Consilium may be involved in legal proceedings. As of the date hereof, there are no material legal proceedings in which Consilium is involved or litigation pending against Consilium.

               CONSILIUM MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The discussion in this report contains in addition to historical information, forward-looking statements that reflect Consilium's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those discussed in this report. Consilium's actual results could differ significantly from the results discussed in the forward-looking statements. In this report the words "anticipates," "believes," "expects," "intends," "may," "future" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements.

OVERVIEW

     In fiscal 1996, Consilium began offering systems integration services to the semiconductor manufacturing industry. In an effort to grow its systems integration business, in July 1996, Consilium acquired the Taiwan operations of Systematic Designs International, Inc., a privately-held Washington corporation ("SDI") specializing in the development of factory automation products and systems integration services for the semiconductor industry. Consilium purchased two existing semiconductor plant automation contracts, certain tangible and intangible assets and assumed certain liabilities of SDI. The acquisition was accounted for as a purchase and, accordingly, the results of the Taiwan operations of SDI since the date of acquisition have been recorded in Consilium's consolidated financial statements. See "-- Liquidity and Capital Resources" and Note 3 of Notes to Consolidated Financial Statements.

     In August 1997, Consilium again expanded its systems integration business by acquiring certain assets of Fast Associates Pte Ltd., a Singapore corporation specializing in semiconductor manufacturing automation with operations both in Singapore and Taiwan ("FAST"). Consilium purchased two existing semiconductor factory automation contracts, certain tangible and intangible assets and assumed certain liabilities of FAST. The acquisition was accounted for as a purchase and, accordingly, the results of FAST from the date of acquisition forward have been recorded in Consilium's consolidated financial statements. See
"-- Liquidity and Capital Resources" and Note 3 of Notes to Consolidated Financial Statements.

     In February 1998, Consilium sold certain assets associated with its FlowStream product line to Base Ten and agreed not to compete in the FlowStream Business for three years. See "-- Business Disposition of FlowStream Assets" and "-- Liquidity and Capital Resources."

RESULTS OF OPERATIONS

                                CONSILIUM, INC.
      YEAR ENDED OCTOBER 31, 1996 COMPARED TO YEAR ENDED OCTOBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                           OCTOBER 31,             CHANGE
                                                        ------------------    ----------------
                                                         1996       1997         $         %
                                                        -------    -------    -------    -----
Revenues
  Product.............................................  $19,073    $14,181    $(4,892)   (25.7%)
  Services............................................   17,268     25,940      8,672     50.2%
  Development.........................................    1,806        514     (1,292)   (71.5%)
                                                        -------    -------    -------
Total revenues........................................  $38,147    $40,635    $ 2,488      6.5%
                                                        -------    -------    -------    -----
As a percentage of total revenues
  Product.............................................     50.0%      34.9%
  Services............................................     45.3%      63.8%
  Development.........................................      4.7%       1.3%
                                                        -------    -------
Total revenues........................................    100.0%     100.0%
                                                        -------    -------
Cost of revenues
  Product.............................................  $ 4,461    $ 3,245    $(1,216)   (27.3%)
  Services............................................    7,437     15,449      8,012    107.7%
  Development.........................................    1,263        369       (894)   (70.8%)
                                                        -------    -------    -------
Total cost of revenues................................  $13,161    $19,063    $ 5,902     44.8%
                                                        -------    -------    -------    -----
As a percentage of revenues
  Product.............................................     23.4%      22.9%
  Services............................................     43.1%      59.6%
  Development.........................................     69.9%      71.8%
Gross margin..........................................  $24,986    $21,572    $(3,414)   (13.7%)
  As a percentage of total revenues...................     65.5%      53.1%
Research and development..............................  $10,847    $12,165    $ 1,318     12.2%
  As a percentage of total revenues...................     28.4%      29.9%
Selling and marketing.................................  $13,039    $13,739    $   700      5.4%
  As a percentage of total revenues...................     34.2%      33.8%
General and administrative............................  $ 3,929    $ 3,993    $    64      1.6%
  As a percentage of total revenues...................     10.3%       9.8%
Interest income.......................................  $   425    $   156    $  (269)   (63.3%)
  As a percentage of total revenues...................      1.1%       0.4%
Interest expense......................................  $   (81)   $  (294)   $  (213)   263.0%
  As a percentage of total revenues...................     (0.2%)     (0.7%)
Provision for income taxes............................  $   974    $   301    $  (673)   (69.1%)
  Effective tax rate..................................    (39.2%)     (3.6%)
Net loss attributable to common stock.................  $(3,459)   $(9,069)

REVENUES

     Total revenues for the fiscal year ended October 31, 1997 increased 7% to $40,635,000, compared to fiscal year 1996 total revenues of $38,147,000. The increase in fiscal 1997 was primarily due to higher services revenues associated with Consilium's new systems integration services business in the semiconductor and electronics industries, partially offset by lower levels of product and development revenues from Consilium's WorkStream DFS and FlowStream product lines.

     Total revenues by product line for the fiscal years ended October 31, 1996 and 1997 were as follows:

                                                              YEARS ENDED OCTOBER 31,
                                                              ------------------------
                   (DOLLARS IN THOUSANDS)                        1996          1997
                   ----------------------                     ----------    ----------
WorkStream DFS (Semiconductor and Electronics industries)...   $31,300       $35,456
Percentage of total revenues................................        82%           87%
FlowStream (Healthcare Products and Process industries).....   $ 6,847       $ 5,179
Percentage of total revenues................................        18%           13%

     Revenues attributable to the WorkStream DFS product line increased 13% to $35,456,000 in fiscal 1997 compared with $31,300,000 in fiscal 1996. The increase in fiscal 1997 was due primarily to higher services revenues associated with Consilium's new systems integration services business in the semiconductor and electronics industries, partially offset by a lower level of product revenues as a result of the overall slowdown in capital spending in the semiconductor and electronics industries during the fiscal year. Revenues attributable to the FlowStream product line decreased 24% to $5,179,000 in fiscal 1997 compared with $6,847,000 in fiscal 1996. The year over year decrease was due primarily to fluctuations in the timing of new orders for FlowStream product from the healthcare product and process industries.

     Total revenues by geographic region for the fiscal years ended October 31, 1996 and 1997 were as follows:

                                                              YEARS ENDED OCTOBER 31,
                                                              ------------------------
                   (DOLLARS IN THOUSANDS)                        1996          1997
                   ----------------------                     ----------    ----------
North America...............................................   $20,856       $19,741
Percentage of total revenues................................        55%           48%
Asia/Pacific Rim............................................   $11,060       $12,930
Percentage of total revenues................................        29%           32%
Europe......................................................   $ 6,231       $ 7,964
Percentage of total revenues................................        16%           20%

     The decrease in sales to North America in fiscal 1997 was due primarily to lower product license sales in the North America region as a result of the continuing overall weakness in the semiconductor and electronics industries. The increase in sales to Asia/Pacific in fiscal 1997 was due primarily to an increase in demand in the semiconductor and electronics industries for Consilium's new systems integration services, partially offset by a decrease in demand for Consilium's WorkStream DFS products as a result of the slowdown in the building of new semiconductor fabrications, as well as currency fluctuations in Asia. The increase in sales to Europe in fiscal 1997 was due primarily to higher maintenance revenues associated with a larger installed base for Consilium's WorkStream DFS product line.

     International sales accounted for 52% of total revenues in fiscal 1997 and 45% of total revenues in fiscal 1996. The increase in international sales was attributable primarily to an increase in services revenues associated with Consilium's new systems integration business in the Asia/Pacific region.

     No customer accounted for more than 10% of total revenues during the fiscal years ended October 31, 1997 and 1996.

Product Revenues

     Total product revenues decreased 26% to $14,181,000 in fiscal 1997 compared with $19,073,000 in fiscal 1996. Product revenues attributable to products in Consilium's WorkStream DFS product line decreased 24% to $12,572,000 in fiscal 1997 compared with $16,439,000 in fiscal 1996. The fiscal 1997 decrease was due primarily to the overall slowdown in capital spending in the semiconductor and electronics industries and currency fluctuation issues in Asia. Product revenues attributable to the FlowStream product line in fiscal 1997 were $1,609,000, a decrease of 39% from revenues of $2,634,000 in fiscal 1996. The decrease in fiscal 1997 was due to continued lower than expected market acceptance of Consilium's FlowStream product and fluctuations in the timing of new orders for FlowStream software from the healthcare products and process industries.

Services Revenues

     Services revenues in fiscal 1997 were $25,940,000, an increase of 50% over $17,268,000 in fiscal 1996. Services revenues are derived primarily from software maintenance fees, systems integration services, resident and application consulting services and customer training. The fiscal year 1997 increase in services revenues was primarily a result of higher services revenues associated with Consilium's new systems integration business and higher maintenance revenue associated with a larger installed base of Consilium's WorkStream DFS product line. Consilium believes services revenues may be subject to fluctuations primarily due to the international currency issues, the timing of new contracts and the completion of existing projects.

Development Revenues

     Development revenues decreased 72% in fiscal 1997 to $514,000 from $1,806,000 in fiscal 1996. Development revenues include work associated with porting agreements and development contract work for third parties. Under these contracts and agreements, Consilium earns development and porting revenues, with participating third parties having the right to license and use the software, often sooner than otherwise would have occurred. Development revenues can vary significantly from period to period, depending upon the number of contracts that have been entered into and the state of completion of such projects. The fiscal 1997 decrease was due primarily to the combination of the reduction in the number of funded development projects and completion of most existing funded development projects during the year. Based on current internal development resource allocations and projects planned, Consilium expects that development revenues in fiscal 1998 will continue to decrease, although Consilium may take on additional development projects in the future if business and strategic objectives of Consilium are met by such projects.

COST OF REVENUES

Cost of Product Revenues

     Cost of product revenues includes amortization of capitalized software development costs, royalties and purchased software that is resold to the end customer, typically along with Consilium's own software. Depending on the mix of sales of proprietary software (and the variance in associated third party royalties) and additional third party software relating to specific orders, the associated costs of product revenue can vary significantly. Cost of product revenues decreased 27% to $3,245,000 in fiscal 1997, from $4,461,000 in fiscal 1996. The absolute dollar decrease in costs of product revenues in fiscal 1997 was due primarily to lower product license sales and lower third party software product costs. Product costs as a percent of product revenues were 23% for both fiscal years 1997 and 1996.

Cost of Services Revenues

     Cost of services revenues includes direct labor and third party subcontractor costs for the systems integration services business unit, customer response center, resident and application consulting services and training groups within Consilium. Cost of services revenues increased 108% to $15,449,000 in fiscal 1997, compared with $7,437,000 in fiscal 1996. The increase in absolute dollars of cost of services revenues was due primarily to the hiring of additional services personnel, both permanent and subcontracted, to add to Consilium's ability to support the new systems integration services business and to enhance Consilium's ability to meet customer requirements for customer support and consulting services. Cost of services revenues was 60% of total services revenues in fiscal 1997, compared with 43% in fiscal 1996. The increase in cost of services as a percentage of services revenues from fiscal 1997 to fiscal 1996 was due primarily to high costs in establishing Consilium's new systems integration services business in fiscal 1997, including hiring of additional services personnel in the acquisitions of SDI and FAST.

Cost of Development Revenues

     Cost of development revenues includes direct labor costs associated with development contracts and porting projects as well as third party consulting expenses. Cost of development revenues decreased 71% to $369,000 in fiscal 1997, compared with $1,263,000 in fiscal 1996 primarily due to lower development revenues recorded in fiscal 1997. The decrease in absolute dollars was primarily a result of the completion of most of the existing funded development projects during the year. Cost of development revenues was 72% of total development revenues in fiscal 1997, compared with 70% in fiscal 1996. Cost of development revenues as a percentage of total development revenues can vary from year to year depending on the nature of the development projects in process during each year.

GROSS MARGIN

     Consilium believes gross margin as a percentage of total revenue may fluctuate in the future due to the mix of sales of third party products versus internally developed products, the mix and levels of product license revenues versus service revenues and the costs associated with each development project.

OPERATING EXPENSES

Research and Development Expenses

     Research and development expenses include costs associated with the development of new products and the costs of enhancing and maintaining existing products. Research and development expenses represented 30% of total revenues in fiscal year 1997 and 28% of total revenues in fiscal 1996. The increase in the percentage of research and development expenses as a percentage of total revenues in fiscal 1997 was due to a higher level of overall research and development activity. These expenses increased to $12,165,000 in fiscal 1997, compared with $10,847,000 in fiscal 1996. The increase in absolute dollars was due to the hiring of additional local and offshore subcontractors during fiscal 1997 to add computing platform options and functional enhancements to Consilium's products.

     Consilium expects that research and development expenses will decrease in absolute dollars in the future as it plans to move part of its software development group to India by subcontracting with HCL Infosystems. Consilium expects that research and development expenses as a percentage of total revenues will fluctuate depending on future revenue levels.

     Software development expenditures of $1,324,000 in fiscal 1997 and $886,000 in fiscal 1996 were capitalized under SFAS No. 86. $1,324,000 represented approximately 10% of total research and development expenditures in fiscal 1997 and $886,000 represented approximately 8% of total research and development expenditures in fiscal 1996. The increase was due to an increase in the absolute dollar amount of software costs capitalized during fiscal 1997.

Selling and Marketing Expenses

     Selling and marketing expenses consist primarily of salaries and commissions of sales and marketing personnel, advertising and promotion expenses, and sales support costs. Selling and marketing expenses represented 34% of total revenues in both fiscal years 1997 and 1996. Selling and marketing expenses were $13,739,000 in fiscal 1997, compared with $13,039,000 in fiscal 1996. The increase in absolute dollars in fiscal 1997 was due primarily to an overall increase in headcount and related travel expenses.

     Consilium believes that selling and marketing expenses will decrease in absolute dollars in the future as Consilium focuses on controlling operating expenses relative to revenues and returning Consilium to profitability and growth. Consilium expects that selling and marketing expenses as a percentage of total revenues will fluctuate depending on future revenue levels.

General and Administrative Expenses

     General and administrative expenses include the costs of the finance, legal and administrative operations of Consilium and represented 10% of total revenues for both fiscal years 1997 and 1996. General and administrative expenses were $3,993,000 in fiscal 1997, compared with $3,929,000 in fiscal 1996. The increase in absolute dollars in fiscal 1997 was due primarily to an increase in insurance and legal fees, partially offset by slight decreases in salaries and facilities expenses.

     Consilium believes that general and administrative expenses will decrease in absolute dollars in the future as Consilium focuses on controlling operating expenses relative to revenues and returning Consilium to profitability and growth. Consilium expects that general and administrative expenses as a percentage of total revenues will fluctuate depending on future revenue levels.

Interest Income and Expense

     For fiscal 1997, interest income was $156,000, compared with $425,000 for fiscal 1996. Lower invested cash balances and slightly lower interest rate levels accounted for the decrease from fiscal 1996 to fiscal 1997. Interest expense was $294,000 in fiscal 1997 and $81,000 in fiscal 1996. The increase in interest expense in fiscal 1997 was due primarily to higher outstanding short term borrowings during the year.

Provision for Income Taxes

     Consilium's income tax provision for fiscal years 1997 and 1996 principally relates to withholding taxes on sales made in foreign jurisdictions. Consilium has not incurred domestic income tax charges due to net losses in fiscal years 1997 and 1996. Consilium has established a valuation allowance against its deferred tax assets and periodically reviews this allowance. At such time that Consilium believes that is it more likely than not that the deferred tax asset will be realized, the valuation allowance will be reduced.

                                CONSILIUM, INC.
      YEAR ENDED OCTOBER 31, 1995 COMPARED TO YEAR ENDED OCTOBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                             OCTOBER              CHANGE
                                                        ------------------    ---------------
                                                         1995       1996        $         %
                                                        -------    -------    ------    -----
Revenues
  Product.............................................  $16,115    $19,073    $2,958     18.4%
  Service.............................................   15,979     17,268     1,289      8.1%
  Development.........................................    1,031      1,806       775     75.2%
                                                        -------    -------    ------
Total revenues........................................  $33,125    $38,147    $5,022     15.2%
                                                        -------    -------    ------    -----
As a percentage of total revenues
  Product.............................................     48.7%      50.0%
  Services............................................     48.2%      45.3%
  Development.........................................      3.1%       4.7%
                                                        -------    -------
Total revenues........................................    100.0%     100.0%
                                                        -------    -------
Cost of revenues
  Product.............................................  $ 3,022    $ 4,461    $1,439     47.6%
  Services............................................    4,967      7,437     2,470     49.7%
  Development.........................................      632      1,263       631     99.8%
                                                        -------    -------    ------
Total cost of revenues................................  $ 8,621    $13,161    $4,540     52.7%
                                                        -------    -------    ------    -----
As a percentage of revenues
  Product.............................................     18.8%      23.4%
  Services............................................     31.1%      43.1%
  Development.........................................     61.3%      69.9%
Gross margin..........................................  $24,504    $24,986    $  482      2.0%
  As a percentage of total revenues...................     74.0%      65.5%
Research and development..............................  $ 9,246    $10,847    $1,601     17.3%
  As a percentage of total revenues...................     27.9%      28.4%
Selling and marketing.................................  $12,264    $13,039    $  775      6.3%
  As a percentage of total revenues...................     37.0%      34.2%
General and administrative............................  $ 3,119    $ 3,929    $  810     26.0%
  As a percentage of total revenues...................      9.4%      10.3%
Interest income.......................................  $   588    $   425    $ (163)   (27.7%)
  As a percentage of total revenues...................      1.8%       1.1%
Interest expense......................................  $   (10)   $   (81)   $  (71)   710.0%
  As a percentage of total revenues...................    (0.03%)     (0.2%)
Provision for income taxes............................  $   523    $   974    $  451     86.2%
  Effective tax rate..................................     78.8%     (39.2%)
Net income (loss).....................................  $   141    $(3,459)

REVENUES

     Total revenues for the fiscal year ended October 31, 1996 increased 15% to $38,147,000, compared to fiscal 1995 total revenues of $33,125,000. The increase in fiscal 1996 was due primarily to higher product license revenues as a result of an increase in demand in the semiconductor and electronics industries for Consilium's WorkStream products, higher maintenance revenues as a result of a higher installed base of Consilium's WorkStream products and higher consulting revenues.

     Total revenues by product line for the fiscal years ended October 31, 1995 and 1996 were as follows:
--------------------------------------------------------------------------------

                                                                YEARS ENDED OCTOBER 31,
                                                                ------------------------
                     (DOLLARS IN THOUSANDS)                        1995          1996
                     ----------------------                     ----------    ----------
  WorkStream DFS (Semiconductor and Electronics Industries)...   $25,249       $31,300
    Percentage of total revenues..............................        76%           82%
  FlowStream (Healthcare Products and Process Industries).....   $ 7,876       $ 6,847
    Percentage of total revenues..............................        24%           18%

--------------------------------------------------------------------------------

     Revenues attributable to the WorkStream DFS product line increased 24% to $31,300,000 in fiscal 1996 compared with $25,249,000 in fiscal 1995. The increase in fiscal 1996 was due primarily to continued demand in the semiconductor and electronics industries for Consilium's WorkStream product line, especially in the Asia/Pacific region. Revenues attributable to the FlowStream product line decreased 13% to $6,847,000 in fiscal 1996 compared with $7,876,000 in fiscal 1995. The year over year decrease was due to fluctuations in the timing and size of receipt of orders for the FlowStream product line.

     Total revenues by geographic region for the fiscal years ended October 31, 1995 and 1996 were as follows:
--------------------------------------------------------------------------------

                                                                YEARS ENDED OCTOBER 31,
                                                                ------------------------
                     (DOLLARS IN THOUSANDS)                        1995          1996
                     ----------------------                     ----------    ----------
  North America...............................................   $21,919       $20,856
    Percentage of total revenues..............................        66%           55%
  Asia/Pacific Rim............................................   $ 5,147       $11,060
    Percentage of total revenues..............................        16%           29%
  Europe......................................................   $ 6,059       $ 6,231
    Percentage of total revenues..............................        18%           16%

--------------------------------------------------------------------------------

     The decrease in sales to North America in fiscal 1996 was due primarily to lower product license sales in the North America region. The increase in sales to Asia/Pacific in fiscal 1996 was due primarily to an increase in demand in the semiconductor and electronics industries for Consilium's WorkStream DFS products in the Asia/Pacific region.

     International sales accounted for 45% and 34% of total revenues in fiscal 1996 and 1995, respectively. Increased international sales were attributable primarily to the higher level of sales in Consilium's WorkStream DFS product line in the Asia/Pacific region.

     No customer accounted for more than 10% of total revenues during the fiscal years ended October 31, 1996 and 1995.

Product Revenues

     Product revenues increased 18% to $19,073,000 in fiscal 1996 compared with $16,115,000 in fiscal 1995. The fiscal 1996 increase was due primarily to higher levels of sales in Consilium's WorkStream DFS product line in the Asia/Pacific region. In fiscal 1996, Consilium recognized $4.0 million of product license revenues associated with two significant systems integration projects.

     Product revenues attributable to products in Consilium's WorkStream DFS product line increased 32% to $16,439,000 in fiscal 1996 compared with $12,436,000 in fiscal 1995. The fiscal 1996 increase was due primarily to an increase in demand in the semiconductor and electronics industries for Consilium's WorkStream Open applications and related third party products in the Asia/Pacific region.

     Product revenues attributable to the FlowStream product line in fiscal 1996 were $2,634,000, a decrease of 28% from revenues of $3,679,000 in fiscal 1995. The decrease in fiscal 1996 from fiscal 1995 was due to fluctuations in the size and timing of orders for FlowStream software from the healthcare products and process industries.

Services Revenues

     Services revenues in fiscal 1996 were $17,268,000, an increase of 8% over $15,979,000 in fiscal 1995. Services revenues are primarily derived from software maintenance fees, specialized programming services, resident and application consulting services and customer training. The increase in services revenues in fiscal 1996 was due primarily to higher maintenance revenues as a result of a higher installed base of Consilium's WorkStream DFS product line and to an increase in revenues from consulting services.

Development Revenues

     Development revenues increased 75% in fiscal 1996 to $1,806,000 from $1,031,000 in fiscal 1995. Development revenues include work associated with porting agreements and development contract work for third parties. Under these contracts and agreements, Consilium earns development and porting revenues, with participating third parties having the right to license and use the software, often sooner than otherwise would have occurred. Development revenues can vary significantly from period to period, depending upon the number of contracts which have been entered into and the state of completion of such projects. The fiscal 1996 increase was due primarily to revenues generated by new funded development projects, partially offset by the completion of existing projects.

COST OF REVENUES

Cost of Product Revenues

     Cost of product revenues includes amortization of capitalized software development costs, royalties, and purchased software that is resold to the end-customer, typically along with Consilium's own software. Depending on the mix of sales of proprietary software (and the variance in associated third party royalties) and additional third party software relating to specific orders, the associated costs of product revenue can vary significantly. Cost of product revenues increased 48% to $4,461,000 in fiscal 1996, from $3,022,000 in fiscal 1995. Product costs as a percent of product revenue were 23% in fiscal 1996 and 19% in fiscal 1995. The increase in cost of product revenues in fiscal 1996 was due to higher product revenues recorded during the year and higher third party product costs associated with two systems integration projects.

Cost of Services Revenues

     Costs of services revenues includes expenses for the customer response center, resident and application consulting services, specialized programming services, and training groups within Consilium. Cost of services revenues was 43% of total services revenues in fiscal 1996, compared with 31% in fiscal 1995. The increase in cost of services as a percentage of services revenues from fiscal 1996 to fiscal 1995 was due to the increased usage of third party consultants and the hiring of additional services personnel. Cost of services revenues increased 50% from $7,437,000 in fiscal 1996, compared with $4,967,000 in fiscal 1995. The absolute dollar increase in cost of services from fiscal 1996 to fiscal 1995 was due primarily to the hiring of additional services personnel, both permanent and sub-contracted, to enhance Consilium's ability to meet customer requirements for maintenance, support and consulting services. In late fiscal 1996, Consilium commenced a new systems integration services business relating to its WorkStream DFS product line. Cost of services revenues associated with systems integration services in fiscal 1996 was minimal.

Cost of Development Revenues

     Cost of development revenues includes direct labor costs associated with development contracts and porting projects as well as third party consulting expenses. Cost of development revenues was 70% of total development revenues in fiscal 1996, compared with 61% in fiscal 1995. The increase in cost of development as a percentage of development revenues in fiscal 1996 was due primarily to relatively high development costs associated with two development projects during the fiscal year. Development costs increased 100% from $632,000 in fiscal 1995 to $1,263,000 in fiscal 1996 as a result of higher development revenues recorded in fiscal 1996 and higher costs associated with two development projects in fiscal 1996.

GROSS MARGIN

     Consilium believes gross margin as a percentage of total revenue may fluctuate in the future due to the mix of sales of third party products versus internally developed products, the mix and levels of product license revenues versus service revenues and the costs associated with each development project.

OPERATING EXPENSES

Research and Development Expenses

     Research and development expenses includes costs associated with the development of new products and the costs of enhancing and maintaining existing products. Research and development expenses represented 28% of total revenues in fiscal years 1996 and 1995. These expenses increased to $10,847,000 in fiscal 1996 compared with $9,246,000 in fiscal 1995. The absolute dollars increase in research and development expense from fiscal 1995 to fiscal 1996 was due to a higher level of overall research and development activity primarily to add computing platform options and functional enhancements for Consilium's products.

     Software development expenditures of $886,000 and $1,460,000 were capitalized under SFAS No. 86 in fiscal 1996 and 1995, respectively. The amounts capitalized represented approximately 8% and 14%, respectively, of total research and development expenditures during such periods. The percentage decrease was due to a decline in the absolute dollar amount of software costs capitalized during these periods coupled with a higher level of overall research and development expenditures.

Selling and Marketing Expenses

     Selling and marketing expenses consist primarily of salaries and commissions of sales and marketing personnel, advertising and promotion expenses, and customer service and support costs. Selling and marketing expenses represented 34% of total revenues in fiscal 1996, compared with 37% in fiscal 1995. Selling and marketing expenses increased to $13,039,000 in fiscal 1996 from $12,264,000 in fiscal 1995. The increase in absolute dollars in fiscal 1996 was due primarily to an increase in commission expenses, related travel expenses, advertising and promotion expenses. The decrease in sales and marketing expense as a percentage of total revenues in fiscal 1996 was due to the increase in revenues while holding headcount and other costs relatively stable.

General and Administrative Expenses

     General and administrative expenses include the costs of the finance, legal and administrative operations of Consilium and represented 10% of total revenues for fiscal year 1996, and 9% of total revenues for fiscal year 1995. General and administrative expenses increased to $3,929,000 in fiscal 1996 from $3,119,000 in fiscal 1995. The increase from fiscal 1995 to fiscal 1996 was due to an increase in headcount, an increase in legal and accounting related expenses primarily related to the costs of the fiscal year 1995 restatement which occurred during fiscal 1996 and costs associated with a relocation of Consilium's headquarters in February 1996.

Restructuring Charge

     During the third quarter of fiscal 1994, Consilium announced a worldwide consolidation of its operations and recorded a restructuring charge of $1,407,000. The consolidation primarily affected several field offices. Major cost components associated with the restructuring were severance pay amounts for terminated employees, lease and rental costs associated with the consolidation of sales offices and the consolidation of operations at Consilium's headquarters. The balance was comprised of fixed asset write-offs in the offices affected, as well as travel and legal fees. The consolidation was designed to improve efficiencies and bring operational expenses in line with revenues. During the third quarter of fiscal 1995, Consilium reevaluated the status of its restructuring activities in light of results of operations that had improved substantially since the commencement of the restructuring. As a result of that reevaluation, Consilium decided to discontinue subsequent restructuring activities and reversed the remaining restructuring reserve of $211,000 in fiscal 1995.

Interest Income and Expense

     For fiscal 1996, interest income was $425,000, compared with $588,000 for fiscal 1995. Lower invested cash balances and slightly lower interest rate levels accounted for the decrease from fiscal 1995 to fiscal 1996. Interest expense was $81,000 in fiscal 1996 and $10,000 in fiscal 1995. The increase in interest expense in fiscal 1996 was primarily due to interest on a $2,000,000 promissory note obtained with a bank in April 1996.

Provision for Income Taxes

     Consilium's income tax provision for fiscal years 1996 and 1995 principally relates to withholding taxes on sales made in foreign jurisdictions. Consilium has not incurred domestic income tax charges due to net losses in fiscal years 1996 and utilization of net operating loss carryforwards in fiscal year 1995. Consilium has established a valuation allowance against its deferred tax assets and periodically reviews this allowance. At such time that Consilium believes that is it more likely than not that the deferred tax asset will be realized, the valuation allowance will be reduced.

                                CONSILIUM, INC.
  NINE MONTHS ENDED JULY 31, 1997 COMPARED TO NINE MONTHS ENDED JULY 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                         JULY 31,               CHANGE
                                                    ------------------    -------------------
                                                     1997       1998         $          %
                                                    -------    -------    -------    --------
                                                       (UNAUDITED)
Revenues:
  Product.........................................  $11,234    $ 6,282    $(4,952)      (44.0%)
  Services........................................   18,826     17,922       (904)       (5.0%)
  Development.....................................      514         --       (514)     (100.0%)
                                                    -------    -------    -------
Total revenues....................................  $30,574    $24,204    $(6,370)      (20.8%)
                                                    -------    -------    -------    --------
As a percentage of total revenues
  Product.........................................     36.7%      26.0%
  Services........................................     61.6%      74.0%
  Development.....................................      1.7%       0.0%
                                                    -------    -------
Total revenues....................................    100.0%     100.0%
                                                    -------    -------
Cost of Revenues:
  Product.........................................  $ 2,483    $ 1,078    $(1,405)      (56.6%)
  Services........................................   11,475      7,980     (3,495)      (30.5%)
  Development.....................................      369         --       (369)     (100.0%)
                                                    -------    -------    -------
Total cost of revenues............................  $14,327    $ 9,058    $(5,269)      (36.8%)
                                                    -------    -------    -------    --------
As a percentage of revenues
  Product.........................................     22.1%      17.2%
  Services........................................     61.0%      44.5%
  Development.....................................     71.8%       0.0%
Gross margin......................................  $16,247    $15,146    $(1,101)       (6.8%)
  As a percentage of total revenues...............     53.1%      62.6%
Research and development..........................  $ 9,250    $ 6,344    $(2,906)      (31.4%)
  As a percentage of total revenues...............     30.3%      26.2%
Selling and marketing.............................  $10,094    $ 7,474    $(2,620)      (26.0%)
  As a percentage of total revenues...............     33.0%      30.9%
General and administrative........................  $ 2,809    $ 2,167    $  (642)      (22.9%)
  As a percentage of total revenues...............      9.2%       9.0%
Interest income...................................  $    98    $   166    $    68        69.4%
  As a percentage of total revenues...............      0.3%       0.7%
Interest expenses.................................  $  (173)   $  (239)   $   (66)       38.2%
  As a percentage of total revenues...............     (0.6%)     (1.0%)
Provision for income taxes........................  $   262    $   175    $   (87)      (33.2%)
  Effective tax rate..............................     (4.4%)    (48.3%)
Net loss attributable to common stock.............  $(6,243)   $(1,375)

REVENUES

     Total revenues for the first nine months of fiscal 1998 decreased 21% to $24,204,000, compared with $30,574,000 in the same period of fiscal 1997. The decrease in total revenues was primarily due to the sale of the Health Care and Process business unit, lower levels of WorkStream DFS(TM) product revenues, systems integration services revenues and development revenues, partially offset by a higher level of consulting revenues from its Semiconductor and Electronics business unit.

     Total revenues by product line for the nine months ended July 31, 1997 and 1998 were as follows:

--------------------------------------------------------------------------------

                                                                NINE MONTHS ENDED
                                                          ------------------------------
                                                          JULY 31, 1997    JULY 31, 1998
                                                          -------------    -------------
                                                              (DOLLARS IN THOUSANDS)
  WorkStream DFS (Semiconductor and Electronics
     Industries)........................................     $26,355          $22,206
       Percentage of total revenues.....................          86%              92%
  FlowStream (Healthcare Products and Process
   Industries)..........................................     $ 4,219          $ 1,998
       Percentage of total revenues.....................          14%               8%

--------------------------------------------------------------------------------

     Revenues attributable to the WorkStream DFS product line decreased 16% to $22,206,000 for the nine months ended July 31, 1998 compared with $26,355,000 for the same period in fiscal 1997. The decrease in fiscal 1998 was primarily due to lower WorkStream license revenue and lower systems integration services revenues as a result of the recession in the semiconductor industry and the poor economic conditions in Asia.

     Total revenues by geographic region for the nine months ended July 31, 1997 and 1998 were as follows:

--------------------------------------------------------------------------------

                                                        NINE MONTHS ENDED
                                                  ------------------------------
                                                  JULY 31, 1997    JULY 31, 1998
                                                  -------------    -------------
                                                      (DOLLARS IN THOUSANDS)
   North America................................     $14,573          $12,167
       Percentage of total revenues.............          48%              50%
   Asia/Pacific Rim.............................     $10,212          $ 6,726
       Percentage of total revenues.............          33%              28%
   Europe.......................................     $ 5,789          $ 5,311
       Percentage of total revenues.............          19%              22%

--------------------------------------------------------------------------------

     The decrease in sales to North America for the nine months ended July 31, 1998 was due to the sale of the Health Care and Process business units and lower level of WorkStream product license and maintenance revenues in North America region. The decrease in sales to Europe for the nine months ended July 31, 1998 was due to the sale of the Health Care and Process business unit. The proportional decrease in sales to Asia/ Pacific for the nine months ended July 31, 1998 was primarily due to lower WorkStream license revenue and lower systems integration services revenues in the Asia/Pacific region as a result of the completion of existing projects, slowdown in the building of new semiconductor fabrications, as well as currency fluctuations in Asia.

     International sales accounted for 50% and 52% of total revenues for the nine months ended July 31, 1998 and 1997, respectively.

     No customers accounted for more than 10% of total revenues during the nine months ended July 31, 1998 and 1997.

Product Revenues

     Product revenues for the nine months ended July 31, 1998 decreased 44% over the same period of the previous fiscal year. The decrease was primarily due to lower product revenue levels from Consilium's WorkStream DFS and FlowStream product lines during the period as described below.

     Product revenues attributable to products in Consilium's WorkStream DFS(TM) product line decreased 45% to $5,340,000 during the nine months ended July 31, 1998, as compared with $9,763,000 for the same period in fiscal 1997. The decrease was primarily due to the continued slowdown in the semiconductor industry, the poor economic conditions and currency issues in Asia and fluctuations in timing of new orders for WorkStream products from new semiconductor fabrications.

     Product revenues attributable to FlowStream for the nine months ended July 31, 1998 were $942,000, as compared $1,471,000 for the same period in fiscal 1997. The decrease was attributable to the sale of the Healthcare Products and Process Industries Group that focused on the Flowstream product line in the second quarter of fiscal 1998.

Services Revenues

     Services revenues for the nine months ended July 31, 1998 decreased 5% to $17,922,000, compared with $18,826,000 for the same period of fiscal 1997. Services revenues are primarily from annual software maintenance fees, systems integration services relating to the WorkStream DFS(TM) product line, specialized programming services, resident and application consulting services and customer training. The decrease in services revenues for the nine months ended July 31, 1998 was primarily due to the sale of the Health Care and Process business unit, and a decrease in systems integration services revenues, partially offset by an increase in consulting services revenues from Consilium's WorkStream product line. Services revenues normally are subject to fluctuations primarily due to the timing of new contracts and the completion of existing projects.

Development Revenues

     Consilium has no development revenues for the nine months ended July 31, 1998, compared with $514,000 for the same period of fiscal 1997. Development revenues include work associated with porting agreements and development contract work for third parties. Under these contracts and agreements, Consilium earns development and porting revenues, with participating third parties having the right to license and use the software, often sooner than otherwise would have occurred. Development revenues can vary significantly from period to period, depending upon the number of contracts which have been entered into and the state of completion of such projects. The decrease in development revenues during the nine months ended July 31, 1998 was primarily due to the completion of all funded development projects. Based on current internal development resource allocations and projects planned, Consilium expects that Consilium will not have any significant development revenues in fiscal 1998, although Consilium may take on additional development projects in the future if business and strategic objectives of Consilium are met by such projects.

COST AND EXPENSES

Cost of Product Revenues

     Cost of product revenues includes amortization of capitalized software development costs, royalties, and purchased software which is resold to the end customer, typically along with Consilium's own software. Depending on the mix of sales of proprietary software (and the variance in associated third party royalties) and additional third party software relating to specific orders, the associated costs of product revenue can vary significantly. Cost of product revenues for the nine months ended July 31, 1998 decreased 57% to $1,078,000, compared with $2,483,000 for the same period of fiscal 1997. The absolute dollar and percentage decrease in cost of product revenues for the nine months ended July 31, 1998 was primarily due to lower product license sales during the period. Product costs as a percentage of product revenues for the nine months ended July 31, 1998 was 17%, compared with 22% for the same period of the previous year. The decrease in cost of product revenues for the nine months ended July 31, 1998 as a percentage of product revenues was attributable to lower third party product costs and lower royalties associated with the product revenues during the period.

Cost of Services Revenues

     Cost of services revenues decreased 30% to $7,980,000, compared with $11,475,000 for the same period of the previous fiscal year. The decreases in absolute dollars and percentage of cost of services revenues were primarily due to lower third party systems integration consulting costs, lower systems integration services revenues and lower FlowStream services revenues as a result of the sale of the Health Care and Process business unit in the second quarter of fiscal 1998, partially offset by the hiring of additional permanent services personnel to support the systems integration services. Cost of services revenues was 45% of total services revenues for the nine months ended July 31, 1998, compared with 61% in the comparable period of fiscal 1997. The decrease in cost of services revenues as a percentage of services revenues was primarily due to an increase in systems integration projects with higher margins in fiscal 1998.

Cost of Development Revenues

     Cost of development revenues decreased to zero for the nine months ended July 31, 1998, compared with $369,000 for the same period of the previous fiscal year. The absolute dollar decrease in cost of development revenues for the nine months ended July 31, 1998 was due primarily to the completion of all funded development projects in fiscal 1997. Development costs, which may vary significantly from project to project, include direct labor costs associated with development contracts and porting projects as well as third party consulting expenses.

GROSS MARGIN

     Consilium believes gross margin as a percentage of total revenue may fluctuate in the future due to the mix of sales of third party products versus internally developed products and the mix and levels of product license revenues versus service revenues.

OPERATING EXPENSES

Research and Development Expenses

     Research and development expenses represented 26% of total revenues for the nine months ended July 31, 1998 and 30% of total revenues for nine months ended July 31, 1997. Research and development expenses were $6,344,000 for the nine months ended July 31, 1998, as compared to $9,250,000 for the same period of the previous fiscal year. The decrease in the percentage of research and development expenses as a percentage of total revenues and the decrease in the absolute dollar amount of research and development expenses for the nine months ended July 31, 1998 were due primarily to lower overall research and development activities as a result of the sale of the Healthcare Products and Process Industries Group that focused on the FlowStream product line coupled with the continued move of Consilium's software development group to India by subcontracting with HCL Infosystems, and the reimbursement of research and development expenses of $783,000 under an Advanced Technology Program (ATP) award form the National Institute of Standards and Technology (NIST). Included in research and development expenses are costs associated with the development of new products and the costs of enhancing and maintaining existing products.

     Software development expenditures of $990,000 were capitalized for the nine months ended July 31, 1998 and $525,000 were capitalized for the nine months ended July 31, 1997. The amounts represent approximately 14% of total research and development expenditures for the nine months ended July 31, 1998 and 5% of total research and development expenditures for the nine months ended July 31, 1997. The absolute dollar and percentage increases were due to an increase in the amount of software development costs eligible for capitalization during the nine months ended July 31, 1998. In accordance with SFAS No. 86, the amount of research and development expenditures capitalized in a given time period depends upon the amount of development work performed subsequent to the establishment of technological feasibility for a product. Accordingly, amounts capitalized may vary from period to period.

Selling and Marketing Expenses

     Selling and marketing expenses represented 31% of total revenues for the nine months ended July 31, 1998 and 33% of total revenues for the nine months ended July 31, 1997. The decrease in sales and marketing expenses as a percentage of total revenues during the nine months ended July 31, 1998 was due to a lower level of sales activities, partially offset by lower total revenues during the periods. Selling and marketing expenses were $7,474,000 for the nine months ended July 31, 1998 and $10,094,000 for the nine months ended July 1997. The decrease in the absolute dollar amount of selling and marketing expenses for the nine months ended July 31, 1998, compared with the same period in fiscal 1997, was due primarily to an overall decrease in headcount and related travel expenses as a result of the sale of the Health Care and Process business unit and Consilium's efforts to control overall operating expenses relative to revenues.

General and Administrative Expenses

     General and administrative expenses represented 9% of total revenues for the nine months ended on both July 31, 1998 and 1997. General and administrative expenses were $2,167,000 for the nine months ended July 31, 1998 and $2,809,000 for the nine months ended July 31, 1997. The decrease in absolute dollars for the nine months ended July 31, 1998 was due primarily to an overall decrease in headcount and Consilium's efforts to control operating expenses relative to revenues. General and administrative expenses include the costs of the finance, accounting and administrative operations of Consilium.

Interest Income and Expense

     Interest income was $166,000 for the nine months ended July 31, 1998, compared to $98,000 for the same period in the previous fiscal year. Higher invested cash balances and slightly higher interest rate levels accounted for the increase in interest income. Interest expense was $239,000 for the nine months ended July 31, 1998, compared to $173,000 for the same period in fiscal 1997. The increase in interest expense was primarily due to higher outstanding short term borrowings in fiscal 1998.

Provision for Income Taxes

     The income tax provision for the nine months ended July 31, 1998 represents taxes on earnings of certain foreign subsidiaries, which are profitable, and withholding taxes on sales made in certain foreign jurisdictions. Consilium has established a valuation allowance against its deferred tax asset and periodically reviews this allowance. At such time that Consilium believes that it is more likely than not that deferred tax asset will be realized, the valuation allowance will be reduced.

LIQUIDITY AND CAPITAL RESOURCES

                                             AS OF OCTOBER 31             AS OF JULY 31
                                       -----------------------------    -----------------
                                        1995       1996       1997       1997       1998
                                       -------    -------    -------    -------    ------
                                          (DOLLARS IN THOUSANDS)           (UNAUDITED)
Cash and cash equivalents..........    $10,686    $ 8,094    $ 7,865    $ 5,474    $6,665
Short-term investments.............    $ 1,478    $ 1,000         --         --        --
Net cash (used for) provided by
  operating activities.............    $ 1,702    $  (797)   $(3,115)   $(3,342)   $ (549)
Net cash used for investing
  activities.......................    $  (981)   $(5,000)   $(1,396)   $  (437)   $ (182)
Net cash provided by (used for)
  financing activities.............    $ 1,283    $ 3,251    $ 4,590    $ 1,547    $ (176)

     As of October 31, 1997, Consilium had $7,865,000 in cash and cash equivalents, as compared with $9,094,000 in cash and cash equivalents and short term investments at October 31, 1996. The fiscal 1997 decrease was due primarily to the use of cash to fund operations. During fiscal 1997, Consilium has funded its operations primarily through bank borrowings and the proceeds from a preferred stock issuance.

     Net cash used for operating activities in fiscal 1997 was $3,115,000, compared with net cash used by operating activities of $797,000 in fiscal 1996. Net cash used for operations in fiscal 1997 primarily consisted of a net loss in fiscal 1997 of $8,764,000, combined with an increase in accounts receivable, partially offset by an increase in non-cash charges for depreciation and amortization and an increase in accounts payable and deferred revenue. Higher levels of sales on systems integration services which have relatively longer collection cycles contributed to the increase in accounts receivable and accounts payable.

     Net cash used for operating activities in fiscal 1996 was $797,000, compared with net cash provided by operating activities of $1,702,000 in fiscal 1995. Net cash used for operations in fiscal 1996 primarily consisted of a net loss in fiscal 1996 of $3,459,000, combined with an increase in accounts receivable and other assets and a decrease in other liabilities and accrued expenses, partially offset by non-cash charges for depreciation and amortization and an increase in accounts payable. Higher levels of sales contributed to the increase in accounts receivable and accounts payable and the purchase of SDI (see Note 3 of Notes to Consolidated Financial Statements) accounted for the increase in other assets. Lower accrued compensation levels contributed to the decrease in other liabilities and accrued expenses.

     Net cash used for investing activities was $1,396,000 in fiscal year 1997, $5,000,000 in fiscal year 1996 and $981,000 in fiscal year 1995. The change from fiscal 1996 to 1997 was due to a decrease in investments in capital equipment, and a decrease in short-term investments, partially offset by an increase in capitalized software development costs. The change from fiscal 1995 to 1996 was due to an increase in investments in capital equipment relating to Consilium's relocation to its new facility, offset by a decrease in short-term investments and a decrease in expenditures on capitalized software development costs.

     Net cash provided by financing activities was $4,590,000 in fiscal year 1997, $3,251,000 in fiscal year 1996 and $1,283,000 in fiscal year 1995. The change from fiscal 1996 to 1997 was due to net proceeds from the issuance of Convertible Series A Preferred Stock of $2,799,000 and proceeds from borrowings on the new revolving line of credit of $3,051,000 less debt repayments of $1,792,000. The change from fiscal 1995 to fiscal 1996 was due primarily to cash received from a $2,000,000 promissory note obtained in fiscal 1996.

     As of July 31, 1998, the Company had $6,665,000 in cash and cash equivalents, as compared with $7,865,000 in cash and cash equivalents and short term investments at October 31, 1997. The Company used $549,000 for operating activities during the nine months ended July 31, 1998, compared with $3,342,000 used for operating activities in the same period of the previous fiscal year. The decrease was due primarily to a decrease in net loss, partially offset by changes in the balances of operating assets and liabilities.

     Net cash used for investing activities was $182,000 during the first nine months of fiscal 1998, as compared with $437,000 of net cash used for investing activities for the same period in fiscal 1997. The $182,000 net cash used for investing activities during the nine months ended July 31, 1998 represented cash received from the sale of the Healthcare products and process industries Group that focused on the FlowStream product line, offset by capital expenditures, capitalized software development costs, and FAST acquisition costs and proceeds from borrowings on the new banking facility of $2,750,000 less debt repayments of $3,051,000.

     Net cash used for financing activities was $176,000 during the first nine months of fiscal 1998, which represented proceeds from the issuance of common stock, offset by preferred stock issuance costs.

     Under the asset purchase agreement to purchase certain tangible and intangible assets from FAST, Consilium may be required to make additional annual performance-based payments (in cash, stock, or cash and stock at Consilium's option) over a three year period ending on August 1, 2000. Such performance-based payments will be based upon specified percentages of systems integration and related services net operating margin, and net product license and maintenance revenue recognized by Consilium in certain countries in Asia for a period of three years ending on August 1, 2000, as follows: 45% of systems integration/services net operating margin, 10% of product license net revenue, and 2.5% of product maintenance net revenue. Such payments may be made in cash or Common Stock, at the option of Consilium. $1,500,000 of the performance payments are guaranteed. As of July 31, 1998, $1,200,000 of these guaranteed performance payments have been paid, $900,000 by issuance of 234,192 shares of the Common Stock and one cash payment of $300,000. The last guaranteed performance payment of $300,000 of cash has been paid in August 1998. FAST has certain registration rights with respect to the Common Stock issued. Shares of common stock issued in fiscal 1997 have been registered by Consilium in fiscal 1998.

     Under the original asset purchase agreement of the Taiwan operations of SDI, Consilium was required to make additional performance-based payments in cash or cash and stock over a two-year period ending on July 8, 1998. Subsequent to October 31, 1997, Consilium renegotiated the major terms of the agreement with SDI, subject to the execution of definitive agreements, such that no additional performance-based payment would be made. On January 30, 1998, Consilium entered into definitive agreements with SDI and SDI's principal, under which the parties agreed to cancel the original payment provisions, and all other continuing obligations, including but not limited to financial obligations, arising under the original asset purchase agreement, and Consilium agreed to issue 100,000 shares of its Common Stock to SDI within thirty days. At the same time, Consilium and SDI entered into an amended licensing agreement under which Consilium has the right to distribute certain SDI-owned software, has the right to enhance certain of such software and agreed to pay royalties to SDI based on a percentage of any actual sublicense fees for that software received by Consilium. SDI's principal resigned from Consilium as of December 31, 1997.

     In April 1997, Consilium entered into a line of credit agreement under which it can borrow up to $5,000,000, based on eligible accounts receivable (the "Line of Credit Agreement"). The revolving Line of Credit Agreement is secured by substantially all of Consilium's assets, bears interest at the bank's prime rate per annum (8.5% at October 31, 1997) and expired on March 15, 1998. In connection with the above mentioned line of credit, Consilium granted the bank warrants to purchase 70,000 shares of the Common Stock at an exercise price of $3.98 per share. The warrant agreement with the bank includes antidilution provisions. However, in no event shall the number of shares issued under this warrant exceed 100,000, nor shall the price be less than $3.00 per share. Such warrants are fully exercisable and expire in April 2002. The bank has certain registration rights with respect to the underlying Common Stock. On July 24, 1998, Consilium entered into a new banking arrangement and paid off the $3,051,000 due under the above mentioned Line of Credit Agreement.

     Under the new banking facility, Consilium can borrow up to $6,500,000, including a $2,750,000 three year term loan (the "Term Loan Agreement"), and an additional line of credit (the "Revolving Facility Agreement") of up to $3,750,000 based on eligible accounts receivable. The term loan agreement is secured by substantially all of Consilium's assets, bears interest at 1.0% above the prime rate per annum (9.5% at July 31, 1998) and expires on July 24, 2001. The revolving facility agreement is secured by substantially all of Consilium's assets, bears interest at 0.5% above the prime rate per annum (9.0% at July 31, 1998) and expires on July 24, 1999. At July 31, 1998, $2,750,000 was outstanding under the Term Loan Agreement and no borrowings were outstanding under the Revolving Facility Agreement. The Term Loan and Revolving Facility Agreements require Consilium to maintain certain financial covenants. Consilium is in compliance with all financial covenants.

     In August 1997, Consilium entered into the subscription agreements with purchasers pursuant to which Consilium sold to the purchasers on August 19, 1997 an aggregate of 3,000 newly issued shares of Series A Preferred Stock of Consilium at a price of $1,000 per share for aggregate gross proceeds to Consilium of $3,000,000, before deducting expenses. See Note 7 of Notes to Consolidated Financial Statements for a description of the rights, preferences and privileges of the holders. The Series A Preferred Stock has the right to cumulative dividends at 8% per annum through conversion. Between October 13, 1998 and October 15, 1998, the holders of the shares of Series A Preferred Stock converted such shares into an aggregate of 1,538,457 shares of common stock. In connection with the issuance of Series A Preferred Stock (See Note 7 of Notes to Consolidated Financial Statements), Consilium granted the placement agents warrants to purchase an aggregate of 150,000 shares of the Common Stock at an exercise price of $6.33 per share. The warrants are fully exercisable and expire in August 2002.

     In February 1998, Consilium sold certain assets of its Healthcare Products and Process Industries Group that focused on the FlowStream product line (the "Healthcare Group"), pursuant to an Asset Purchase Agreement dated February 19, 1998 (the "Asset Purchase Agreement") by and among Base Ten FlowStream, Inc. (the "Buyer"), Base Ten Systems, Inc. (the "Parent" and together with the Buyer, "Base Ten") and Consilium, for consideration consisting of $1,500,000 in cash, 20% of all annual revenues in excess of $3,200,000 recognized by Base Ten from the licensing of the FlowStream product line during the 1998 and 1999 calendar years, and assumption by Base Ten of substantially all of the Healthcare Group's liabilities on a going-forward basis, with some specific obligations being retained by Consilium. Pursuant to the Asset Purchase Agreement, Base Ten assumed certain liabilities as of the acquisition date, purchased fixed assets with a net book value of approximately $500,000 and assumed Consilium's rights under certain contracts with customers and other third parties relating to the FlowStream product line, except certain patents used within Consilium by both the Healthcare Group and the Semiconductor and Electronics Business Group. With regards to these patents, Consilium granted to Base Ten a worldwide royalty-free, non-transferable (except with substantially all of the assets of the FlowStream Business) license, for the lives of the patents, without the right to sublicense, to the exclusive use of such patents for developing, producing, manufacturing and selling manufacturing execution systems limited to the field of healthcare products (pharmaceutical, medical device and biotechnology) and chemical industries. In addition, Consilium agreed not to compete in the business of developing, producing, manufacturing and selling manufacturing execution systems under the trademark of "FlowStream" for healthcare products and chemical industries for three years. Also pursuant to the Asset Purchase Agreement, Consilium agreed to indemnify Base Ten for up to $1,500,000 for certain representations and warranties relating to intellectual property and up to an unlimited amount for certain post-closing covenants, any excluded obligations (as defined in the Asset Purchase Agreement) and any tax losses (as defined in the Asset Purchase Agreement).

     Management believes the existing cash and cash equivalents including cash generated from operations combined with its borrowing capacity under the new Term Loan and Revolving Facility Agreement will be sufficient to meet Consilium's working capital and capital expenditure requirements for the next twelve months.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 will become effective for Consilium's fiscal year ending October 31, 1999. Consilium anticipates additional disclosure requirements on comprehensive income upon adoption of SFAS No. 130.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for disclosure of segment information. SFAS No. 131 will become effective for Consilium's fiscal year ending October 31, 1999. Management believes the adoption of SFAS No. 131 will have no impact on Consilium's financial statements.

     Effective November 1, 1997, Consilium adopted SFAS No. 128, "Earnings Per Share." All prior-period earnings per share data presented was restated to conform with SFAS No. 128. SFAS No. 128 requires companies to compute net income
(loss) per share under two different methods, basic and diluted, and to disclose the methodology used for the calculation. Basic and diluted earnings per common share were computed by dividing net loss after deduction of preferred stock dividends by the weighted average number of shares of common stock outstanding during the period. Potentially dilutive securities of 2,257,462 for the three quarters ended July 31, 1998 and 1,733,070 for the three quarters ended July 31, 1997 were not included in the computation of diluted earnings per common share because to do so would have been antidilutive.

     In the first quarter of fiscal 1998, Consilium adopted the provisions of SFAS No. 129, "Disclosure of Information about Capital Structure," which requires companies to disclose certain information about their capital structure. The adoption of SFAS No. 129 had no impact on Consilium's financial statements.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance regarding the determination of whether computer software is internal-use software, the capitalization of costs incurred for computer software developed or obtained for internal use and accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. Consilium has not yet determined the effect, if any, of adopting SOP 98-1, which will be effective for Consilium in fiscal 2000.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management believes the adoption of SFAS No. 133 will have no effect on Consilium's financial statements.

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF APPLIED MATERIALS CAPITAL STOCK

     The authorized capital stock of Applied Materials consists of 1,100,000,000 shares of Applied Materials common stock, $0.01 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value ("Applied Materials Preferred Stock").

APPLIED MATERIALS COMMON STOCK

     As of the Record Date, there were approximately 367,648,234 shares of Applied Materials common stock outstanding held of record by approximately 5,817 stockholders. Applied Materials common stock is listed on the Nasdaq National Market under the symbol "AMAT." Holders of Applied Materials common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The stockholders may not cumulate votes in connection with the election of directors. The holders of Applied Materials common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Applied Materials Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Applied Materials, the holders of Applied Materials common stock are entitled to share ratably in all assets remaining after payment of liabilities. The Applied Materials common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Applied Materials common stock. All outstanding shares of Applied Materials common stock are fully paid and non-assessable, and the shares of Applied Materials common stock to be outstanding upon completion of the merger will be fully paid and non-assessable.

     Pursuant to a rights agreement between Applied Materials and Bank of America, N.T.&S.A. dated June 14, 1989 (the "Rights Agreement'), each outstanding share of Applied Materials common stock is accompanied by a right initially exercisable to purchase one share of Applied Materials common stock upon the occurrence of certain "triggering events." By its terms, the Rights Agreement will expire on June 13, 1999.

APPLIED MATERIALS PREFERRED STOCK

     Applied Materials has 1,000,000 shares of Applied Materials Preferred Stock authorized and no shares are outstanding. The Applied Materials Board of Directors has the authority to issue up to 1,000,000 shares of Applied Materials Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Applied Materials Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the Applied Materials Board of Directors, without stockholder approval, can issue Applied Materials Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of

Applied Materials common stock. The issuance of Applied Materials Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Applied Materials.

APPLIED MATERIALS TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Applied Materials common stock is Harris Trust Company of California, P. O. Box A3504, Chicago, IL 60690, and its telephone number is (312) 461-6001.

DESCRIPTION OF CONSILIUM CAPITAL STOCK

     The authorized capital stock of Consilium consists of 25,000,000 shares of Consilium common stock, $0.01 par value per share, and 4,000,000 shares of Preferred Stock, $0.01 par value per share, of which 3,000 shares are designated as "Series A Convertible Preferred Stock."

CONSILIUM COMMON STOCK

     As of the Record Date, there were approximately 8,749,973 shares of Consilium common stock outstanding held of record by approximately 212 stockholders. Consilium common stock is listed on the Nasdaq National Market under the symbol "CSIM." The holders of Consilium common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Consilium common stock are entitled to receive ratably such dividends if any, as may be declared from time to time by the Consilium Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of Consilium, the holders of Consilium common stock are entitled to share ratably in all assets remaining after payment of liabilities subject to prior distribution rights of Consilium preferred stock, if any, then outstanding. The Consilium common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of Consilium common stock are fully paid and nonassessable.

CONSILIUM PREFERRED STOCK

     As of the Record Date, there were approximately 3,000 shares of Series A Convertible Preferred Stock outstanding held of record by three stockholders. The holders of Series A Convertible Preferred Stock are entitled to receive ratably a cumulative dividend of $80 per annum on each share of Series A Convertible Preferred Stock from funds legally available therefor. As of September 30, 1998, the aggregate dollar amount of dividends accrued with respect to all outstanding shares of Consilium preferred stock was $270,000. Such dividends are payable in cash, Consilium common stock, or any combination thereof, as determined by the Consilium Board of Directors.

     On October 13, 1998, October 14, 1998 and October 15, 1998, the holders of shares of Series A Convertible Preferred Stock converted such shares into an aggregate of 1,538,457 shares of Consilium common stock.

     The Consilium Board of Directors has the authority to issue up to 4,000,000 shares of Consilium preferred stock, in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Consilium preferred stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the Consilium Board of Directors, without stockholder approval, can issue Consilium preferred stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of Consilium common stock. The issuance of Consilium preferred stock may have the effect of delaying, deferring or preventing a change in control of Consilium.

CONSILIUM TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Consilium common stock and Consilium preferred stock is Boston EquiServe and its telephone number is (781) 575-2064.

                        CONSILIUM PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of Consilium common stock as of October 12, 1998, by (i) each director of Consilium, (ii) Consilium's Chief Executive Officer and each of the four other most highly compensated executive officers of Consilium during the fiscal year ended October 31, 1997, (iii) all directors and executive officers of Consilium as a group, and (iv) all those known by Consilium to be beneficial owners of more than five percent of outstanding shares of Consilium common stock. This table is based on information provided to Consilium or filed with the SEC by Consilium's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                AMOUNT AND       PERCENTAGE OF
                                                                 NATURE OF        OUTSTANDING
                                                                BENEFICIAL          COMMON
                    NAME AND ADDRESS OF                        OWNERSHIP OF          STOCK
                    BENEFICIAL OWNER (#)                      COMMON STOCK(1)      OWNED(2)
                    --------------------                      ---------------    -------------
Jonathan J. Golovin and Susan K. Golovin (3)................     1,610,860           18.41%
Centennial Associates, L.P. (4).............................     1,615,785           18.47%
  900 Third Avenue
  New York, NY 10022
Michael J. Field (5)........................................        38,485               *
Robert C. Fink (6)..........................................        12,500               *
Laurence R. Hootnick (7)....................................       286,089            3.27%
Robert Horne (8)............................................        24,250               *
Frederick M. O'Such (9).....................................         5,000               *
Thomas A. Tomasetti (10)....................................       209,040            2.38%
All executive officers and directors as a group (9 persons)
  (11)......................................................     2,268,611           25.93%

---------------
  # Unless otherwise indicated, the address for each beneficial owner is 485 Clyde Avenue, Mountain View, CA 94043.

  *  Less than one percent

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Consilium common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 12, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

 (3) Includes 1,353,446 shares held directly by Jonathan J. Golovin and Susan K. Golovin as community property and 238,664 shares held in trust by Jonathan
     J. Golovin and/or Susan K. Golovin as Trustees for Dr. and Mrs. Golovin's minor children. Dr. Golovin, Chairman of the Board and Chief Technical Officer of Consilium, may be deemed to share voting and investment power with respect to such shares. Also includes 18,750 shares subject to options exercisable within 60 days after October 12, 1998.

 (4) Based on an amendment to Schedule 13D filed with the SEC on June 13, 1997 by Centennial Associates, L.P. Centennial Associates, L.P. may be deemed to be the beneficial owner of all such shares owned by the partnership. Centennial Associates, L.P. has the sole power to vote and dispose of all 1,615,785 shares.

 (5) Includes 33,333 shares subject to options exercisable within 60 days after October 12, 1998.

 (6) Includes 12,500 shares subject to options exercisable within 60 days after October 12, 1998.

 (7) Includes 133,625 shares subject to options exercisable within 60 days after October 12, 1998, of which 17,626 shares are unvested and subject to repurchase by Consilium. Of the shares not subject to options, 14,464 are held directly by Mr. Hootnick and 138,000 are held in trust by Mr. Hootnick.

 (8) Includes 500 shares held by his spouse. Also includes 18,750 shares subject to options exercisable within 60 days after October 12, 1998.

 (9) Includes 5,000 shares subject to options exercisable within 60 days after October 12, 1998.

(10) Includes 12,500 shares subject to options exercisable within 60 days after October 12, 1998.

(11) Includes 299,455 shares subject to options exercisable within 60 days after October 12, 1998.

           COMPARISON OF RIGHTS OF HOLDERS OF APPLIED MATERIALS, INC.
               COMMON STOCK AND HOLDERS OF CONSILIUM COMMON STOCK

     Upon consummation of the merger, the holders of Consilium common stock will become holders of Applied Materials common stock. There are certain material differences between the rights and privileges of the holders of Consilium common stock and the holders of Applied Materials common stock.

PERCENTAGE OF VOTING STOCK; INFLUENCE OVER AFFAIRS

     Upon completion of the merger, the percentage ownership of Applied Materials by each former Consilium stockholder will be substantially less than such stockholder's current percentage ownership of Consilium. Accordingly, former Consilium stockholders will have a significantly smaller voting influence over the affairs of Applied Materials than they currently enjoy over the affairs of Consilium.

POWER TO CALL SPECIAL STOCKHOLDERS' MEETINGS

     According to the Bylaws, as amended, of Consilium, a special meeting of the Consilium stockholders may be called only by the President or the Board of Directors of Consilium. The Amended and Restated Bylaws of Applied Materials also provide that special meetings of the Applied stockholders may be called by the Chairman of the Board, the President or the Applied Materials Board of Directors, but further provide that such meetings shall be called by the Chairman of the Board, the President or the Applied Materials Board of Directors if so requested in writing by the Applied Materials stockholders holding of record at least 50% of the outstanding shares of stock entitled to vote at such a meeting.

RIGHTS PLAN

     On June 14, 1989, the Applied Materials Board of Directors declared a dividend of one common stock purchase right (a "Right") for each outstanding share of Applied Materials common stock to the holders of record on June 26, 1989, and authorized and directed the issuance of one Right with respect to each share of Applied Materials common stock that becomes outstanding prior to the occurrence of certain "triggering events" pursuant to the Rights Agreement dated June 14, 1989 between Applied Materials and Bank of America, N.T. & S.A. By its terms, the Rights Agreement will expire on June 13, 1999. Each share of Applied Materials common stock issued in exchange for Consilium common stock includes one Right. Consilium does not have such a rights agreement.

                                    EXPERTS

     The consolidated financial statements incorporated in this Proxy Statement/Prospectus and in the registration statement by reference to the Annual Report on Form 10-K of Applied Materials for the year ended October 26, 1997, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements and schedule included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for Applied Materials by Cooley Godward LLP. Certain legal matters in connection with the merger will be passed upon for Consilium by Gray Cary Ware & Freidenrich LLP, Palo Alto, California.

               REPRESENTATIVES OF INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen LLP expect to be present at the Consilium special meeting. While such representatives have stated that they do not plan to make a statement at such meeting, they will be available to respond to appropriate questions from stockholders in attendance.

                                CONSILIUM, INC.

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF CONSILIUM, INC.
  Reports of Independent Public Accountants.................   F-2
  Consolidated Balance Sheets...............................   F-4
  Consolidated Statements of Operations.....................   F-5
  Consolidated Statements of Stockholders' Equity...........   F-6
  Consolidated Statements of Cash Flows.....................   F-7
  Notes to Consolidated Financial Statements................   F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Consilium, Inc.:

     We have audited the accompanying consolidated balance sheets of Consilium, Inc. (a Delaware Corporation) and subsidiaries as of October 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Consilium's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consilium, Inc. and subsidiaries as of October 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Jose, California
December 3, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
Consilium, Inc. and Subsidiaries

     We have audited the consolidated statements of operations, stockholders' equity and cash flows of Consilium, Inc. and subsidiaries for the year ended October 31, 1995. These financial statements are the responsibility of Consilium's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1995 consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Consilium, Inc. and subsidiaries for the year ended October 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

San Jose, California
December 6, 1995

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 OCTOBER 31,
                                                              ------------------     JULY 31,
                                                               1996       1997         1998
                                                              -------    -------    -----------
                                                                                    (UNAUDITED)
                                            Assets
Current assets:
  Cash and cash equivalents.................................  $ 8,094    $ 7,865      $ 6,665
  Short-term investments....................................    1,000         --           --
  Accounts receivable, net of allowance for doubtful
     accounts of $705, $300 and $275 in 1996, 1997 and at
     July 31, 1998, respectively............................    9,139     11,014        9,299
  Other current assets......................................    1,114        590          608
                                                              -------    -------      -------
          Total current assets..............................   19,347     19,469       16,572
Property and equipment, net.................................    4,827      4,312        2,630
Software development costs, net.............................    3,094      2,688        1,991
Goodwill, net...............................................    1,345      3,092        2,116
Other assets................................................      380        406          364
                                                              -------    -------      -------
                                                              $28,993    $29,967      $23,673
                                                              =======    =======      =======

                             Liabilities and Stockholders' Equity
Current liabilities:
  Line of credit / note payable.............................  $ 1,792    $ 3,051      $   917
  Accounts payable..........................................    4,114      6,587        2,612
  Other current liabilities and accrued expenses............    3,910      3,799        3,676
  Accrued acquisition costs.................................      105      1,662          300
  Deferred revenue..........................................    5,735      6,437        5,378
                                                              -------    -------      -------
          Total current liabilities.........................   15,656     21,536       12,883
                                                              -------    -------      -------
Long-term liabilities:
  Note payable..............................................       --         --        1,833
  Deferred revenue..........................................       --         --          467
  Accrued lease obligation..................................       --         --          157
                                                              -------    -------      -------
          Total liabilities.................................   15,656     21,536       15,340
                                                              -------    -------      -------
Commitments and contingencies (Notes 3 and 6)
Stockholders' equity:
  Preferred stock, $.01 par value:
     Authorized: 4,000,000 shares; Issued and outstanding:
       none in 1996, 3,000 shares in 1997 and at July 31,
       1998.................................................       --         --           --
  Common stock, $.01 par value:
     Authorized: 25,000,000 shares; Issued and outstanding:
       7,928,051 shares in 1996, 8,290,290 shares in 1997
       and 8,637,352 shares at July 31, 1998,
       respectively.........................................       79         83           87
  Additional paid-in capital................................   24,794     29,261       30,827
  Accumulated deficit.......................................  (11,490)   (20,559)     (21,934)
  Cumulative translation adjustment.........................      (46)      (354)        (647)
                                                              -------    -------      -------
          Total stockholders' equity........................   13,337      8,431        8,333
                                                              -------    -------      -------
                                                              $28,993    $29,967      $23,673
                                                              =======    =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             NINE MONTHS ENDED
                                                 YEARS ENDED OCTOBER 31,         JULY 31,
                                               ---------------------------   -----------------
                                                1995      1996      1997      1997      1998
                                               -------   -------   -------   -------   -------
                                                                                (UNAUDITED)
REVENUES:
  Product....................................  $16,115   $19,073   $14,181   $11,234   $ 6,282
  Services...................................   15,979    17,268    25,940    18,826    17,922
  Development................................    1,031     1,806       514       514        --
                                               -------   -------   -------   -------   -------
          Total revenues.....................   33,125    38,147    40,635    30,574    24,204
                                               -------   -------   -------   -------   -------
COSTS OF REVENUES:
  Product....................................    3,022     4,461     3,245     2,483     1,078
  Services...................................    4,967     7,437    15,449    11,475     7,980
  Development................................      632     1,263       369       369        --
                                               -------   -------   -------   -------   -------
          Total costs of revenues............    8,621    13,161    19,063    14,327     9,058
                                               -------   -------   -------   -------   -------
GROSS MARGIN.................................   24,504    24,986    21,572    16,247    15,146
                                               -------   -------   -------   -------   -------
OPERATING EXPENSES:
  Research and development...................    9,246    10,847    12,165     9,250     6,344
  Selling and marketing......................   12,264    13,039    13,739    10,094     7,474
  General and administrative.................    3,119     3,929     3,993     2,809     2,167
  Restructuring charge.......................     (211)       --        --        --        --
                                               -------   -------   -------   -------   -------
          Total operating expenses...........   24,418    27,815    29,897    22,153    15,985
                                               -------   -------   -------   -------   -------
INCOME (LOSS) FROM OPERATIONS................       86    (2,829)   (8,325)   (5,906)     (839)
                                               -------   -------   -------   -------   -------
  Interest income............................      588       425       156        98       166
  Interest expense...........................      (10)      (81)     (294)     (173)     (239)
  Gain on sale of business...................       --        --        --        --       550
                                               -------   -------   -------   -------   -------
INCOME (LOSS) BEFORE PROVISION FOR INCOME
  TAXES......................................      664    (2,485)   (8,463)   (5,981)     (362)
PROVISION FOR INCOME TAXES...................      523       974       301       262       175
                                               -------   -------   -------   -------   -------
NET INCOME (LOSS)............................      141    (3,459)   (8,764)   (6,243)     (537)
                                               -------   -------   -------   -------   -------
PREFERRED STOCK DIVIDENDS....................       --        --      (305)       --      (838)
                                               -------   -------   -------   -------   -------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
  STOCK......................................  $   141   $(3,459)  $(9,069)  $(6,243)  $(1,375)
                                               =======   =======   =======   =======   =======
NET INCOME (LOSS) PER COMMON SHARE
Basic........................................  $  0.02   $ (0.44)  $ (1.13)  $ (0.78)  $ (0.16)
Diluted......................................  $  0.02   $ (0.44)  $ (1.13)  $ (0.78)  $ (0.16)
WEIGHTED AVERAGE COMMON
SHARES AND EQUIVALENTS
Basic........................................    7,567     7,804     8,045     7,974     8,503
Diluted......................................    7,912     7,804     8,045     7,974     8,503

     The accompanying notes are an integral part of these consolidated financial statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          CONVERTIBLE
                                        PREFERRED STOCK    COMMON STOCK     ADDITIONAL                 CUMULATIVE
                                        ---------------   ---------------    PAID-IN     ACCUMULATED   TRANSLATION
                                        SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL       DEFICIT     ADJUSTMENT     TOTAL
                                        ------   ------   ------   ------   ----------   -----------   -----------   -------
BALANCES, OCTOBER 31, 1994............   --       $--     7,429     $74      $21,744      $ (8,172)       $  --      $13,646
Issuance of stock pursuant to employee
  stock purchase plan.................   --        --       136       1          708            --           --          709
Exercise of common stock options......   --        --       131       2          885            --           --          887
Net income............................   --        --        --      --           --           141           --          141
                                         --        --     -----     ---      -------      --------        -----      -------
BALANCES, OCTOBER 31, 1995............   --        --     7,696      77       23,337        (8,031)          --       15,383
                                         --        --     -----     ---      -------      --------        -----      -------
Issuance of stock pursuant to employee
  stock purchase plan.................   --        --       145       1          934            --           --          935
Exercise of common stock options......   --        --        87       1          523            --           --          524
Translation adjustment................   --        --        --      --           --            --          (46)         (46)
Net loss..............................   --        --        --      --           --        (3,459)          --       (3,459)
                                         --        --     -----     ---      -------      --------        -----      -------
BALANCES, OCTOBER 31, 1996............   --        --     7,928      79       24,794       (11,490)         (46)      13,337
                                         --        --     -----     ---      -------      --------        -----      -------
Issuance of Series A convertible
  preferred stock net of issuance
  costs of $201.......................    3        --        --      --        2,799            --           --        2,799
Issuance of common stock in connection
  with the acquisition of Fast
  Associates Pte. Ltd.................   --        --       195       2          774            --           --          776
Issuance of stock pursuant to employee
  stock purchase plan.................   --        --       166       2          527            --           --          529
Exercise of common stock options......   --        --         1      --            3            --           --            3
Issuance of warrants to purchase
  common stock........................   --        --        --      --          109            --           --          109
Preferred stock dividends.............   --        --        --      --           --           (50)          --          (50)
Accretion of preferred stock
  discount............................   --        --        --      --          137          (137)          --           --
Accretion of fair value of warrants...   --        --        --      --          118          (118)          --           --
Translation adjustment................   --        --        --      --           --            --         (308)        (308)
Net loss..............................   --        --        --      --           --        (8,764)          --       (8,764)
                                         --        --     -----     ---      -------      --------        -----      -------
BALANCES, OCTOBER 31, 1997............    3        --     8,290      83       29,261       (20,559)        (354)       8,431
                                         --        --     -----     ---      -------      --------        -----      -------
Issuance of common stock in connection
  with the acquisition of Fast
  Associates Pte. Ltd. (unaudited)....   --        --       158       2          598            --           --          600
Issuance of common stock in connection
  with the acquisition of SDI
  (unaudited).........................   --        --       100       1          186            --           --          187
Preferred stock issuance costs
  (unaudited).........................   --        --        --      --         (103)           --           --         (103)
Issuance of stock pursuant to employee
  stock purchase plan (unaudited).....   --        --        79       1          197            --           --          198
Exercise of common stock options
  (unaudited).........................   --        --        10      --           30            --           --           30
Preferred stock dividends
  (unaudited).........................   --        --        --      --           --          (180)          --         (180)
Accretion of preferred stock discount
  (unaudited).........................   --        --        --      --          494          (494)          --           --
Accretion of fair value of warrants
  (unaudited).........................   --        --        --      --          164          (164)          --           --
Translation adjustment (unaudited)....   --        --        --      --           --            --         (293)        (293)
Net loss (unaudited)..................   --        --        --      --           --          (537)          --         (537)
                                         --        --     -----     ---      -------      --------        -----      -------
BALANCES, JULY 31, 1998 (unaudited)...    3       $--     8,637     $87      $30,827      $(21,934)       $(647)     $ 8,333
                                         --        --     -----     ---      -------      --------        -----      -------

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      YEARS ENDED              NINE MONTHS
                                                                      OCTOBER 31,             ENDED JULY 31
                                                              ---------------------------   -----------------
                                                               1995      1996      1997      1997      1998
                                                              -------   -------   -------   -------   -------
                                                                                               (UNAUDITED)
                                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $   141   $(3,459)  $(8,764)  $(6,243)  $  (537)
                                                              -------   -------   -------   -------   -------
  Adjustments to reconcile net income (loss) to net cash
    (used for) provided by operating activities:
  Depreciation and amortization.............................    3,332     3,083     4,009     2,694     2,636
  Provision for doubtful accounts receivable................      324        55        --        --        --
  Gain on sale of business..................................       --        --        --        --      (550)
  Changes in assets and liabilities, net of acquisition:
    Accounts receivable.....................................   (2,721)   (1,616)   (1,875)   (5,221)    1,715
    Other assets............................................      190      (589)      543      (213)      (85)
    Accounts payable........................................      591     2,314     2,473       143    (3,445)
    Deferred revenue........................................      138       (61)      702     2,870       328
    Other liabilities and accrued expenses..................     (293)     (524)     (203)    2,628      (611)
                                                              -------   -------   -------   -------   -------
      Total adjustments.....................................    1,561     2,662     5,649     2,901       (12)
                                                              -------   -------   -------   -------   -------
         Net cash (used for) provided by operating
           activities.......................................    1,702      (797)   (3,115)   (3,342)     (549)
                                                              -------   -------   -------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (1,543)   (3,722)   (1,072)     (912)     (242)
  Capitalized software development costs....................   (1,460)     (886)   (1,324)     (525)     (990)
  Purchases of short-term investments.......................   (1,708)   (2,000)       --     1,000        --
  Sales of short-term investments...........................    3,730     2,478     1,000        --        --
  Cash paid for acquisition of the Taiwan operations of SDI
    and FAST................................................       --      (870)       --        --      (300)
  Cash received from sale of HCP............................       --        --        --        --     1,350
                                                              -------   -------   -------   -------   -------
         Net cash used for investing activities.............     (981)   (5,000)   (1,396)     (437)     (182)
                                                              -------   -------   -------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of note payable/line of credit.....       --     2,000     3,051     3,051     2,750
  Principal payments on note payable/line of credit.........       --      (208)   (1,792)   (1,792)   (3,051)
  Principal payments on capital leases......................     (313)       --        --        --        --
  Net proceeds from issuance of preferred stock.............       --        --     2,799        --        --
  Proceeds from issuance of common stock and exercise of
    options.................................................    1,596     1,459       532       288       228
  Issuance costs of preferred stock.........................       --        --        --        --      (103)
                                                              -------   -------   -------   -------   -------
         Net cash (used for) provided by financing
           activities.......................................    1,283     3,251     4,590     1,547      (176)
                                                              -------   -------   -------   -------   -------
Effect of exchange rate changes on cash.....................       --       (46)     (308)     (388)     (293)
                                                              -------   -------   -------   -------   -------
Net (decrease) increase in cash and cash equivalents........    2,004    (2,592)     (229)   (2,620)   (1,200)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............    8,682    10,686     8,094     8,094     7,865
                                                              -------   -------   -------   -------   -------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $10,686   $ 8,094   $ 7,865   $ 5,474   $ 6,665
                                                              =======   =======   =======   =======   =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for:
    Interest................................................  $    10   $    81   $   230   $   115   $   189
                                                              -------   -------   -------   -------   -------
    Income taxes............................................  $    13   $    43   $   175   $   139   $    73
                                                              -------   -------   -------   -------   -------
  Non-cash investing and financing activities
    Common stock issued for the acquisition of SDI..........  $    --   $    --   $    --   $    --   $   187
    Common stock issued for the acquisition of Fast
      Associates
      Pte. Ltd..............................................  $    --   $    --   $   776   $    --   $   600
                                                              -------   -------   -------   -------   -------

  The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1997

NOTE 1: NATURE OF OPERATIONS AND ORGANIZATION

     Consilium, Inc. was incorporated in October 1978 and designs and licenses integrated manufacturing execution systems (MES) software for the manufacturing plant floor. Consilium also provides consulting, implementation and training services for its software products as well as system integration services for plant automation. Consilium markets its products worldwide to the semiconductor, electronics, healthcare products and process industries.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND BASIS OF PREPARATION

     The consolidated financial statements include the accounts of Consilium, Inc. and its wholly owned subsidiaries after elimination of intercompany accounts and transactions.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

FOREIGN CURRENCIES

     The functional currency of Consilium's wholly owned German subsidiary is the local currency. Gains and losses resulting from the translation of the subsidiary's financial statements are reported as a separate component of stockholders' equity. The functional currency of Consilium's other wholly owned foreign subsidiaries is the U.S. dollar. Accordingly, translation gains and losses, which have not been material, are reflected in the accompanying statements of operations. Exchange gains and losses arising from transactions denominated in foreign currencies have not been material to date.

CASH AND CASH EQUIVALENTS

     Consilium considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

SHORT-TERM INVESTMENTS

     At October 31, 1996, Consilium's investments were classified as available-for-sale and were recorded at fair market value, which approximated amortized cost and, as such, gross unrealized holding gains and losses were not material. The fair value of the investments was determined based on quoted market prices at the reporting dates for those instruments. Realized gains and losses have not been material to date. The carrying value of Consilium's available-for-sale investments by major security type consisted of the following as of October 31, 1996 (in thousands):

--------------------------------------------------------------------------------

                           DESCRIPTION                            1996
                           -----------                           ------
     Preferred Auction Securities..............................  $1,000
     Commercial Paper..........................................   1,000
     Municipal Bonds...........................................   3,500
                                                                 ------
                                                                 $5,500
                                                                 ======

--------------------------------------------------------------------------------

                                OCTOBER 31, 1997

     Approximately $4,500,000 of the total investments in debt securities as of October 31, 1996 are included in cash and cash equivalents. The remaining balance is classified as short-term investments. Consilium did not have any investments in debt and equity securities as of October 31, 1997.

DEPRECIATION AND AMORTIZATION

     Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives of three to five years. Leasehold improvements are amortized over their estimated useful lives of five years or the remaining term of the related lease, if shorter.

GOODWILL

     Goodwill arising from Consilium's acquisitions (see Note 3) is amortized on a straight-line basis over four to five years. Accumulated amortization was $496,000 and $65,000 at October 31, 1997 and 1996, respectively.

SOFTWARE DEVELOPMENT COSTS

     Consilium capitalizes eligible computer software development costs upon establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. Amortization of capitalized software development costs begins when the products are available for general release to customers and is generally computed on license revenues recognized during the year in relation to total anticipated license revenues; however, the annual amortization expense, at a minimum, will not be less than 20% of the capitalized costs.

REVENUE RECOGNITION AND DEFERRED REVENUE

     Product revenues consist principally of revenues earned under software license agreements and are generally recognized when the software has been shipped, Consilium has a right to invoice the customer, collection of the receivable is probable and there are no significant obligations remaining. If significant post-delivery obligations exist, the product revenue is deferred until no significant obligations remain. With respect to sales made through foreign distributors, revenue is recognized either upon verification of receipt of a firm purchase order between the distributor and the end user or upon installation of the software at the end user's facility.

     Service revenue primarily consists of software maintenance revenue and revenue earned for software installation, systems integration and customer training. Software maintenance revenue consists of fees for providing unspecified upgrades, user documentation and technical support for software products. Maintenance revenue is recognized ratably over the term of the maintenance period. All other service revenue is either recognized as the services are performed or on the percentage-of-completion method of accounting, depending upon the nature of the project. If a transaction includes both license and service elements, license revenue is recognized upon shipment of the software, provided services do not include significant customization or modification of the base product and payment terms for the license fee are not subject to acceptance criteria for the service element, as well as having met all other product revenue recognition criteria. If these criteria are not met, the license and service fees are both recognized on the percentage-of-completion method of accounting.

     Deferred revenue consists primarily of the unrecognized portion of revenue under maintenance and support contracts and systems integration projects and advance payment of software development fees and license fees.

                                OCTOBER 31, 1997

     Consilium adopted Statement of Position (SOP) 97-2, "Software Revenue Recognition" in the first quarter of fiscal 1998. The adoption of SOP 97-2 did not have a significant impact on its financial position or results of operations.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject Consilium to concentrations of credit risk consist principally of cash investments and trade receivables. Consilium has cash investment policies that limit cash investments to short-term, low risk investments. With respect to trade receivables, Consilium generally does not require collateral as the majority of Consilium's customers are large, well established companies in the semiconductor, electronics and healthcare products and process industries. Consilium establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

STOCK-BASED COMPENSATION

     Effective November 1, 1996, Consilium adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, Consilium applies Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option and employee stock purchase plans.

COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

     Effective November 1, 1997, the Company adopted SFAS No. 128, "Earnings Per Share." All prior-period earnings per share data presented was restated to conform with SFAS No. 128. SFAS No. 128 requires companies to compute net income
(loss) per share under two different methods, basic and diluted, and to disclose the methodology used for the calculation.

     Basic net income (loss) and diluted net income per common share was computed by dividing net income (loss) after deduction of preferred stock dividends by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share was computed by dividing net income by the weighted average shares of common stock outstanding and potential common shares during the period. Potential common shares included in the dilutive calculation consist of dilutive shares issuable upon the exercise of outstanding common stock options, warrants and convertible preferred stock. Potentially dilutive securities of 40,409, 2,126,672, 1,733,070 and 2,257,462 were not included in the computation of diluted earnings per common share because to do so would have been antidilutive for the years ended October 31, 1996 and 1997 and the nine months ended July 31, 1997 and 1998, respectively.

RECLASSIFICATIONS

     Certain reclassifications were made to prior year amounts to conform to the 1997 presentation. These reclassifications did not change the previously reported net income (loss), total assets or total cash flows of Consilium for prior years.

RECENT ACCOUNTING PRONOUNCEMENTS

     In February 1997, the FASB issued SFAS No. 129, "Disclosure of information about Capital Structure," which requires companies to disclose certain information about their capital structure. SFAS No. 129 will become effective in the first quarter of Consilium's fiscal year ending October 31, 1998 and its adoption is not expected to have a material effect on the financial statements of Consilium.

                                OCTOBER 31, 1997

     In 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 will become effective for Consilium's fiscal year ending October 31, 1999. Consilium anticipates additional disclosure requirements on comprehensive income upon adoption of SFAS No. 130.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for disclosure of segment information. SFAS No. 131 will become effective for Consilium's fiscal year ending October 31, 1999. Consilium anticipates additional disclosure requirements on segment information upon adoption of SFAS No. 131.

INTERIM FINANCIAL DATA

     The interim financial statements as of July 31, 1998 and for the nine months ended July 31, 1997 and 1998 have been prepared on the same basis as the year-end financial statements and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. Consilium's interim results are subject to fluctuation. As a result, Consilium believes the results of operations for the interim period are not necessarily indicative of the results to be expected for any future period.

NOTE 3: ACQUISITIONS

     On August 1, 1997, Consilium acquired certain assets of Fast Associates Pte. Ltd. (FAST), a Singapore corporation specializing in semiconductor factory automation. Consilium purchased two existing semiconductor factory automation contracts, certain tangible and intangible assets and assumed certain liabilities of FAST. The purchase price consisted of an initial 120,000 shares of Common Stock valued at $476,000 and an additional guaranteed amount of $1,500,000 to be paid in five equal quarterly installments of $300,000 each. Such guaranteed amounts may be payable in cash or settled by issuing shares of Common Stock with a fair market value equal to the quarterly installment amount, at the option of Consilium. As of October 31, 1997, the first installment of $300,000 was settled by issuing 75,586 shares of Common Stock. The four remaining payments will be paid at intervals of ninety days, beginning November 1, 1997. As of October 31, 1997, Consilium has recorded in Accrued Liabilities a liability of $1,200,000 for the remaining four installments related to this acquisition. The acquisition was accounted for as a purchase and, accordingly, the results of FAST from the date of acquisition forward have been recorded in Consilium's consolidated financial statements. The excess of the purchase price over the estimated fair value of the net assets acquired of $1,821,000 has been recorded as goodwill and will be amortized on a straight-line basis over four years.

     In addition, Consilium may be obligated to pay future contingent performance-based consideration equal to specified percentages of systems integration and related services net operating margin, and net product license and maintenance revenue related to FAST recognized by Consilium in certain countries in Asia for a period of three years ending on August 1, 2000, as follows: 45% of systems integration/services net operating margin, 10% of product license net revenue, and 2.5% of product maintenance net revenue. Such payments may also be made in cash or Common Stock, at the option of Consilium, and will be accounted for as compensation and expensed in the periods such amounts are earned.

     The following unaudited pro forma information shows the results of operations for the fiscal years ended October 31, 1997 and 1996 as if the FAST acquisition had occurred at the beginning of each period presented. The results are not necessarily indicative of what would have occurred had the acquisition actually been made at the beginning of the period or of future operations of the combined companies. The pro forma results for fiscal 1996 combine Consilium's results for the year ended October 31, 1996 with the results of FAST for the year ended December 31, 1996. The pro forma results for fiscal 1997 combine Consilium's results for the year ended October 31, 1997 with the results of FAST for the period from January 1, 1997 through the date of

                                OCTOBER 31, 1997

acquisition. The following unaudited pro forma results include the straight-line amortization of goodwill over a period of four years (in thousands, except per share amounts):
--------------------------------------------------------------------------------

                                                                    YEARS ENDED
                                                                    OCTOBER 31,
                                                                 ------------------
                                                                  1996       1997
                                                                 -------    -------
   Revenues....................................................  $42,912    $41,195
   Net loss....................................................  $(2,485)   $(9,148)
   Net loss per share..........................................  $ (0.31)   $ (1.11)
   Weighted average common shares outstanding..................    7,919      8,223

--------------------------------------------------------------------------------

     In July 1996, Consilium acquired the Taiwan operations of Systematic Designs International, Inc. (SDI), a privately-held Washington corporation specializing in the development of factory automation products and systems integration services for the semiconductor industry. Consilium purchased two existing semiconductor plant automation contracts and certain tangible and intangible assets and assumed certain liabilities of SDI. The total purchase price of the acquisition was $1,305,000 paid in cash. Under the terms of the original acquisition agreement, Consilium was required to make additional performance-based payments, in cash or cash and stock, over a two-year period ending on July 8, 1998. To the extent such performance-based payments were made, such amounts were recorded as an adjustment of the purchase price, which increased goodwill. As of October 31, 1997 and 1996, performance-based payments of approximately $462,000 and $105,000 had been earned. Subsequent to October 31, 1997, Consilium renegotiated the major terms of the agreement with SDI, subject to the execution of definitive agreements, such that no additional performance-based payment would be paid. The acquisition was accounted for as a purchase and, accordingly, the results of the Taiwan operations of SDI since the date of acquisition have been recorded in Consilium's consolidated financial statements. The excess of the purchase price over the estimated fair value of the net assets acquired ($1,767,000 at October 31, 1997) has been recorded as goodwill and is being amortized on a straight-line bases over five years. Comparative pro forma information has not been presented because the Taiwan operations of SDI are not material to Consilium's consolidated financial statements.

NOTE 4: BALANCE SHEET DETAIL

     Property and Equipment:
--------------------------------------------------------------------------------

                                                                   OCTOBER 31,
                                                                 ----------------
                                                                  1996      1997
                                                                 ------    ------
                                                                  (IN THOUSANDS)
   Computer equipment..........................................  $8,475    $7,594
   Office equipment............................................   1,527     1,490
   Purchased software..........................................   1,906     2,138
   Leasehold improvements......................................   1,000     1,062
                                                                 ------    ------
                                                                 12,908    12,284
   Less: accumulated depreciation and amortization.............  (8,081)   (7,972)
                                                                 ------    ------
                                                                 $4,827    $4,312
                                                                 ======    ======

--------------------------------------------------------------------------------

     Property and equipment at October 31, 1996 and 1997 includes computer equipment acquired under capital leases with a cost of $1,131,000. Such equipment was fully depreciated as of October 31, 1996 and 1997.

                                OCTOBER 31, 1997

     Software Development Costs:

--------------------------------------------------------------------------------

                                                                  OCTOBER 31,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Software development costs..................................  $ 16,061    $ 17,385
Less: accumulated depreciation and amortization.............   (12,967)    (14,697)
                                                              --------    --------
                                                              $  3,094    $  2,688
                                                              ========    ========

--------------------------------------------------------------------------------

     Other Current Liabilities and Accrued Expenses:

--------------------------------------------------------------------------------

                                                                OCTOBER 31,
                                                              ----------------
                                                               1996      1997
                                                              ------    ------
                                                               (IN THOUSANDS)
Accrued compensation........................................  $1,567    $1,547
Accrued income taxes........................................     955       817
Other.......................................................   1,388     1,435
                                                              ------    ------
                                                              $3,910    $3,799
                                                              ======    ======

--------------------------------------------------------------------------------

NOTE 5: LINE OF CREDIT/NOTE PAYABLE

     In April 1997, Consilium entered into a revolving line of credit agreement (the "Line of Credit Agreement") under which it can borrow up to $5,000,000, based on eligible accounts receivable. The revolving line of credit is secured by substantially all of Consilium's assets, bears interest at the bank's prime rate per annum (8.5% at October 31, 1997) and expires on March 15, 1998. At October 31, 1997, $3,051,000 was outstanding under the revolving line of credit and $1,949,000 was available for future borrowings subject to compliance with financial covenants and borrowing base limitations. The Line of Credit Agreement requires Consilium to maintain certain financial covenants. Consilium was in default under its credit facility at October 31, 1997 as a result of failing to meet financial covenants relating to minimum tangible net worth, maximum total liabilities to tangible net worth and amount of the loss for the fiscal year. Consilium has not yet obtained a waiver of the default from its lender. Consilium is currently negotiating with its lender regarding a new credit facility to replace the existing facility. Although Consilium believes that it will obtain a waiver and negotiate a new credit facility, there can be no assurance that Consilium will be able to obtain either the waiver or a credit facility on terms acceptable to Consilium. Additionally, while Consilium is currently negotiating with the bank an extension to the expiration date of the Line of Credit Agreement, there can be no assurance that Consilium will be successful in negotiating such an extension. In connection with this line of credit, Consilium granted the bank a warrant to purchase 70,000 shares of the Common Stock at an exercise price of $3.98 per share. The warrant agreement with Imperial includes antidilution provisions. However, in no event shall the number of shares issued under this warrant exceed 100,000, nor shall the exercise price be less than $3.00 per share. Such warrants are fully exercisable and expire in April 2002. The bank has certain registration rights with respect to the underlying Common Stock.

     In April 1996, Consilium signed a $2.0 million promissory note, payable to a bank in equal monthly installments of approximately $41,667 plus interest. This note was secured by certain assets of Consilium. All amounts due under the promissory note were repaid in April 1997 when Consilium obtained the above mentioned Line of Credit.

                                OCTOBER 31, 1997

NOTE 6: COMMITMENTS AND CONTINGENCIES

     Consilium leases its headquarters, research and development facility, sales offices and certain equipment under noncancelable operating leases. The major facility leases expire at various dates from 1997 through 2009.

     Future minimum lease payments under operating leases at October 31, 1997, are as follows:

--------------------------------------------------------------------------------

                                                       YEAR ENDING
                                                       OCTOBER 31,
                                                      --------------
                                                      (IN THOUSANDS)
  1998..............................................      $  818
  1999..............................................         704
  2000..............................................         543
  2001..............................................         555
  2002..............................................         584
  Thereafter........................................       1,041
                                                          ------
  Total minimum lease payments......................      $4,245
                                                          ======

--------------------------------------------------------------------------------

     Rental expense was approximately $1,170,000, $1,256,000, and $1,245,000 for the years ended October 31, 1997, 1996 and 1995, respectively.

     On December 15, 1995, Consilium entered into an agreement with Electronic Data Systems Corporation to out-source Consilium's computer data center and telecommunication services. The contract has a 10-year term beginning December 1995. In the event Consilium decides to terminate the contract before the expiration of the term, Consilium will be required to pay a termination fee which declines over the term of the agreement.

     Future minimum obligations under this contract are as follows:

--------------------------------------------------------------------------------

                                                   YEAR ENDING OCTOBER 31,
                                            -------------------------------------
                                                 SERVICE
                                                OBLIGATION        TERMINATION FEE
                                            ------------------    ---------------
                                                       (IN THOUSANDS)
     1998.................................       $ 2,947              $1,098
     1999.................................         2,998                 968
     2000.................................         3,085                 738
     2001.................................         3,177                 608
     2002.................................         3,273                 378
     Thereafter...........................        10,647                 668
                                                 -------
     Total minimum lease payments.........       $26,127
                                                 =======

--------------------------------------------------------------------------------

     In the ordinary course of business, legal actions and claims pending have been filed against Consilium. In the opinion of management, the ultimate liability, if any, with respect to these matters will not materially affect the results of operations or financial position of Consilium.

                                OCTOBER 31, 1997

NOTE 7: PREFERRED STOCK:

     In August 1997, Consilium sold 3,000 shares of Series A Preferred Stock to three private institutional investors at a price of $1,000 per share. Proceeds from the sales were approximately $ 2,799,000, net of cash offering costs of approximately $201,000. Additionally, in connection with the preferred stock issuance, Consilium granted the placement agents warrants to purchase 150,000 shares of common stock at a price of $6.33 per share. Such warrants are immediately exercisable and expire in 2002.

     The rights, preferences and privileges of the Series A Preferred Stockholders are as follows:

     Dividends. The holders of Series A Preferred Stock are entitled to cumulative dividends of $80 per annum per share for the period that such share of the Series A Preferred Stock is outstanding. Dividends on shares of Series A Preferred Stock shall be fully cumulative and shall accrue without regard to whether or not such dividends have been declared and whether or not there are any funds available for the payment of dividends. If dividends are declared on the common stock, the holders of Series A Preferred Stock are each entitled to receive the dividends that they would have received had their preferred stock been converted into common stock. Dividends on the shares of Series A Preferred Stock shall be payable in cash, common stock or any combination thereof, as determined by Consilium. For the year ended October 31, 1997, Consilium accrued $50,000 of preferred stock dividends.

     Liquidation. In the event of any liquidation, dissolution or winding up of Consilium, the holders of Series A Preferred Stock are entitled to receive $1,000 per share plus any declared but unpaid dividends, prior and in preference to any distribution to the holders of common stock.

     Consolidation and Merger. If Consilium entered into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, the holders of Series A Preferred Stock are each entitled to acquire the kind and amount of shares of stock, securities, cash/or other property receivable upon such consolidation, merger, combination or other transaction as if their convertible preferred stock had been converted into common stock immediately prior to such transaction.

     Conversion and Registration Rights. Each share of Series A Preferred Stock is convertible, without the payment of any further consideration, into shares of common stock of Consilium, as follows:

     A. Six months after August 19, 1997 (the "Closing Date"), provided that the closing bid price of the Common Stock of Consilium as reported on the Nasdaq National Stock Market ("Nasdaq") on the date of conversion (the "Closing Bid Price") is $5.00 or greater, each Purchaser may convert each of its Preferred Shares into a number of shares of Common Stock of Consilium equal to (a) $1,000 divided by (b) the average closing bid price of the Common Stock of Consilium as reported on Nasdaq for the five consecutive trading days prior to the date of conversion, discounted by 15%, but in any case no less than $1.95 and no greater than (i) the difference between the Closing Bid Price and $1.95, plus (ii) the Closing Bid Price; provided, however, that Consilium shall not be obligated, at any time prior to nine months after the Closing Date, to convert, in the aggregate, more than 25% of the total Preferred Shares.

     B. Nine months after the Closing Date, provided that the Closing Bid Price is $5.00 or greater, each Purchaser may convert each of its Preferred Shares into a number of shares of Common Stock of Consilium equal to (a) $1,000 divided by (b) the average closing bid price of the Common Stock of Consilium as reported on Nasdaq for the five consecutive trading days prior to the date of conversion, discounted by 17%, but in any case no less than $1.95 and no greater than (i) the difference between the Closing Bid Price and $1.95 plus (ii) the Closing Bid Price; provided, however, that Consilium shall not be obligated, at any time prior to one year after the Closing Date, to convert, in the aggregate, more than 50% of the total Preferred Shares.

                                OCTOBER 31, 1997

     C. One year after the Closing Date, each Purchaser may convert each of its Preferred Shares into a number of shares of Common Stock of Consilium equal to
(a) $1,000 divided by (b) the average closing bid price of the Common Stock of Consilium as reported on Nasdaq for the five consecutive trading days prior to the date of conversion, discounted by 18%; but in any case no less than $1.95 and no greater than (i) the difference between the Closing Bid Price and $1.95 plus (ii) the Closing Bid Price.

     The Preferred Stock cannot be converted for six months following the Closing Date and will automatically convert, if not earlier converted by the holders, no later than 24 months following the Closing Date (August 19, 1997). The holders of Series A Preferred Stock have certain registration rights with respect to the underlying common stock. In the event the registration statement to be filed by Consilium is not declared effective by the Commission within one hundred eighty (180) days from the Closing Date, then Consilium will pay Purchasers two (2%) percent of the principal amount per month thereafter in cash, stock, or cash and stock at Consilium's option (the first month shall be pro rated on a weekly basis) until Consilium procures registration of the Convertible Preferred Registrable Securities.

     The Preferred Stock contains certain conversion discount features as discussed above. As of October 31, 1997, Consilium has accreted on a ratable basis $137,000 of the total maximum discount of $658,000 as additional dividends in the accompanying consolidated financial statements. The remaining discount will be accrued as additional dividends in fiscal year 1998. The total maximum discount of 18% assumes the Preferred Stock would not be converted prior to one year after the Closing.

NOTE 8: COMMON STOCK

EMPLOYEE STOCK PURCHASE PLAN

     Under Consilium's 1989 Employee Stock Purchase Plan (the "Purchase Plan"), 880,000 shares of Common Stock of Consilium have been reserved for issuance. Under the Purchase Plan, employees may purchase common stock through payroll deductions at 85% of the lesser of the fair market value on the first or last day of six-month offering periods. At October 31, 1997, there are no remaining shares available for purchase under the Purchase Plan.

EMPLOYEE STOCK OPTION PLANS

     The 1983 and 1993 Employee Stock Option Plans (the "1983 and 1993 Plans") were terminated in December 1996 and there are no further options available for issuance under these plans. Both qualified and non-qualified options have been granted to employees at prices not less than the fair market value at date of grant under the 1983 and 1993 Plans. All options granted under the 1983 and 1993 Plans are exercisable immediately and generally expire five years from date of grant. Options generally vest over four years and, if exercised prior to vesting, are subject to repurchase at the original purchase price. At October 31, 1997, a total of 280,112 options were vested under the 1983 and 1993 Plans.

     In December 1996, Consilium adopted the 1996 Stock Option Plan (the "1996 Plan"). Consilium has authorized 390,000 shares of common stock for issuance under the 1996 Plan. In addition, all authorized, but unissued, canceled or reacquired shares under the 1983 and 1993 Plans will be available for issuance under the 1996 Plan. Under the terms of the 1996 Plan, Consilium may grant stock incentive stock options or non-statutory stock options to employees, officers, directors and consultants at prices not less than fair market value at date of grant. Options granted under the 1996 Plan generally become exercisable at a rate of one-fourth of the shares subject to the option at the end of the first year and 1/48 of the shares subject to the option at the end of each calendar month thereafter. The maximum term of a stock option under the 1996 Plan is ten years, but if the optionee at the time of grant has voting power over more than 10% of Consilium's outstanding capital stock, the maximum term is five years. As of October 31, 1997, a total of 156,895 options were vested under the 1996 Plan.

                                OCTOBER 31, 1997

     In March 1997, upon approval by Consilium's Board of Directors, Consilium repriced 873,642 options originally issued at prices ranging from $6.00 to $12.141. The options were repriced at the then current market value of the Common Stock of $3.75.

--------------------------------------------------------------------------------

                                                       OPTIONS OUTSTANDING
                                             (IN THOUSANDS, EXCEPT PRICE PER SHARE)
                                   -----------------------------------------------------------
                                    OPTIONS    NUMBER OF                      WEIGHTED AVERAGE
                                   AVAILABLE    OPTIONS    PRICE PER SHARE     EXERCISE PRICE
                                   ---------   ---------   ----------------   ----------------
BALANCE AT OCTOBER 31, 1994......      643       1,098     $4.500 - $15.000        $6.650
Granted..........................     (438)        438      6.375 -  12.140         7.977
Exercised........................       --        (131)     4.500 -   8.750         6.792
Canceled.........................      215        (215)     4.500 -  12.500         7.464
                                    ------      ------     ----------------        ------
BALANCE AT OCTOBER 31, 1995......      420       1,190      4.500 -  15.000         6.980
Additional shares authorized.....      400          --          --       --            --
Granted..........................     (725)        725      6.000 -  12.000         7.215
Exercised........................       --         (87)     4.500 -   8.750         6.012
Canceled.........................      248        (248)     4.500 -   8.750         6.912
                                    ------      ------     ----------------        ------
BALANCE AT OCTOBER 31, 1996......      343       1,580      4.500 -  15.000         7.136
Additional shares authorized.....      425(*)       --          --       --            --
Granted..........................   (1,807)      1,807      2.563 -   6.500         3.747
Exercised........................       --          (1)     3.750 -   3.750         3.750
Canceled.........................    1,403      (1,403)     2.625 -  15.000         6.851
                                    ------      ------     ----------------        ------
BALANCE AT OCTOBER 31, 1997......      364       1,983     $2.563 - $ 8.750        $4.309
                                    ======      ======     ================        ======

--------------------------------------------------------------------------------
---------------
* Includes 35,000 shares issued outside of the Plan.

     In addition, Consilium has a separate nonqualified stock option agreement with an employee for 103,000 shares at exercise prices ranging from $2.625 to $6.50 per share. As of October 31, 1997, a total of 17,875 shares were vested under the terms of the option agreement.

OUTSIDE DIRECTOR STOCK OPTION PLAN

     In 1990, Consilium adopted a stock option plan under which options for a total of up to 100,000 shares of Common Stock may be granted to non-executive directors of Consilium (the "Outside Director Plan"). The Outside Director Plan provides for the granting of nonqualified stock options at the average of the high and low prices on the date of grant. Options expire 10 years after the date of grant. At October 31, 1997, a total of 92,500 options had been granted at exercise prices ranging between $4.00 and $11.75 per share, of which none were exercised. In addition, Consilium has separate option agreements with non-executive directors which totaled 7,500 shares at an exercise price of $6.25 per share. As of October 31, 1997, a total of 43,750 shares were vested under the terms of these option agreements.

STOCK-BASED COMPENSATION PLANS

     Consilium applies APB Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for the Purchase Plan, the 1983 and 1993 Plans, the 1996 Plan and the Outside Director Plan (the "Plans") described above. Accordingly, no compensation cost has been recognized for the Plans. If compensation cost for the Plans had been determined consistent with SFAS No. 123 "Accounting for

                                OCTOBER 31, 1997

Stock-Based Compensation," Consilium's net loss and net loss per share would have been adjusted to the following pro forma amounts (in thousands, except per share amounts):
--------------------------------------------------------------------------------

                                                                 YEAR ENDING OCTOBER 31,
                                                                 -----------------------
                                                                   1996          1997
                                                                 ---------    ----------
   Net loss attributable to common stock:
     As reported...............................................   $(3,459)     $ (9,069)
     Pro forma.................................................   $(3,859)     $(10,777)
   Net loss per common share:
     As reported...............................................   $ (0.44)     $  (1.13)
     Pro forma.................................................   $ (0.49)     $  (1.34)

--------------------------------------------------------------------------------

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal years 1997 and 1996: risk-free interest rates in the range of 5.52% to 6.49%, expected dividend yields of zero; expected volatility factor of the market price of the Common Stock of 75.4%; and expected lives of the option of one year and 0.57 years after vest date, respectively. Because the method of accounting prescribed by SFAS No. 123 has not been applied to options granted prior to November 1, 1995, and because the Black-Scholes option valuation model was developed for traded options and requires the input of subjective assumptions, the resulting pro forma effect of compensation cost may not be representative of that to be expected in future years.

     The following table summarizes the stock options outstanding as of October 31, 1997:
--------------------------------------------------------------------------------

                                    OPTIONS OUTSTANDING
                      -----------------------------------------------       OPTIONS EXERCISABLE
                                        WEIGHTED                        ----------------------------
                       NUMBER OF        AVERAGE           WEIGHTED                       WEIGHTED
       RANGE OF         OPTIONS        REMAINING          AVERAGE         NUMBER         AVERAGE
    EXERCISE PRICES   OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
    ---------------   -----------   ----------------   --------------   -----------   --------------
   $2.563 - $3.500       564,600          9.59             $2.744          27,083         $2.625
   $3.750              1,039,004          9.40             $3.750         151,896         $3.750
   $4.000 - $8.500       547,169          3.14             $6.678         496,335         $6.793
   $8.750 - $11.750       34,958          7.75             $9.126          12,458         $9.465
   -----------------   ---------          ----             ------         -------         ------
   $2.563 - $11.750    2,185,731          7.86             $4.309         687,772         $6.005
   =================   =========          ====             ======         =======         ======

--------------------------------------------------------------------------------

WARRANTS

     In connection with the Line of Credit Agreement (See Note 5), Consilium granted the bank a warrant to purchase 70,000 shares of the Common Stock at an exercise price of $3.98 per share. The warrant agreement with Imperial includes antidilution provisions. However, in no event shall the number of shares issued under this warrant exceed 100,000, nor shall the exercise price be less than $3.00 per share. Such warrant is fully exercisable and expires in April 2002. The fair value of the warrant was estimated to be approximately $109,000 on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.5%; expected dividends yields of zero; expected volatility factor of the market price of the Common Stock of 75%; and expected life of the warrant of 2 years.

     Consilium is amortizing the fair value of the warrants of $109,000 over the term of the Line of Credit of one year as additional interest expense. For the fiscal year ended October 31, 1997, $65,000 had been amortized and is reflected in interest expense in the accompanying statement of operations.

     In connection with the issuance of Series A Convertible Preferred Stock (See Note 7), Consilium granted the placement agents warrants to purchase an aggregate of 150,000 shares of the Common Stock at an

                                OCTOBER 31, 1997

exercise price of $6.33. The warrants are fully exercisable and expire in August 2002. The fair value of the warrants was estimated to be approximately $282,000 on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.5%; expected dividends yields of zero; expected volatility factor of the market price of the Common Stock of 75%; and expected life of the warrants of 2 years.

     The fair value of the warrants issued to the placement agents is being accreted as additional Preferred Stock dividends over the period beginning with the issuance of the warrants to the earliest date of conversion of the Preferred Stock. As of October 31, 1997, Consilium had accreted $118,000 of the total fair value of the warrants of $282,000 as additional dividends in the accompanying consolidated financial statements. The remaining discount will be accreted as additional dividends in the first two quarters of fiscal year 1998.

SHARES RESERVED FOR FUTURE ISSUANCE

     As of October 31, 1997, Consilium has reserved the following shares of authorized but unissued common stock for future issuance:

Series A Preferred Stock....................................  1,595,639
Common Stock Warrants.......................................    220,000
1983 and 1993 Stock Option Plans............................    384,127
1996 Stock Option Plan......................................  1,963,434
1990 Directors Stock Option Plan............................    100,000
Nonqualified stock options..................................    110,500
                                                              ---------
                                                              4,373,700
                                                              =========

NOTE 9: INCOME TAXES

     The provision for income taxes consists entirely of currently payable foreign withholding and income taxes. The reconciliation between the provision for income taxes calculated at the effective tax rate and at the statutory federal income tax rate is as follows:
--------------------------------------------------------------------------------

                                                              YEARS ENDED OCTOBER 31,
                                                              -----------------------
                                                              1995     1996     1997
                                                              -----    -----    -----
Federal income tax statutory rate...........................   34.0%   (35.0%)  (35.0%)
Foreign taxes...............................................   78.8%    39.2%     3.6%
Increase (decrease) in valuation allowance..................  (34.0%)   35.0%    35.0%
                                                              -----    -----    -----
Effective tax rate..........................................   78.8%    39.2%     3.6%
                                                              =====    =====    =====

--------------------------------------------------------------------------------

     The major components of the deferred tax asset and liability are as follows:
--------------------------------------------------------------------------------

                                                                  OCTOBER 31
                                                              -------------------
                                                               1996        1997
                                                              -------    --------
                                                                (IN THOUSANDS)
Current deferred tax asset:
Reserves not currently deductible...........................  $   328    $    164
Accrued expenses............................................      651         518
Deferred revenue............................................      156          --
Valuation allowance.........................................   (1,135)       (682)
                                                              -------    --------
Net current deferred tax asset..............................  $    --    $     --
                                                              =======    ========

--------------------------------------------------------------------------------

                                OCTOBER 31, 1997

--------------------------------------------------------------------------------

Non-current deferred tax asset (liability):
Net operating loss carryforwards............................  $ 4,426    $  8,957
Tax credit carryforwards....................................    6,416       7,271
Depreciation................................................     (165)        262
Amortization................................................   (1,229)     (1,049)
Other.......................................................     (479)       (671)
Valuation allowance.........................................   (8,969)    (14,770)
                                                              -------    --------
Net non-current deferred tax asset..........................  $    --    $     --
                                                              =======    ========

--------------------------------------------------------------------------------

     Consilium has recorded a valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets. Management evaluates on a quarterly basis the recoverability of the deferred tax assets and the level of the valuation allowance. The valuation allowance will be reduced at such time that it is determined that it is more likely than not that the deferred tax assets are realizable.

     At October 31, 1997, Consilium has federal net operating loss carryforwards of approximately $23,523,000 and state net operating loss carryforwards of approximately $7,786,000. In addition, Consilium has approximately $3,469,000 and $1,120,000 in general business credit carryforwards for federal tax and state tax reporting purposes, respectively, as well as approximately $2,682,000 of foreign tax credits. These carryforwards and credits expire between 1998 and 2012 for both federal and state purposes, if not used before such time to offset future taxable income or taxes payable.

NOTE 10: PRODUCT LINE, EXPORT SALES AND SIGNIFICANT CUSTOMER INFORMATION

     Consilium designs, markets and sells two distinct integrated manufacturing execution systems (MES) software product lines, aimed at different manufacturing industries. Consilium's WorkStream DFS (Distributed Factory System) product line is targeted at manufacturers who produce their products in discrete lots or batches, primarily those in the semiconductor and electronics industries. Consilium's FlowStream product line is targeted for industries that employ batch process manufacturing, primarily those in the healthcare product and process industries. Total revenues for each product line for the most recent three years are as follows:
--------------------------------------------------------------------------------

                                                            YEARS ENDED OCTOBER 31,
                                                          ---------------------------
                                                           1995      1996      1997
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
  WorkStream DFS........................................  $25,249   $31,300   $35,456
  FlowStream............................................    7,876     6,847     5,179
                                                          -------   -------   -------
            Total revenues..............................  $33,125   $38,147   $40,635
                                                          =======   =======   =======

--------------------------------------------------------------------------------

                                OCTOBER 31, 1997

     Consilium markets and services its products in the United States and foreign countries through its direct sales organization and through distribution channels. Consilium's foreign operations primarily consist of sales support and services. Total export sales were as follows:
--------------------------------------------------------------------------------

                                                            YEARS ENDED OCTOBER 31,
                                                          ---------------------------
                                                           1995      1996      1997
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
  Asia/Pacific Rim......................................  $ 5,147   $11,060   $12,930
  Europe................................................    6,059     6,231     7,964
                                                          -------   -------   -------
            Total revenues..............................  $11,206   $17,291   $20,894
                                                          =======   =======   =======

--------------------------------------------------------------------------------

     No customer accounted for more than 10% of total revenues for fiscal years 1997, 1996 and 1995. During fiscal 1997, the percentage of total revenues derived from Consilium's ten largest customers was approximately 48% compared with 42% in fiscal 1996 and 42% in fiscal 1995.

NOTE 11: SUBSEQUENT EVENTS (UNAUDITED)

SALE OF HEALTHCARE PRODUCTS AND PROCESS INDUSTRIES GROUP

     In February 1998, Consilium sold certain assets of its Healthcare Products and Process Industries Group that focused on the FlowStream product line (the "Healthcare Group"), pursuant to an Asset Purchase Agreement dated February 19, 1998 (the "Asset Purchase Agreement") by and among Base Ten FlowStream, Inc. (the "Buyer"), Base Ten Systems, Inc. (the "Parent" and together with the Buyer, "Base Ten") and Consilium, for consideration consisting of $1,500,000 in cash, 20% of all annual revenues in excess of $3,200,000 recognized by Base Ten from the licensing of the FlowStream product line during the 1998 and 1999 calendar years, and assumption by Base Ten of substantially all of the Healthcare Group's liabilities on a going-forward basis, with some specific obligations being retained by Consilium. Pursuant to the Asset Purchase Agreement, Base Ten assumed certain liabilities as of the acquisition date, purchased fixed assets with a net book value of approximately $500,000 and assumed Consilium's rights under certain contracts with customers and other third parties relating to the FlowStream product line, except certain patents used within Consilium by both the Healthcare Group and the Semiconductor and Electronics Business Group. With regards to these patents, Consilium granted to Base Ten a worldwide royalty-free, non-transferable (except with substantially all of the assets of the FlowStream Business) license, for the lives of the patents, without the right to sublicense, to the exclusive use of such patents for developing, producing, manufacturing and selling manufacturing execution systems limited to the field of healthcare products (pharmaceutical, medical device and biotechnology) and chemical industries. In addition, Consilium agreed not to compete in the business of developing, producing, manufacturing and selling manufacturing execution systems under the trademark of "FlowStream" for healthcare products and chemical industries for three years. Also pursuant to the Asset Purchase Agreement, Consilium agreed to indemnify Base Ten for up to $1,500,000 for certain representations and warranties relating to intellectual property and up to an unlimited amount for certain post-closing covenants, any excluded obligations (as defined in the Asset Purchase Agreement) and any tax losses (as defined in the Asset Purchase Agreement).

NEW LINE OF CREDIT AND TERM LOAN

     On July 24, 1998, Consilium entered into a new banking arrangement. Under the new facility, Consilium can borrow up to $6,500,000, including a $2,750,000 three year term loan (the "Term Loan Agreement"), and an additional line of credit (the "Revolving Facility Agreement") of up to $3,750,000 based on eligible accounts receivable. The term loan agreement is secured by substantially all of Consilium's assets, bears interest at 1.0% above the prime rate per annum (9.5% at July 31, 1998) and expires on July 24, 2001. The

                                OCTOBER 31, 1997

revolving facility agreement is secured by substantially all of Consilium's assets, bears interest at 0.5% above the prime rate per annum (9.0% at July 31, 1998) and expires on July 24, 1999. At July 31, 1998, $2,750,000 was outstanding under the Term Loan Agreement and no borrowings were outstanding under the Revolving Facility Agreement. The Term Loan and Revolving Facility Agreements require Consilium to maintain certain financial covenants. Consilium is in compliance with all financial covenants.

PREFERRED STOCK CONVERSION

     In October 1998, pursuant to the terms of the Preferred Stock Agreement, the holders of Series A Preferred Stock converted all shares outstanding into 1,538,457 shares of Common Stock based on a conversion price per share of $1.95.

PROPOSED MERGER WITH APPLIED MATERIALS

     On October 12, 1998, Consilium entered into a definitive merger agreement with Applied Materials, Inc. Under the terms of the agreement, upon closing of the merger, each holder of Consilium Common Stock will receive between 0.182 and
0.165 of a share of Applied Materials Common Stock in exchange for one share of Consilium Common Stock.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                            APPLIED MATERIALS, INC.,
                            A DELAWARE CORPORATION;

                      PENNSYLVANIA ACQUISITION SUB, INC.,
                          A DELAWARE CORPORATION; AND

                                CONSILIUM, INC.,
                             A DELAWARE CORPORATION

                            ------------------------

                          DATED AS OF OCTOBER 12, 1998

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SECTION 1. DESCRIPTION OF TRANSACTION...................................    1
     1.1    Merger of Merger Sub into the Company.......................    1
     1.2    Effect of the Merger........................................    1
     1.3    Closing; Effective Time.....................................    1
     1.4    Certificate of Incorporation and Bylaws; Directors and
            Officers....................................................    1
     1.5    Conversion of Shares........................................    2
     1.6    Closing of the Company's Transfer Books.....................    3
     1.7    Exchange of Certificates....................................    3
     1.8    Preferred Stock.............................................    4
     1.9    Warrants....................................................    5
     1.10   Appraisal Rights............................................    6
     1.11   Tax Consequences............................................    6
     1.12   Accounting Consequences.....................................    6
     1.13   Further Action..............................................    6

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY................    7
     2.1    Due Organization; Subsidiaries; Etc.........................    7
     2.2    Certificate of Incorporation and Bylaws.....................    7
     2.3    Capitalization, Etc.........................................    7
     2.4    SEC Filings; Financial Statements...........................    8
     2.5    Absence of Changes..........................................    9
     2.6    Title to Assets.............................................   11
     2.7    Receivables; Customers......................................   11
     2.8    Real Property; Leasehold....................................   11
     2.9    Intellectual Property.......................................   12
     2.10   Contracts...................................................   15
     2.11   Sale of Products; Performance of Services...................   18
     2.12   Liabilities.................................................   18
     2.13   Compliance with Legal Requirements..........................   18
     2.14   Certain Business Practices..................................   18
     2.15   Governmental Authorizations.................................   19
     2.16   Tax Matters.................................................   19
     2.17   Employee and Labor Matters; Benefit Plans...................   20
     2.18   Environmental Matters.......................................   22
     2.19   Insurance...................................................   22
     2.20   Transactions with Affiliates................................   23
     2.21   Legal Proceedings; Orders...................................   23
     2.22   Authority; Inapplicability of Anti-takeover Statutes;
            Binding Nature of Agreement.................................   23
     2.23   Section 203 of the DGCL Not Applicable......................   23
     2.24   Inapplicability of Section 2115 of California Corporations
            Code........................................................   23
     2.25   No Existing Discussions.....................................   24
     2.26   Accounting Matters..........................................   24
     2.27   Vote Required...............................................   24
     2.28   Non-Contravention; Consents.................................   24
     2.29   Fairness Opinion............................................   25

                                                                          PAGE
                                                                          ----
     2.30   Financial Advisor...........................................   25
     2.31   Full Disclosure.............................................   25

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......   25
     3.1    Organization, Standing and Power............................   25
     3.2    SEC Filings; Financial Statements...........................   26
     3.3    Disclosure..................................................   26
     3.4    Authority; Binding Nature of Agreement......................   26
     3.5    No Vote Required............................................   26
     3.6    Non-Contravention; Consents.................................   26
     3.7    Valid Issuance..............................................   27
     3.8    Accounting Matters..........................................   27

SECTION 4. CERTAIN COVENANTS OF THE COMPANY.............................   27
     4.1    Access and Investigation....................................   27
     4.2    Operation of the Company's Business.........................   27
     4.3    No Solicitation.............................................   30

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES..........................   30
     5.1    Registration Statement; Prospectus/Proxy Statement..........   30
     5.2    Company Stockholders' Meeting...............................   31
     5.3    Regulatory Approvals........................................   32
     5.4    Stock Options...............................................   32
     5.5    Employee Benefits...........................................   33
     5.6    Indemnification of Officers and Directors...................   34
     5.7    Pooling of Interests........................................   34
     5.8    Additional Agreements.......................................   34
     5.9    Disclosure..................................................   35
     5.10   Affiliate Agreements........................................   35
     5.11   Tax Matters.................................................   35
     5.12   Letter of the Company's Accountants.........................   35
     5.13   Listing.....................................................   35
     5.14   Resignation of Officers and Directors.......................   35
     5.15   Termination of 401(k) Plan..................................   36

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER
  SUB...................................................................   36
     6.1    Accuracy of Representations.................................   36
     6.2    Performance of Covenants....................................   36
     6.3    Effectiveness of Registration Statement.....................   36
     6.4    Stockholder Approval; Appraisal Rights......................   36
     6.5    Consents....................................................   36
     6.6    Agreements and Documents....................................   37
     6.7    No Material Adverse Change..................................   37
     6.8    HSR Act; German Anticompetition Law.........................   38
     6.9    Listing.....................................................   38
     6.10   No Restraints...............................................   38
     6.11   No Governmental Litigation..................................   38
     6.12   No Other Litigation.........................................   38

                                                                          PAGE
                                                                          ----
SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY............   38
     7.1    Accuracy of Representations.................................   38
     7.2    Performance of Covenants....................................   39
     7.3    Effectiveness of Registration Statement.....................   39
     7.4    Stockholder Approval........................................   39
     7.5    Documents...................................................   39
     7.6    HSR Act; German Anticompetition Law.........................   39
     7.7    Listing.....................................................   39
     7.8    No Restraints...............................................   39

SECTION 8. TERMINATION..................................................   39
     8.1    Termination.................................................   39
     8.2    Effect of Termination.......................................   40
     8.3    Expenses; Termination Fees..................................   40

SECTION 9. MISCELLANEOUS PROVISIONS.....................................   41
     9.1    Amendment...................................................   41
     9.2    Waiver......................................................   41
     9.3    No Survival of Representations and Warranties...............   41
     9.4    Entire Agreement; Counterparts..............................   41
     9.5    Applicable Law; Jurisdiction................................   41
     9.6    Disclosure Schedule.........................................   41
     9.7    Attorneys' Fees.............................................   42
     9.8    Assignability...............................................   42
     9.9    Notices.....................................................   42
     9.10   Cooperation.................................................   42
     9.11   Construction................................................   43

                                    EXHIBITS

Exhibit A --     Certain Definitions
Exhibit B --     Form of Certificate of Incorporation of Surviving
                 Corporation [not provided]
Exhibit C --     Form of Affiliate Agreement
Exhibit D --     Form of Noncompetition Agreement
Exhibit E --     Form of Release Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of October 12, 1998, by and among: APPLIED MATERIALS, INC., a Delaware corporation ("Parent"); PENNSYLVANIA ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and CONSILIUM, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

     C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

     D. In order to induce Parent to enter into this Agreement and to consummate the Merger, certain stockholders of the Company are entering into Voting Agreements pursuant to which they are agreeing to vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

     SECTION 1. Description of Transaction

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, located at Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, the parties hereto shall cause a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time").

     1.4  Certificate of Incorporation and Bylaws; Directors and
Officers. Unless otherwise determined by Parent prior to the Effective Time:

          (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

     1.5  Conversion of Shares.

     (a) Subject to Sections 1.5(b), 1.5(c) and 1.5(e), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

          (i) any shares of Company Common Stock or Company Preferred Stock then held by the Company or any Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

          (ii) any shares of Company Common Stock or Company Preferred Stock then held by Parent, Merger Sub or any other Subsidiary of Parent shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

          (iii) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation; and

          (iv) except as provided in clauses "(i)" and "(ii)" of this sentence, each share of Company Common Stock then outstanding shall be converted into the right to receive that fraction of a share of Parent Common Stock equal to the "Exchange Ratio." The Exchange Ratio shall be equal to a fraction (rounded to the nearest third decimal point), (A) the numerator of which shall be equal to $5.50, and (B) the denominator of which shall be equal to the Parent Average Stock Price; provided, however, that if the Parent Average Stock Price is equal to or less than $30.25, then the Exchange Ratio shall be 0.182, and if the Parent Average Stock Price is equal to or greater than $33.43, then the Exchange Ratio shall be 0.165.

     (b) Notwithstanding anything to the contrary contained in this Agreement, if the "Fully-Diluted Number of Shares" (as defined below) exceeds the "Maximum Number of Shares" (as defined below), then the Exchange Ratio shall be equal to the product of: (1) the number that would have constituted the Exchange Ratio if the Exchange Ratio were calculated in accordance with Section 1.5(a)(iv); multiplied by (2) a fraction, the numerator of which shall be the Maximum Number of Shares, and the denominator of which shall be the Fully Diluted Number of Shares. For purposes of this Section 1.5(b):

          (i) the "Fully-Diluted Number of Shares" shall be equal to the sum of:

             (A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (assuming that shares of Company Common Stock had been issued pursuant to the ESPP in the manner described in Section 5.4(d));

             (B) the number of shares of Company Common Stock issuable upon the conversion of any shares of Company Preferred Stock outstanding immediately prior to the Effective Time;

             (C) the number of shares of Company Common Stock issuable upon the exercise of any Company Options outstanding immediately prior to the Effective Time (whether or not such Company Options are then exercisable); and

             (D) the number of shares of Company Common Stock issuable upon the exercise of any Company Warrants outstanding immediately prior to the Effective Time (whether or not such Company Warrants are then exercisable); and

          (ii) the "Maximum Number of Shares" shall be equal to 12,798,447.

     (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

     (d) If any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock or Company Preferred Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Surviving Corporation shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     (e) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock, Company Preferred Stock or Company Warrants who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6) or warrants, as the case may be, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Average Stock Price.

     1.6 Closing of the Company's Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in
Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  Exchange of Certificates.

     (a) Harris Trust and Savings Bank or such other reputable bank or trust company selected by Parent prior to the Closing Date shall act as exchange agent in the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with
Section 1.5(e). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Company Stock Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock which such holder has the right to receive upon surrender thereof until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

     (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 360 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or Company Preferred Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

     1.8  Preferred Stock.

     (a) Subject to Section 4.2(b)(xiv), the Company shall use all reasonable efforts to:

          (i) cause each holder of Company Preferred Stock who has not converted all of such holder's Company Preferred Stock into Company Common Stock prior to the Effective Time to enter into an agreement with Parent pursuant to which each share of Company Preferred Stock held by such holder which has not been converted into Company Common Stock prior to the Effective Time will, at the Effective Time, be exchanged for a number of shares of Parent Common Stock equal to the sum of (A) the number of shares of Parent Common Stock that a holder of a share of Company Preferred Stock would have received if (1) such share of Company Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time, and (2) such Company Common Stock had been converted into the right to receive Parent Common Stock in accordance with Section 1.5(a)(iv), plus (B) the number of shares of Parent Common Stock as is equal to the quotient of (1) the sum of (x) all dividends accrued as of the Effective Time with respect to such share of Company Preferred Stock and (y) the present value of all dividends that would accrue with respect to such share of Company Preferred Stock if such share were to be held from the Effective Time until August 19, 1999 and such dividends were to be calculated in accordance with the Company's Certificate of Incorporation and Certificate of Designation of Series A Convertible Preferred Stock (it being understood that a discount factor of 7% shall be used in calculating such present value), divided by (2) the Parent Average Stock Price;

          (ii) cause each holder of Company Preferred Stock who has converted Company Preferred Stock into Company Common Stock prior to the Effective Time to confirm in a writing delivered to Parent and the Company prior to the Effective Time (which writing shall be in a form reasonably satisfactory to Parent) that such holder received (upon the conversion of such Company Preferred Stock into Company Common Stock) the number of shares of Company Common Stock which such holder was entitled to receive pursuant to the Company's Certificate of Incorporation, Certificate of Designation of Series A Convertible Preferred Stock and otherwise; and

          (iii) cause each holder of Company Preferred Stock who, prior to the Effective Time, has not converted all of such holder's shares of Company Preferred Stock into Company Common Stock or entered into an agreement of the type referred to in Section 1.8(a)(i), to enter into an agreement with Parent and the Company (in a form reasonably satisfactory to Parent) which specifies the number of shares of Parent Common Stock into which such Company Preferred Stock will be convertible after the Effective Time.

     (b) Persons who hold any shares of Company Preferred Stock that are not converted into Company Common Stock prior to the Effective Time or exchanged for Parent Common Stock pursuant to the exchange offer referred to in Section 1.8(a)(i) shall, in accordance with the Company's Certificate of Incorporation and Certificate of Designation of Series A Convertible Preferred Stock, continue to hold such shares of Company Preferred Stock after the Effective Time in accordance with their terms (it being understood that, in accordance with the Company's Certificate of Incorporation and Certificate of Designation of Series A Convertible Preferred Stock, after the Effective Time, each such share of Company Preferred Stock will be convertible into the number of shares of Parent Common Stock that would have been issued in respect thereof if (i) such share of Company Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time, and (ii) such Company Common Stock had been converted into the right to receive Parent Common Stock in accordance with
Section 1.5(a)(iv)).

     1.9  Warrants.

     (a) Neither Parent nor any other Person shall assume those certain warrants to purchase shares of Company Common Stock issued to Imperial Bancorp pursuant to that certain Warrant To Purchase Stock dated April 1, 1997 (the "Imperial Bancorp Warrant"); therefore, in accordance with the terms of the Imperial Bancorp Warrant, any portion of such warrants that has not been exercised as of the Effective Time shall be deemed to have been automatically converted pursuant to Section 1.2 of the Imperial Bancorp Warrant into shares of Company Common Stock.

     (b) At the Effective Time, all rights with respect to Common Stock under each Placement Agent Warrant then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Placement Agent Warrant in accordance with the terms (as in effect as of the date of this Agreement) of the warrant agreement by which it is evidenced. From and after the Effective Time, (i) each Placement Agent Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Placement Agent Warrant shall be equal to the number of shares of Company Common Stock subject to such Placement Agent Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with the cash value of any fraction of a share of Parent Common Stock, less the exercise price applicable to such fraction of a share, being payable for the portion of such assumed Placement Agent Warrant relating to any such fraction of a share of Parent Common Stock), (iii) the per share exercise price under each such Placement Agent Warrant shall be adjusted by dividing the per share exercise price under such Placement Agent Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Placement Agent Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Placement Agent Warrant shall otherwise remain unchanged; provided, however, that each Placement Agent Warrant assumed by Parent in accordance with this Section 1.9(b) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

     1.10  Appraisal Rights.

     (a) Notwithstanding anything to the contrary contained in this Agreement, Appraisal Shares (as defined in Section 1.10(c)) shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a) (or cash in lieu of fractional shares in accordance with Section 1.5(e)), and each holder of Appraisal Shares shall be entitled only to such rights with respect to such Appraisal Shares as may be granted to such holder in Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall waive, rescind, withdraw or otherwise lose such holder's right of appraisal under Section 262 of the DGCL, then (i) any right of such holder to require the Company to purchase the Appraisal Shares for cash shall be extinguished and (ii) such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5(a) (and cash in lieu of any fractional share in accordance with Section 1.5(e)).

     (b) The Company (i) shall give Parent prompt written notice of any demand by any stockholder of the Company for appraisal of such stockholder's shares of Company Preferred Stock pursuant to the DGCL and of any other notice, demand or instrument delivered to the Company pursuant to the DGCL, and (ii) shall give Parent's Representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment or settlement offer with respect to any such notice or demand unless Parent shall have consented in writing to such payment or settlement offer.

     (c) For purposes of this Agreement, "Appraisal Shares" shall refer to any shares of Company Preferred Stock outstanding immediately prior to the Effective Time that are held by stockholders who are entitled to demand and who properly demand appraisal of such shares pursuant to, and who comply with the applicable provisions of, Section 262 of the DGCL.

     1.11 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.12 Accounting Consequences. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

     1.13 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

     SECTION 2. Representations and Warranties of the Company

     The Company represents and warrants to Parent and Merger Sub as follows:

     2.1  Due Organization; Subsidiaries; Etc.

     (a) The Company has no Subsidiaries, except for the Entities identified in
Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

     (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

     (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     2.2 Certificate of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.

     2.3  Capitalization, Etc.

     (a) The authorized capital stock of the Company consists of: (i) 25,000,000 shares of Company Common Stock, of which 8,749,972 shares have been issued and are outstanding as of September 30, 1998; and (ii) 4,000,000 shares of Preferred Stock, $.01 par value per share, of which 3,000 shares are designated as "Series A Convertible Preferred Stock" (the "Company Preferred Stock"), of which 3,000 shares are issued and outstanding as of the date of this Agreement. The maximum number of shares of Company Common Stock issuable upon the conversion of all outstanding shares of Company Preferred Stock is 1,538,462. The Company has not repurchased any shares of its capital stock pursuant to the stock repurchase program announced by the Company on August 13, 1998 and does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock or Company Preferred Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(i) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock or Company Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right created by the Company or imposed under applicable law with respect to capital stock of the Company; (ii) none of the outstanding shares of Company Common Stock or Company Preferred Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or Company Preferred Stock. As of September 30, 1998, the aggregate dollar amount of dividends accrued with respect to all outstanding shares of Company Preferred Stock is $270,000. The Company has never paid any dividends with respect to any Company Preferred Stock.

     (b) As of September 30, 1998: (i) 1,937,797 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock; (ii) 108,059 shares of Company Common Stock are reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"); and (iii) 250,000 shares of Company Common Stock are reserved for future issuance pursuant to the Company Warrants. (Stock options granted by the Company pursuant to the Company's stock option plans and otherwise are referred to in this Agreement as "Company Options.") Part 2.3(b)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedules (which applicable vesting schedule may be provided by means of a general description of the vesting schedules applicable to outstanding Company Options), and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, the forms of all stock option agreements evidencing such options and the actual Change of Control Agreements with each employee of the Company who is a party to a Change of Control Agreement with the Company (the "Change of Control Agreements"). The Company has delivered to Parent accurate and complete copies of the Company Warrants. Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, the exercise price of the warrants to purchase shares of Company Common Stock held by Imperial Bancorp is $3.98 per share, and the exercise price of the warrants to purchase shares of Company Common Stock held by Evelyn Hilton and Thomas Camarda is $6.33 per share.

     (c) Except as set forth in Section 2.3(b) or as reserved for future issuance under the ESPP, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (d) All outstanding shares of Company Common Stock, all outstanding shares of Company Preferred Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Contracts.

     (e) All of the outstanding shares of capital stock of the corporations identified in Part 2.1(a)(ii) of the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

     2.4  SEC Filings; Financial Statements.

     (a) The Company has delivered or made available (including through the SEC EDGAR system) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since October 31, 1997, and all amendments thereto (the "Company SEC Documents"). Except as set forth in
Part 2.4(a) of the Company Disclosure Schedule, since October 31, 1997, all statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since July 31, 1998:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations taken as a whole (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations: (a) a change in the market price or trading volume of the Company Common Stock, (b) a failure by the Company to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after the date of this Agreement and prior to the Closing,
     (c) a failure to report earnings results in any quarter ending on or after the date of this Agreement consistent with the Company's historical earnings results for its Semiconductor and Electronics business unit in any quarter during fiscal 1997 or 1998, (d) a change that results from conditions affecting the U.S. economy or the world economy, (e) a change that results from conditions affecting the semiconductor industry or the semiconductor equipment industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (f) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by this Agreement, and (g) a change that results from the taking of any action required by this Agreement), and no event has occurred that would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

          (c) none of the Acquired Corporations has (i) other than pursuant to the terms of the Company Preferred Stock as set forth in the Company's Certificate of Incorporation and Certificate of Designation of Series A Convertible Preferred Stock, declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding and shares of Company Common Stock to be issued (A) upon conversion of Company Preferred Stock, (B) upon the valid exercise of Company Warrants, and (C) pursuant to the ESPP), (ii) any option, warrant or right to acquire any capital stock or any other security (except (A) for Company Options described in Part 2.3(b)(i) of the Company Disclosure Schedule, (B) subject to Section 4.2(b)(ii), for future grants of options under the Company's stock option plans, and (C) pursuant to the ESPP), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

          (g) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity, except for rights of first refusal or similar rights that the Company may have obtained (or may obtain) in connection with FAB300 third party software licenses;

          (h) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since July 31, 1998, exceeds $250,000 in the aggregate;

          (i) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract of the type referred to in clauses "(i)," "(ii)" and "(v)" through "(xiv)" of Section 2.10(a), or (ii) amended or terminated, or waived any material right or remedy under, any Contract of the type referred to in
     Section 2.10(a);

          (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person, except for third party licenses relating to FAB300 as more particularly described in Part 2.5 of the Company Disclosure Schedule, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (k) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except (i) for pledges of immaterial assets made in the ordinary course of business and consistent with past practices, (ii) pursuant to those certain loan documents with Venture Banking Group, (iii) for liens for current taxes which are not yet due and payable, and (iv) for easements, covenants, rights of way or other similar restrictions and imperfections of title which have not adversely affected in any material respect, and which are not reasonably expected to adversely affect in any material respect, the business or operations of any of the Acquired Corporations;

          (l) none of the Acquired Corporations has (i) lent money to any Person, except for advances to employees for business expenses or loans for relocation expenses, in each case, in the ordinary course of business and consistent with past practices, or (ii) incurred or guaranteed any indebtedness for borrowed money except pursuant to those certain loan documents with Venture Banking Group (accurate and complete copies of which have been provided to Parent);

          (m) none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.17(a)), or (ii) caused or permitted any Plan to be amended in any material respect;

          (n) none of the Acquired Corporations has paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except (i) pursuant to existing bonus plans and other Plans referred to in
     Part 2.17(a) of the Company Disclosure Schedule or new bonus or commission plans substantially consistent with the terms of existing bonus or commission plans; and (ii) for normal increases in wages, salaries or commissions to non-officer employees in accordance with the Company's customary review process or otherwise in a manner consistent with the Company's past practices;

          (o) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

          (p) no event has occurred, and no circumstance or condition exists, that has resulted in or that could reasonably be expected to result in the impairment of the capitalized software asset reflected in the Company's books and records;

          (q) none of the Acquired Corporations has made any material Tax election inconsistent with past practices;

          (r) none of the Acquired Corporations has settled any Legal Proceeding involving payments by any of the Acquired Corporations in excess of $100,000 or equitable relief against any of the Acquired Corporations;

          (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; and

          (t) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     2.6 Title to Assets. The Acquired Corporations own, and have good, valid and marketable title to, all tangible personal property purported to be owned by them, including: (i) all tangible personal property reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other tangible personal property reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said items of tangible personal property are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the tangible personal property subject thereto or materially impair the operations of any of the Acquired Corporations, (3) liens in favor of Venture Banking Group, and (4) liens described in Part 2.6 of the Company Disclosure Schedule.

     2.7 Receivables; Customers. All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since July 31, 1998 and have not yet been collected) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business. Between July 31, 1998 and the date of this Agreement, none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness. Except as set forth in Part 2.7 of the Company Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), and, to the Knowledge of the Company, has not received any other information, indicating that (a) any customer is likely to cease dealing with the Company, or (b) any customer is dissatisfied in any material respect with the operation of any product, system or program currently maintained, sold or licensed by any of the Acquired Corporations or with any services performed by any of the Acquired Corporations since January 1, 1996.

     2.8 Real Property; Leasehold. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule.

     2.9  Intellectual Property.

     (a) For purposes of this Section 2.9 and the other provisions of this Agreement, "Intellectual Property" means:

          (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

          (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

          (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

          (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks");

          (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes; and

          (vi) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

     (b) Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, each Acquired Corporation owns, or has a valid license (or otherwise possesses legally enforceable rights) to use, all Intellectual Property that is used in the business of such Acquired Corporation as currently conducted by such Acquired Corporation, without any interference or conflict with or misappropriation or infringement of any of the Intellectual Property rights of others. To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will contravene, conflict with or result in an infringement on the ability of Parent or any of Parent's Subsidiaries (including any of the Acquired Corporations) to own or use any item of Intellectual Property. Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, each of the Acquired Corporations has taken reasonable precautions to maintain and protect its respective rights in each item of Intellectual Property that such Acquired Corporation owns or uses. Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, each of the Acquired Corporations has secured valid written assignments from all consultants and employees who contributed to the creation or development of any Intellectual Property owned by any of the Acquired Corporations of the rights to such contributions, except where the failure to secure such assignments has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Intellectual Property owned or used by any of the Acquired Corporations as of the date hereof and material to the business of the Acquired Corporations. Each Acquired Corporation caused backup copies of all Acquired Corporation Source Code owned, licensed or used by such Acquired Corporation to be made and maintains such backup copies pursuant to any agreement with a third party contractor identified in Part 2.9(b) of the Company Disclosure Schedule.

     (c) Part 2.9(c) of the Company Disclosure Schedule lists:

          (i) each Issued Patent owned by any of the Acquired Corporations as of the date hereof;

          (ii) each Patent Application owned by any of the Acquired Corporations as of the date hereof;

          (iii) each trademark registration, service mark registration, copyright registration or mask work registration owned by any of the Acquired Corporations as of the date hereof;

          (iv) each application for a trademark registration, service mark registration, copyright registration, mask work registration owned by any of the Acquired Corporations as of the date hereof;

          (v) each trade name, d.b.a., unregistered trademark or unregistered service mark that is material to the operation of the current business of any of the Acquired Corporations as of the date hereof;

          (vi) each joint development agreement entered into since January 1, 1996 relating to any Intellectual Property that is incorporated into a material component of any product of any of the Acquired Corporations; and

          (vii) each license pursuant to which any exclusive rights are granted.

The Corporation has delivered to Cooley Godward LLP accurate and complete copies of each of the items (as amended through the date of this Agreement) identified in clauses "(i)" through "(iv)" and clauses "(vi)" and "(vii)" of this Section 2.9(c) and has made available to Parent accurate and complete copies of all other written documentation evidencing valid ownership and prosecution (if applicable) of each such item.

     (d) With respect to each item of Intellectual Property that is incorporated into any product of any of the Acquired Corporations or that is otherwise material to the business of any of the Acquired Corporations (other than "off the shelf" or other software which is widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Company's operations), except as set forth in Part 2.9(d) of the Company Disclosure Schedule and except for any item of Intellectual Property that is licensed to any of the Acquired Corporations pursuant to a license agreement that has been provided by the Company to Cooley Godward LLP:

          (i) one or more of the Acquired Corporations exclusively own all right, title, and interest in and to such item, free and clear of any Encumbrance (other than any rights licensed on a non-exclusive basis in the ordinary course of business to distributors and customers of any of the Acquired Corporations);

          (ii) such item is not subject to any Order;

          (iii) there is no outstanding option relating to such item and no outstanding offer to grant an exclusive license with respect to such item;

          (iv) no Proceeding is pending or is threatened, nor has any claim or demand been made, which challenges or challenged the legality, validity, enforceability, use or exclusive ownership by any of the Acquired Corporations of such item;

          (v) each Issued Patent comprising or relating to such item is, to the Knowledge of the Company, valid and subsisting; and

          (vi) all maintenance and annuity fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts.

     (e) Part 2.9(e) of the Company Disclosure Schedule lists each material item of Intellectual Property that is owned by any Person (other than the Acquired Corporations) and that any of the Acquired Corporations incorporated or incorporates in any product of any of the Acquired Corporations currently maintained, sold or licensed by any of the Acquired Corporations pursuant to a license, sublicense or other Contract (other than any item of Intellectual Property used by any of the Acquired Corporations and generally available to the public), and all material royalty obligations of each of the Acquired Corporations to any Person (including all royalty obligations of each of the Acquired Corporations to Systematic Designs International, Inc. and Fast Associates Pte. Ltd.). The Corporation has delivered to Parent accurate and complete copies of each such license, sublicense and Contract (as amended through the date of this Agreement). With respect to each item of Intellectual Property required to be identified in Part 2.9(e) of the Company Disclosure
Schedule:

          (i) to the Knowledge of the Company, any license, sublicense or other Contract covering or relating to such item is legal, valid, binding, enforceable and in full force and effect;

          (ii) none of the Acquired Corporations nor (to the Knowledge of the Company) any other party to any license, sublicense or other Contract covering or relating to such item is in breach of or default under any such license, sublicense or other Contract, except for any such breach or default that has not resulted in and would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations, or has performed any act or omitted to perform any act which, with notice or lapse of time or both, will become or result in a violation, breach or default thereunder, except for any act or omission that has not resulted in and would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations;

          (iii) no party to any license, sublicense or other Contract covering or relating to such item has given notice of termination or repudiated any material provision thereof;

          (iv) such item is not subject to any Order; and

          (v) to the Knowledge of the Company, no Proceeding is pending or is being or has been threatened, nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of such item.

     (f) To the Knowledge of the Company, except as set forth in Part 2.9(f) of the Company Disclosure Schedule, none of the Acquired Corporations has interfered with, infringed upon or misappropriated any Intellectual Property right of any other Person. To the Knowledge of the Company, except as set forth in Part 2.9(f) of the Company Disclosure Schedule, since January 1, 1996, none of the Acquired Corporations has received any complaint, claim, demand or notice alleging any such interference, infringement or misappropriation, or that the use by any of the Acquired Corporations of any Intellectual Property constitutes unfair competition. To the Knowledge of the Company, no Person has interfered with, infringed upon or misappropriated any Intellectual Property right owned or used by any of the Acquired Corporations.

     (g) To the Knowledge of the Company, except as set forth in Part 2.9(g) of the Company Disclosure Schedule, no current employee or consultant of or to any of the Acquired Corporations is obligated under any Contract, or subject to any Order or Legal Requirement, that would restrict in any material respect the scope of such employee's or consultant's business activities for Parent or for any of the Acquired Corporations.

     (h) For purposes of this Section 2.9(h):

          (i) "Software" means any computer program or other item of software, including firmware.

          (ii) "Internally Developed Software" means any Software developed or created by or for any of the Acquired Corporations (whether by its own employees or by independent contractors or otherwise and whether for resale, internal use or otherwise).

          (iii) "Internally Used Software" means any Software used by any of the Acquired Corporations in its internal business operations (whether such Software is Internally Developed Software or is licensed from a third party).

          (iv) "Third Party Distributed Software" means any Software, other than Internally Developed Software, distributed, licensed, maintained, or supported by any of the Acquired Corporations (whether as an embedded component of any software product of any of the Acquired Corporations or as a separate product or otherwise).

          (v) "Third Party Layered Software" means any Software, other than Internally Developed Software and Third Party Distributed Software, used in conjunction with any software product of any of the Acquired Corporations.

          (vi) "Year 2000 Compliant" means, with respect to a computer or Software, (i) the functions, calculations, and other computing processes of the computer or Software (collectively, "Processes") perform in the same manner and with the same accuracy, functionality, and data integrity regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer, whether before, on, or after January 1, 2000, and without interruption due to any date change or date data; (ii) the computer or Software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer or Software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and correct manner; (iv) the computer or Software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

          (vii) "Y2K Bug" means, with respect to a computer or Software, any failure of such computer or Software to be Year 2000 Compliant.

To the Knowledge of the Company, except as set forth in Part 2.9(h)(i) of the Company Disclosure Schedule, each computer that is owned or used by any of the Acquired Corporations for its internal business operations is, and all Internally Used Software are, Year 2000 Compliant. To the Knowledge of the Company, except as set forth in Part 2.9(h)(ii) of the Company Disclosure Schedule and except for any Y2K Bugs caused solely by one or more Y2K Bugs in the Third Party Layered Software, all Internally Developed Software and all Third Party Distributed Software are Year 2000 Compliant. Except as set forth in
Part 2.9(h)(iii) of the Company Disclosure Schedule, each of the Acquired Corporations has conducted sufficient Year 2000 compliance testing for each computer that is owned or used by any of the Acquired Corporations for its internal business operations, all Internally Used Software, all Internally Developed Software and all Third Party Distributed Software to be able to determine whether such computer or Software is Year 2000 Compliant, and, with respect to all Third Party Distributed Software, has obtained warranties or other written assurances from the suppliers thereof to the effect that such Software is Year 2000 Compliant.

          (i) The Intellectual Property assets owned by or licensed to the Acquired Corporations constitute all of the Intellectual Property assets necessary to enable the Acquired Corporations to conduct their respective businesses as such businesses are currently being conducted.

     2.10  Contracts.

     (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract" as of the date of this Agreement. (For purposes of this Agreement, each of the following Contracts (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) shall be deemed to constitute a "Material Contract":

          (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant (other than any offer letter provided to any employee of any of the Acquired Corporations which provides for "at will" employment); any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Acquired

     Corporations is or may become obligated to make any bonus or similar payment (other than payments in respect of salary) in excess of $25,000 to any current or former employee or director;

          (ii) any Contract (A) with any customer of any of the Acquired Corporations for systems integration or similar services; or (B) with respect to the distribution or marketing of any product of any of the Acquired Corporations;

          (iii) any Contract pursuant to which any third party licenses to any of the Acquired Corporations (or otherwise permits any of the Acquired Corporations to use) any Intellectual Property that is incorporated as a material component of any product of any of the Acquired Corporations or is otherwise material to the business of any of the Acquired Corporations (other than "off the shelf" or other software which is widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Company's operations);

          (iv) any factory automation Contract acquired from Systematic Designs International, Inc. or Fast Associates Pte. Ltd.;

          (v) any Contract which provides for indemnification of any officer, director, employee or agent;

          (vi) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any material product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

          (vii) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, other than pursuant to Company Options or the ESPP, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

          (viii) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts entered into in the ordinary course of business;

          (ix) any Contract relating to any currency hedging;

          (x) any Contract to which any Governmental Body is a party;

          (xi) any Contract not otherwise identified in clause "(ix)" of this sentence directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body), except for Contracts entered into in the ordinary course of business for the license, maintenance or service of products;

          (xii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

          (xiii) any Contract that (A) contemplates or involves the payment or delivery of cash or other consideration by any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate, (B) contemplates or involves the payment or delivery of cash or other consideration to any of the Acquired Corporations in an amount or having a value in excess of $250,000 in the aggregate, or (C) contemplates or involves the performance of services by any of the Acquired Corporations having a value in excess of $250,000 in the aggregate; and

          (xiv) any Contract (not otherwise identified in clauses "(i)" through "(xiii)" of this sentence), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

Without limiting the generality of the foregoing, Part 2.10 of the Company Disclosure Schedule identifies each letter of intent, memorandum of understanding and similar document relating to the Company's FAB300 software project.

     (b) The Company has delivered to Parent and to Cooley Godward LLP an accurate and complete copy of (i) each Material Contract; (ii) each letter of intent, memorandum of understanding and other agreement relating to the Company's FAB300 software project; (iii) each Acquired Corporation Contract (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) of the type referred to in Section 2.9; (iv) each Acquired Corporation Contract (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) with any customer of any of the Acquired Corporations (except for Acquired Corporation Contracts which are similar in all material respects to the standard form of Software License Agreement and Maintenance Agreement described in that certain document entitled "Negotiation Guidelines -- A "Walk Through" of the Software License Agreement and Maintenance Agreement Terms and Conditions," an accurate and complete copy of which has been provided to Cooley Godward LLP); and (v) each other Acquired Corporation Contract (not otherwise identified in clauses "(i)" through "(iv)" of this sentence) that is material to the business of any of the Acquired Corporations.

     (c) Each Acquired Corporation Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable rules of law governing specific performance, injunctive relief and other equitable remedies.

     (d) Except as set forth in Part 2.10 of the Company Disclosure Schedule:
(i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback or penalty under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (F) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since January 1, 1996, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     (e) Without limiting the generality of the representations contained in
Section 2.10(d), (i) none of the Acquired Corporations has violated or breached, or committed any default under, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in a claim against any of the Acquired Corporations under or pursuant to (A) that certain Asset Purchase Agreement dated February 19, 1998, by and among the Company, Base Ten Flowstream, Inc. and Base Ten Systems, Inc. (including under or pursuant to Section 12 thereof), (B) that certain Asset Purchase Agreement dated July 31, 1997, by and among the Company, Fast Associates Pte., Ltd. and Ng Boon Thiong (including under or pursuant to Section 2.4 thereof), or (C) that certain Settlement Agreement dated January 30, 1998, by and among the Company, Systematic Designs Interna-tional, Inc. and Jen-Shih Jessi Niou; and (ii) to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in a claim by any of the Acquired Corporations under or pursuant to (A) that certain Asset Purchase Agreement dated February 19, 1998, by and among the Company, Base Ten Flowstream, Inc. and Base Ten Systems, Inc., (B) that certain Asset Purchase Agreement dated July 31, 1997, by and among the Company, Fast Associates Pte., Ltd. and Ng Boon Thiong, or (C) that certain Settlement Agreement dated January 30, 1998, by and among the Company, Systematic Designs International, Inc. and Jen-Shih Jessi Niou. None of the Acquired Corporations has any liability or obligation under that certain Asset Purchase Agreement dated July 2, 1996, by and among the Company, Consilium Taiwan, Inc., Systematic Designs International, Inc. and Jen-Shih Jessi Niou.

     2.11  Sale of Products; Performance of Services

     (a) The Company has delivered to Cooley Godward LLP an accurate and complete copy of the "bug list" as of September 30, 1998 with respect to each product, system, program and software module of each of the Acquired Corporations. Assuming the products, systems, programs and software modules of the Acquired Corporations are used in the manner in which they are intended to be used (including platform specifications and other product literature) and were maintained in accordance with the Company's regular maintenance program, none of the products, systems, programs or software modules of any of the Acquired Corporations would reasonably be expected to (A) disrupt, disable, harm or otherwise impede in any material respect the operation of a computer program or a computer system or the equipment on which such code resides, or (B) damage or destroy any data or files residing on a computer or computer system without the consent of the user of such computer or computer system.

     (b) To the Knowledge of the Company, all installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in substantial conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

     (c) Except as set forth in Part 2.11(c) of the Company Disclosure Schedule, since January 1, 1996, no customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) based upon any services performed by any of the Acquired Corporations.

     2.12 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since July 31, 1998 in the ordinary course of business and consistent with past practices; (c) liabilities described in Part 2.12 of the Company Disclosure Schedule; and (d) liabilities that have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations.

     2.13 Compliance with Legal Requirements. Except as set forth in Part 2.13 of the Company Disclosure Schedule, each of the Acquired Corporations is, and has at all times since January 1, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Except as set forth in Part 2.13 of the Company Disclosure Schedule, since January 1, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.14 Certain Business Practices. None of the Acquired Corporations nor (to the Knowledge of the Company) any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,

(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     2.15  Governmental Authorizations.

     (a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Each Acquired Corporation is, and at all times since January 1, 1996 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Since January 1, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

     (b) The Company has provided Parent with an accurate and complete copy of the grant received by the Company from the National Institute of Standards and Technology ("NIST"). None of the Acquired Corporations is the beneficiary of any grant, incentive or subsidy other than NIST. Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, each of the Acquired Corporations is in substantial compliance with all of the terms and requirements of NIST. Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify, NIST.

     2.16  Tax Matters.

     (a) Each Tax Return required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns")
(i) has been or will be filed on or before the applicable due date, as extended by such Governmental Body, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

     (b) Except as set forth in Part 2.16(b) of the Company Disclosure Schedule, the Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through July 31, 1998 in accordance with generally accepted accounting principles. Since July 31, 1998, none of the Acquired Corporations has incurred any liability for any Tax other than in the ordinary course of its business.

     (c) Except as set forth in Part 2.16(c) of the Company Disclosure Schedule, since January 1, 1993, no Acquired Corporation Return has been audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

     (d) Except as set forth in Part 2.16(d) of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision under state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.17  Employee and Labor Matters; Benefit Plans.

     (a) Part 2.17(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations (including any such plan, program or material agreement maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit or any current or former employee located in Korea, Singapore, Taiwan or India. (All plans, programs and material agreements of the type referred to in the prior sentence are referred to in this Agreement as the "Plans.")

     (b) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has since January 1, 1996 maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction (including Korea, Singapore, Taiwan or India), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA), for the benefit of any current or former employee or director of any of the Acquired Corporations (a "Pension Plan").

     (c) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan under the laws of any foreign jurisdiction (including Korea, Singapore, Taiwan or India), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA, for the benefit of any current or former employee or director of any of the Acquired Corporations (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (d) With respect to each Plan, the Company has delivered to Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for each of the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent opinion letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

     (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the Acquired Corporations.

     (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees or directors of any of the Acquired Corporations (or their beneficiaries)).

     (h) Except as set forth in Part 2.17(h) of the Company Disclosure Schedule, with respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (i) Except as set forth in Part 2.17(i) of the Company Disclosure Schedule, to the Knowledge of the Company, each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code, each Legal Requirement pursuant to which any of the Acquired Corporations is required to establish any reserve or make any contribution for the benefit of any current or former employee located in Korea, Singapore, Taiwan, India or any other foreign jurisdiction and each other applicable foreign Legal Requirement.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable opinion letter from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter could be revoked.

     (k)  Except pursuant to the Change of Control Agreements or as set forth in
Part 2.17(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing (and except pursuant to the Change of Control Agreements or as set forth in Part 2.17(k) of the Company Disclosure Schedule), the consummation of the Merger will not result in the acceleration of vesting of any unvested Company Options.

     (l) Part 2.17(l) of the Company Disclosure Schedule identifies each employee of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, the current salary and any other compensation payable to such employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), such employee's employer, date of hire and position and the principal office of such employee. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees.

     (m) Part 2.17(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability (to the extent known by the Company) or leave and the anticipated date of such employee's return to full service.

     (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (o) Each of the Acquired Corporations has good labor relations, and the Company has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with such Acquired Corporation.

     2.18 Environmental Matters. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required of them under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. To the Knowledge of the Company, since January 1, 1996, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Company, no current or prior owner of any property leased by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Company
(a) all property that is leased to or used by the Company, and all surface water, groundwater and soil associated with such property is free of any material environmental contamination of any nature, (b) none of the property leased to or used by any of the Acquired Corporations presently contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells, and (c) none of the property leased to or used by any of the Acquired Corporations presently contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. To the Knowledge of the Company, no Acquired Corporation has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list,
(ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. (For purposes of this Section 2.18: (A) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.)

     2.19 Insurance. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Except as set forth in Part 2.19 of the Company Disclosure Schedule, each of such insurance policies is in full force and effect. Since January 1, 1996, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

     2.20 Transactions with Affiliates. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20 of the Company Disclosure Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities
Act) of the Company as of the date of this Agreement.

     2.21  Legal Proceedings; Orders.

     (a) There is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other key employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

     2.22 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held on October 12, 1998) has (a) determined (pursuant to a unanimous vote of all members of the board of directors of the Company) that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) authorized and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the execution, delivery and performance of this Agreement by the Company and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the Merger, (c) recommended (pursuant to a unanimous vote of all members of the board of directors of the Company) the approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) adopted (pursuant to a unanimous vote of all members of the board of directors of the Company) a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.23 Section 203 of the DGCL Not Applicable. As of the date hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the execution of those certain Voting Agreements of even date herewith between Parent and each of the Persons identified in Part 2.23 of the Company Disclosure Schedule, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

     2.24 Inapplicability of Section 2115 of California Corporations Code. The Company is not subject to Section 2115 of the California Corporations Code.

     2.25 No Existing Discussions. As of the date of this Agreement (and since the date of the "no-shop" agreement dated September 17, 1998 executed by the Company), none of the Acquired Corporations has engaged, directly or indirectly, in any discussions or negotiations with any other Person with respect to any Acquisition Proposal.

     2.26 Accounting Matters. To the Knowledge of the Company, neither the Company nor any affiliate (as that term is used in Rule 145 under the Securities
Act) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Arthur Andersen LLP has confirmed in a letter the date of this Agreement and addressed to the Company, an executed copy of which has been delivered to Parent and PricewaterhouseCoopers LLP, that (subject to the qualifications contained in such letter) Arthur Andersen LLP's concurrence with the Company's management's conclusion that the Company is a "poolable entity" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     2.27 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, no vote of the holders of Company Preferred Stock is necessary to approve this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

     2.28 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement by the Company, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement by the Company, will (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

          (b) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

          (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Acquired Corporation Contract of the type referred to in Section 2.10(a), or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iii) cancel, terminate or modify any term of such Acquired Corporation Contract; or

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as may be required by the Exchange Act, the DGCL, the HSR Act, the GWB and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement) and except as set forth in Part 2.28 of the Company Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.29 Fairness Opinion. The Company's board of directors has received the written opinion of Broadview International LLC, financial advisor to the Company, dated the date of this Agreement, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair to the stockholders of the Company from a financial point of view.

     2.30 Financial Advisor. Except for Broadview International LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to Broadview International LLC and all fees, commissions and other amounts that may become payable to Broadview International LLC by the Company if the Merger is consummated will not exceed $150,000, plus reasonable expenses that have been or may be incurred by Broadview International LLC pursuant to its engagement by the Company; provided, however, that if (a) an Acquisition Proposal is made, and (b) the Company engages Broadview International LLC to advise the Company with respect to such Acquisition Proposal, the Company may agree to pay additional fees, commissions and other amounts to Broadview International LLC (in which case, the Company will promptly advise Parent of the amount of such fees, commissions and other amounts). The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to and all indemnification and other agreements related to the engagement of Broadview International LLC.

     2.31 Full Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

     SECTION 3. Representations and Warranties of Parent and Merger Sub

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent.

     3.2  SEC Filings; Financial Statements.

     (a) Parent has delivered or made available to the Company (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC between October 26, 1997 and the date of this Agreement (the "Parent SEC Documents"). Since October 26, 1997, all statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     3.3 Disclosure. None of the information supplied or to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

     3.4 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.5 No Vote Required. No vote of the holders of Parent Common Stock is required to authorize the Merger.

     3.6 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Prospectus/Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

     3.7 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.8 Accounting Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Parent has received a letter dated the date of this Agreement, from PricewaterhouseCoopers LLP, a copy of which has been delivered to the Company, regarding PricewaterhouseCoopers LLP's concurrence with Parent's management's conclusion (subject to the qualifications contained in such letter) that the Merger should be treated as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     SECTION 4. Certain Covenants of the Company

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

          (i) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including
     (A) copies of the unaudited quarterly consolidated balance sheets of the Acquired Corporations and the related unaudited quarterly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any sales forecasts, development plans and hiring reports prepared for the Company's senior management;

          (ii) any written materials or communications sent by or on behalf of the Company to its stockholders;

          (iii) any notice, report or other document (A) filed with or sent to NIST, or (B) filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

          (iv) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

     4.2  Operation of the Company's Business.

     (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in substantial compliance with all applicable Legal Requirements and the material requirements of all Acquired Corporation Contracts of the type referred to in Section 2.10(a); (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other

Persons having business relationships with the respective Acquired Corporations; and (iii) the Company shall keep in full force or renew all insurance policies referred to in Section 2.19.

     (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

          (i) declare, accrue, set aside or pay any dividend (other than in accordance with the Company's Certificate of Designation of Series A Convertible Preferred Stock) or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock (x) upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement, (y) pursuant to the ESPP, or (z) upon the valid conversion of shares of Company Preferred Stock outstanding as of the date of this Agreement, and (2) the Company may, in the ordinary course of business and consistent with past practices, grant options under its stock option plans to purchase no more than a total of 100,000 shares of Company Common Stock to employees of the Company);

          (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

          (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

          (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

          (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures in the ordinary course of business and consistent with past practices that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $250,000 in the aggregate);

          (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by (A) any Contract with any semiconductor equipment manufacturer; or (B) any Contract of the type referred to in clauses "(i)," "(ii)" and "(v)" through "(xiv)" of Section 2.10(a) (other than licenses of third party software for FAB300 and Contracts with the parties referred to in Part 4.2(b)(vii) of the Company Disclosure Schedule);

          (viii) amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practices;

          (ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

          (x) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may (A) make routine borrowings in the ordinary course of business and consistent with past practices under its current line of credit with Venture Banking Group; (B) (in the ordinary course of business and consistent with past practices) make advances to employees for valid business purposes); and (C) negotiate and post a guarantee bond in order to proceed with its opposition of the claims asserted by the French Tax Administration against Consilium SARL related to its audit of the 1993 - 1995 fiscal year tax returns);

          (xi) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company may in the ordinary course of business and consistent with past practices (A) make routine, reasonable salary increases in connection with the Company's customary employee review process, (B) pay customary bonuses in accordance with existing bonus plans referred to in Part 2.17(a) of the Company Disclosure Schedule or new bonus plans consistent with existing bonus plans, (C) make profit sharing or similar payments, (D) adopt a new sales commission plan as long as the Company provides Parent with a copy of such plan and consults with Parent with respect to such plan prior to the adoption of such plan, and (E) pay performance bonuses as contemplated by Part 4.2(b)(xi) of the Company Disclosure Schedule;

          (xii) hire any employee at the level of vice president or above;

          (xiii) change any of its methods of accounting or accounting practices in any respect;

          (xiv) take or permit to be taken any action that could preclude Parent from accounting for the merger as a "pooling of interests" for accounting purposes;

          (xv) make any Tax election inconsistent with past practices;

          (xvi) settle any Legal Proceeding involving payments by any of the Acquired Corporations in excess of $250,000 or equitable relief against any of the Acquired Corporations;

          (xvii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

          (xviii) agree or commit to take any of the actions described in clauses "(i)" through "(xvii)" of this Section 4.2(b).

Parent agrees not to unreasonably withhold or delay its consent to any of the actions referred to in clause "(vi)" of this Section 4.2(b).

Without limiting any other provision of this Section 4.2(b), during the Pre-Closing Period, the Company agrees to consult with Parent a reasonable period of time prior to: (A) permitting any of the Acquired Corporations to enter into (1) any letter of intent, memorandum of understanding or other Contract relating to the Company's FAB300 software project, or (2) any Contract of the type referred to in Section 2.10(a)(iii), and (B) hiring any employee at the level of manager through (but not including) vice president (it being understood that the actions referred to in this sentence shall not require the prior written consent of Parent).

     (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

     4.3  No Solicitation.

     (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote, the Company shall not be prohibited by this Section 4.3(a) from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Offer that is submitted by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3, (2) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of such board of directors to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The parties agree that for purposes of the preceding sentence (but for no other purpose), an offer which is conditioned on completion of due diligence (and regarding which the board of directors of the Company determines, in good faith, based on the advice of its financial advisor, that financing is likely to be obtained) shall be deemed to constitute a "Superior Offer" if such offer otherwise meets the definition of "Superior Offer" set forth in Exhibit A (other than the financing portion of such definition). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

     (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

     SECTION 5. Additional Covenants of the Parties

     5.1  Registration Statement; Prospectus/Proxy Statement.

     (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Prospectus/Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus, provided, however, that notwithstanding anything to the contrary contained in this Section 5.1(a), if (and to the extent) Parent so elects: (i) the Proxy Statement Prospectus shall initially be filed with the SEC on a confidential basis as a proxy statement of Parent under the Securities Act); (ii) until such time as Parent has determined that it is reasonably likely that the SEC will promptly declare the Form S-4 Registration Statement effective under the Securities Act, all amendments to the Proxy Statement/Prospectus shall be filed with the SEC on a confidential basis as amendments to the proxy statement of the Company under Section 14 of the Exchange Act; and (iii) Parent shall not be obligated to file the Form S-4

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

Registration Statement with the SEC until such time as Parent has determined that it is reasonably likely that the SEC will promptly declare the Form S-4 Registration Statement effective under the Securities Act. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Prospectus/Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use all reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

     (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

     5.2  Company Stockholders' Meeting.

     (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider, act upon and vote upon the adoption and approval of this Agreement and the approval of the Merger (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this
Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of the Company with respect to the Merger.

     (b) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

     (c) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote if (i) a Superior Offer

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

is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in
Section 4.3, (iii) the board of directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, it would be inconsistent with the fiduciary obligations of the board of directors of the Company to the Company's stockholders under applicable law not to withdraw, amend or modify such recommendation, (iv) the Company provides Parent with at least 24 hours prior notice of any meeting of the Company's board of directors at which such board of directors is expected to consider such Superior Offer, and (v) the Company's board of directors does not withdraw, amend or modify its unanimous recommendation in favor of the Merger for at least 48 hours after the Company provides Parent with the name of the Person making such Superior Offer and a copy of such Superior Offer. Nothing contained in this Section 5.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company shall have been withdrawn, amended or modified).

     5.3 Regulatory Approvals. Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     5.4  Stock Options.

     (a) Subject to Section 5.4(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued, the stock option agreement by which it is evidenced and any applicable Change of Control Agreement. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share,
(iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, within 7 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.4(a). As soon as practicable after the Effective Time (but in no event later than 30 days thereafter), Parent shall deliver to each holder of a Company Option an appropriate notice setting forth such holder's rights with respect to such Company Option and indicating that such Company Option shall continue in effect on the same terms and conditions as were in effect immediately prior to the Effective Time (subject to the adjustments required pursuant to Section 5.4(a)).

     (b) Notwithstanding anything to the contrary contained in this Section 5.4, in lieu of assuming outstanding Company Options in accordance with Section 5.4(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor ("Replacement Options"). The number of shares of Parent Common Stock subject to a Replacement Option, as well as the per share exercise price of such Replacement Option, shall be determined in the manner specified in
Section 5.4(a). If Parent elects to substitute Replacement Options in lieu of assuming outstanding Company Options, Parent shall take all corporate action necessary to approve the Replacement Options described in this Section 5.4(b) in a manner qualifying under Section 424(a) of the Code and shall deliver an agreement evidencing such Replacement Options to each applicable holder of a Company Option within 30 days after the Effective Time. Shares of Parent Common Stock issuable pursuant to the Replacement Options granted pursuant to this
Section 5.4(b) shall be registered on the Form S-8 Registration Statement referred to in Section 5.4(a).

     (c) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

     (d) As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be required pursuant to the ESPP to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, the Company shall take all actions that are necessary to give effect to the transactions contemplated by this Section 5.4(d); provided, however, that the change in the offering period referred to in this Section 5.4(d) shall be conditioned upon the consummation of the Merger.

     5.5 Employee Benefits. Parent agrees that all employees of the Company who continue employment with Parent after the Effective Time shall be eligible to participate in Parent's health, vacation and other employee benefit plans, to the same extent as employees of Parent in similar positions and at similar grade levels (it being understood that such employees' shall be eligible to begin to participate (i) in Parent's employee stock purchase plan upon the commencement of the first new offering period that commences following the Effective Time, and (ii) in Parent's other employee benefit plans in accordance with the terms of such plans; provided, however, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such eligibility need not be offered by Parent until the corresponding plan of the Company ceases to be available after the Effective Time). As soon as administratively feasible following the Effective Time, Parent agrees to take whatever action is necessary to transition Company employees into Parent's employee benefits plans as contemplated by the first sentence of this Section 5.5. Further, until such time that the continuing Company employees are covered under an employee benefit plan of Parent, they shall continue to be covered under the corresponding Company Plan that offers the same type of benefit. Parent also agrees to provide each such continuing employee with full credit for service as an employee of the Company or any affiliate thereof prior to the Effective Time for the following purposes only: for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plan or arrangement maintained by Parent, including Parent's 401(k) plan, and for Parent's vacation program. Notwithstanding the foregoing, to the extent permitted by law, Parent reserves the right to enforce, on a nondiscriminatory basis, any otherwise applicable pre-existing condition limitation under its medical plan with respect to any Company employee who does not enroll in Parent's medical plan at the time Parent's medical plan is first made available to such Company employee.

     5.6  Indemnification of Officers and Directors.

     (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of five years from the Effective Time.

     (b) From the Effective Time until the fifth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of $168,750. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds $168,750, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $168,750.

     (c) If the Surviving Corporation does not have sufficient capital to comply with its obligations under Section 5.6, Parent shall provide the Surviving Corporation with such capital.

     5.7 Pooling of Interests. Each of the Company and Parent agrees (and the Company agrees to cause the Acquired Corporations) (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests." The Company agrees to provide to PricewaterhouseCoopers LLP and Arthur Andersen LLP such letters as shall be reasonably requested by PricewaterhouseCoopers LLP or Arthur Andersen LLP with respect to the letters referred to in Sections 2.26, 3.8, 6.6(e) and 6.6(f).

     5.8  Additional Agreements.

     (a) Subject to Section 5.8(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 5.8(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets;
(ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

     5.9 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised by its outside legal counsel that such disclosure is required by applicable law.

     5.10 Affiliate Agreements. The Company shall use all reasonable efforts to cause each Person identified in Part 2.20 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit C.

     5.11 Tax Matters. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Gray Cary Ware & Freidenrich LLP tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Gray Cary Ware & Freidenrich LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.11, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Gray Cary Ware & Freidenrich LLP, respectively, to deliver to it a tax opinion satisfying the requirements of
Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.11. The parties hereto shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and neither Parent, Merger Sub nor the Company shall take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

     5.12 Letter of the Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent and the Company a "comfort" letter prepared by Arthur Andersen LLP in accordance with Statement of Auditing Standards No. 72 "Letters For Underwriters and Certain Other Requesting Parties," subject to receipt by Arthur Andersen LLP of a customary representation letter from Parent, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent and the Company), that is customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

     5.13 Listing. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing as of the Effective Time (subject to notice of issuance) on the Nasdaq National Market.

     5.14 Resignation of Officers and Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director from positions as an officer and director of each of the Acquired Corporations (it being understood that such resignations shall not constitute a voluntary or an "Involuntary Termination" under the Change of Control Agreements and shall not effect in any manner any rights of any officer of the Company or any of the Company's obligations under the Change of Control Agreements).

     5.15 Termination of 401(k) Plan. To the extent requested by Parent, the Company shall ensure that its 401(k) Savings and Retirement Plan shall be terminated immediately prior to the Effective Time.

     SECTION 6. Conditions Precedent to Obligations of Parent and Merger Sub

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1  Accuracy of Representations.

     (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on the Acquired Corporations (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     (b) The representations and warranties of the Company contained in this Agreement (except that any representation or warranty that specifically refers to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date speaks as of such date) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on the Acquired Corporations (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     6.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     6.4 Stockholder Approval; Appraisal Rights. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote, and the aggregate of all "Appraisal Shares" and shares of Company Preferred Stock that have not been converted into Company Common Stock prior to the Effective Time or been exchanged for Parent Common Stock at the Effective Time in accordance with Section 1.8(a)(i) shall represent on conversion of such shares into Company Common Stock no more than 7% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

     6.5 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain such Consents would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit C, executed by each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act);

          (b) Noncompetition Agreements in the form of Exhibit D, executed by Jonathan J. Golovin and Laurence R. Hootnick;

          (c) Releases in the form of Exhibit E, executed by Jonathan J. Golovin, Laurence R. Hootnick, Michael Field, Clifton Wong, Frank Kaplan and Richard Danielson;

          (d) a letter from Arthur Andersen LLP, dated as of the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to Parent, updating the "comfort" letter referred to in
     Section 5.12;

          (e) a letter from Arthur Andersen LLP, dated as of the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to Parent and PricewaterhouseCoopers LLP, to the effect that, after reasonable investigation, Arthur Andersen LLP is not aware of any fact concerning the Acquired Corporations or any of the stockholders or affiliates of the Acquired Corporations that could preclude the Company from being a "poolable entity" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (f) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that PricewaterhouseCoopers LLP concurs with Parent's management's conclusion that the Merger may be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (g) a legal opinion of Cooley Godward LLP dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.11);

          (h) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.7, 6.10, 6.11 and 6.12 have been duly satisfied; and

          (i) the written resignations of all officers and directors from positions as an officer and director of each of the Acquired Corporations effective as of the Effective Time (it being understood that such resignations shall not constitute a voluntary or an "Involuntary Termination" under the Change of Control Agreements and shall not effect in any manner any rights of any officer of the Company or any of the Company's obligations under the Change of Control Agreements).

     6.7 No Material Adverse Change. There shall have been no material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations since the date of this Agreement (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations since the date of this Agreement: (a) a change in the market price or trading volume of the Company Common Stock, (b) a failure by the Company to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after the date of this Agreement and prior to the Closing, (c) a failure to report earnings results in any quarter ending on or after the date of this Agreement consistent with the Company's historical earnings results for its Semiconductor and Electronics business unit in any quarter during fiscal 1997 or 1998, (d) a change that results from conditions affecting the U.S. economy or the world economy, (e) a change that results from conditions affecting the semiconductor industry or the semiconductor equipment industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (f) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by this Agreement; and (g) a change that results from the taking of any action required by this Agreement).

     6.8 HSR Act; German Anticompetition Law. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and the waiting period applicable to the consummation of the Merger under the GWB shall have expired or been terminated.

     6.9 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     6.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.11 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

     6.12 No Other Litigation. There shall not be pending any Legal Proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would affect adversely the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

     SECTION 7. Conditions Precedent to Obligation of the Company

     The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1  Accuracy of Representations.

     (a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

     (b) The representations and warranties of Parent and Merger Sub contained in this Agreement (except that any representation or warranty that specifically refers to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date speaks as of such date) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     7.4 Stockholder Approval. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote.

     7.5  Documents. The Company shall have received the following documents:

          (a) a legal opinion of Gray Cary Ware & Freidenrich LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Gray Cary Ware & Freidenrich LLP may rely upon the tax representation letters referred to in Section 5.11); and

          (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

     7.6 HSR Act; German Anticompetition Law. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and the waiting period applicable to the consummation of the Merger under the GWB shall have expired or been terminated.

     7.7 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     7.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

     SECTION 8. Termination

     8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Stockholder Vote):

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by March 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if (i) the Company Stockholders' Meeting shall have been held and (ii) this Agreement and the Merger shall not have been approved at such meeting by the Required Company Stockholder Vote; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to
     Section 8.3(b);

          (e) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

          (f) by Parent if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that Parent may not terminate this Agreement under this Section 8.1(f) (i) on account of an inaccuracy in the Company's representations and warranties that is curable by the Company or on account of a breach of a covenant by the Company that is curable by the Company unless the Company fails to cure such inaccuracy or breach within 30 days after receiving written notice from Parent of such inaccuracy or breach; or (ii) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in Section 6.1 hereof); or

          (g) by the Company if any of Parent's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Company may not terminate this Agreement under this Section 8.1(g) (i) on account of an inaccuracy in Parent's representations and warranties that is curable by Parent or on account of a breach of a covenant by Parent that is curable by Parent unless Parent fails to cure such inaccuracy or breach within 30 days after receiving written notice from the Company of such inaccuracy or breach; or
     (ii) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in Section 7.1 hereof).

     8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect (and, except as provided in this Section 8.2, there shall be no liability or obligation hereunder on the part of any of the parties hereto or their respective officers, directors, stockholders or Affiliates); provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and
(ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

     8.3  Expenses; Termination Fees.

     (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in connection with (i) the filing, printing and mailing of the Form S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms relating to the Merger under the HSR Act.

     (b) If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made (and shall not have been publicly, absolutely and unconditionally withdrawn and abandoned), or (ii) this Agreement is terminated by Parent pursuant to Section 8.1(e), then, in either such case, the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $1,000,000 (the "Initial Termination Fee"). In the case of termination of this Agreement by the Company pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d) or Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination. If, within 360 days after the payment of the Initial Termination Fee, an Acquisition Transaction (other than with Parent or one of Parent's Affiliates) is consummated, or the Company enters into a definitive agreement with respect to an Acquisition Transaction (other than with Parent or one of Parent's Affiliates), the Company shall pay to Parent in cash an additional nonrefundable fee of $1,000,000, such payment to be made at or prior to the consummation of such Acquisition Transaction or the entering into of such definitive agreement, whichever is earlier.

     (c) In no event shall the Company be required to pay any termination fee to Parent pursuant to Section 8.3(b) if (i) prior to the applicable termination of this Agreement, Parent was in material breach of its obligations under this Agreement; (ii) prior to the applicable termination of this Agreement (and promptly, and in any event, no more than two business days, after the Company discovers any such material breach), the Company shall have advised Parent in writing that Parent is in material breach of its obligations under this Agreement; and (iii) prior to the applicable termination of this Agreement, Parent shall not have substantially cured such material breach.

     SECTION 9. Miscellaneous Provisions

     9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement and the approval of the Merger by the stockholders of the Company); provided, however, that after any such adoption and approval of this Agreement and approval of the Merger by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2  Waiver.

     (a) No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

     9.6 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty.

     9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service, or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent:
              Applied Materials, Inc.
              3050 Bowers
              Santa Clara, CA 95054
              Attention: Joseph J. Sweeney
              Mail Stop: 2061
              Facsimile: (408) 563-4635
              Attention: Alexander Meyer
              Mail Stop: 1954
              Facsimile: (408) 986-7260

          if to Merger Sub:
              c/o Applied Materials, Inc.
              3050 Bowers
              Santa Clara, CA 95054
              Attention: Joseph J. Sweeney
              Mail Stop: 2061
              Facsimile: (408) 563-4635
              Attention: Alexander Meyer
              Mail Stop: 1954
              Facsimile: (408) 986-7260

          if to the Company:
              Consilium, Inc.
              485 Clyde Avenue
              Mountain view, CA 94043
              Attention:
              Facsimile:

     9.10 Cooperation. The Company and Parent agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.11  Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

     (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          APPLIED MATERIALS, INC.

                                          By: /s/ SASSON SOMEKH
                                             -----------------------------------

                                          PENNSYLVANIA ACQUISITION SUB, INC.

                                          By: /s/ NANCY HANDEL
                                             -----------------------------------

                                          CONSILIUM, INC.

                                          By: /s/ LAURENCE R. HOOTNICK
                                             -----------------------------------

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     Acquired Corporation Source Code. "Acquired Corporation Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent company, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 40% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 40% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 40% of the outstanding securities of any class of voting securities of the Company;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 40% of the assets of the Company; or

          (c) any liquidation or dissolution of the Company.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

     Company Common Stock. "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

     Company Warrants. "Company Warrants" shall mean those certain warrants to purchase 70,000 shares of Company Common Stock held by Imperial Bancorp and those certain warrants to purchase 75,000 shares of Company Common Stock held by each of Evelyn Hilton and Thomas Camarda.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Form S-4 Registration Statement. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

     HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     GWB. "GWB" shall mean the following act enacted by the Republic of Germany:
Act Against Restraints on Competition of 1958 (Gesetz gegen
Wettbewerbsbeschrankungen).

     Knowledge. The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any of the following individuals is actually aware of such fact or other matter: Jonathan J. Golovin, Laurence R. Hootnick, Michael J. Field, Clifton Wong, Frank Kaplan, Richard Danielson, Cecilia Ma, Deborah Petillo or Shantha Mohan.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

     Material Adverse Effect. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on (i) the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations taken as a whole; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on the Acquired Corporations for purposes of Section 6.1(b): (A) a change in the market price or trading volume of the Company Common Stock, (B) a failure by the Company to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after the date of this Agreement and prior to the Closing, (C) a failure to report earnings results in any quarter ending on or after the date of this Agreement consistent with the Company's historical earnings results for its Semiconductor and Electronics business unit in any quarter during fiscal 1997 or 1998, (D) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy or the world economy, (E) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the semiconductor industry or the semiconductor equipment industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (F) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by this Agreement; and (G) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action required by this Agreement),
(ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its material obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, assets, liabilities, operations or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on Parent for purposes of Section 7.1(b): (A) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy or the world economy, (B) an event, violation, inaccuracy, circumstance or other matter that results from the semiconductor industry or the semiconductor equipment industry conditions that do not affect Parent in a disproportionate manner as compared with companies of a similar size, and (C) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action required by this Agreement.

     Parent Average Stock Price. "Parent Average Stock Price" shall mean the average of the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the twenty consecutive trading days ending on and including the second trading day immediately preceding the date on which a final vote of the stockholders of the Company on the adoption and approval of this Agreement and the approval of the Merger shall have been held.

     Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $.01 par value per share, of Parent.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Placement Agent Warrants. "Placement Agent Warrants" shall mean those certain warrants to purchase 75,000 shares of Company Common Stock held by each of Evelyn Hilton and Thomas Camarda.

     Prospectus/Proxy Statement. "Prospectus/Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

     Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase (by means of a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction) more than 50% of the outstanding shares of Company Common Stock, which the board of directors of the Company determines, in good faith, based on the written advice of its financial advisor, has terms more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" unless any financing required to consummate the transaction contemplated by such offer is either (i) in the possession of such third party at the time such offer is made, or (ii) committed and likely to be obtained by such third party on a timely basis.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Triggering Event. A "Triggering Event" shall be deemed to have occurred if:
(i) the board of directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Prospectus/Proxy Statement the unanimous recommendation of the board of directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten business days after Parent requests in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) the Company shall have failed to hold the Company Stockholders' Meeting as promptly as practicable and in any event within 60 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (ix) the Company breaches any of its obligations under Section 4.3 of the Agreement.

     Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its subsidiaries as of July 31, 1998 as filed by the Company in its Quarterly Report on Form 10-Q filed with the SEC on September 14, 1998.

                                   EXHIBIT C

                                    FORM OF
                              AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT ("Affiliate Agreement") is being executed and
delivered as of October 12, 1998 by                ("Stockholder") in favor of
and for the benefit of APPLIED MATERIALS, INC., a Delaware corporation
("Parent").

                                    RECITALS

     A. Stockholder is a stockholder of, and is an officer and/or director of, Consilium, Inc., a Delaware corporation (the "Company").

     B. Parent, the Company and Pennsylvania Acquisition Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of October 12, 1998 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the common stock of the Company ("Company Common Stock") will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of Company Common Stock and
(ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock in the Merger.

     C. Stockholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of the Company: (i) as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" under Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"), and under other applicable "pooling of interests" accounting requirements.

                                   AGREEMENT

     1. Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent as follows:

          (a) Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of Company Common Stock set forth beneath Stockholder's signature on the signature page hereof (the "Company Shares"), and Stockholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

          (b) Stockholder has carefully read this Affiliate Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Parent Common Stock that Stockholder is to receive in the Merger (the "Parent Shares"). Stockholder fully understands the limitations this Affiliate Agreement places upon Stockholder's ability to sell, transfer or otherwise dispose of the Company Shares and the Parent Shares.

          (c) Stockholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" and for purposes of determining whether Parent should proceed with the Merger.

     2. Representation and Warranty of Parent. Parent represents and warrants to Stockholder that it shall make available adequate current public information as required by Rule 144(c) promulgated by the SEC under the Securities Act.

     3. Prohibitions Against Transfer.

     (a) Stockholder agrees that, during the period from the date 30 days prior to the date of consummation of the Merger through the date on which financial results covering at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements) (the "Restricted Period"):

          (i) Stockholder shall not sell, transfer or otherwise dispose of, or reduce Stockholder's interest in or risk relating to, (A) any capital stock of the Company (including, without limitation, the Company Shares and any additional shares of capital stock of the Company acquired by Stockholder, whether upon exercise of a stock option or otherwise), except pursuant to and upon consummation of the Merger, or (B) any option or other right to purchase any shares of capital stock of the Company, except by exercise of an option or pursuant to and upon consummation of the Merger; and

          (ii) Stockholder shall not sell, transfer or otherwise dispose of, or reduce Stockholder's interest in or risk relating to, (A) any shares of capital stock of Parent (including without limitation the Parent Shares and any additional shares of capital stock of Parent acquired by Stockholder, whether upon exercise of a stock option or otherwise), or (B) any option or other right to purchase any shares of capital stock of Parent, except by exercise of an option.

     (b) Notwithstanding the restrictions contained in Section 3(a), Stockholder may transfer or otherwise reduce his risk relative to shares of Company Common Stock or Parent Common Stock during the Restricted Period if (i) Parent, after consulting with its independent accountants, determines that such transfer or reduction in risk will not adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (ii) Parent consents in writing to such transfer or reduction in risk (it being understood that Parent will not unreasonably withhold or delay such consent).

     (c) Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Shares unless:

          (i) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

          (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met;

          (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act; or

          (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     4. Stop Transfer Instructions; Legend.

     Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and
(b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 AND "POOLING OF INTERESTS" ACCOUNTING TREATMENT APPLY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE, IN ACCORDANCE WITH THE REQUIREMENTS FOR "POOLING OF INTERESTS" ACCOUNT-

        ING TREATMENT AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF OCTOBER 12, 1998, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend if Stockholder shall have delivered to Parent a copy of a letter from an authorized representative of the SEC to the effect that such legend is not required for purposes of the Securities Act, or counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent) that such legend is not required for purposes of the Securities Act.

     5. Independence of Obligations. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

     6. Specific Performance. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

     7. Other Agreements. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Affiliate Agreement.

     8. Notices. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

        if to Parent:

           Applied Materials, Inc.
           3050 Bowers Ave
           Santa Clara, CA 95054
           Attention: Joseph J. Sweeney
           Mail Stop: 2061
           Facsimile: (408) 563-4635
           Attention: Alexander Meyer
           Mail Stop: 1954
           Facsimile: (408) 986-7260
        if to Stockholder:

           Attention:

           Facsimile: (____)

     9. Severability. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

     10. Applicable Law; Jurisdiction. THIS AFFILIATE AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Affiliate Agreement or otherwise, (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in California; (b) if any such action is commended in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with Section 8.

     11. Waiver; Termination. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Reorganization Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

     12. Captions. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

     13. Further Assurances. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

     14. Entire Agreement. This Affiliate Agreement, the Reorganization Agreement and any other agreement referred to in this Affiliate Agreement between Stockholder and Parent collectively set forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof and thereof.

     15. Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     16. Amendments. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

     17. Assignment. This Affiliate Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Stockholder.

     18. Binding Nature. Subject to Section 17, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

     19. Survival. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

     Stockholder has executed this Affiliate Agreement on October 12, 1998.


                                        ----------------------------------------
                                                       (Signature)

                                        ----------------------------------------
                                                       (Print Name)

NUMBER OF SHARES OF
COMMON STOCK OF THE COMPANY:
                             -----------

                                   EXHIBIT D

                                    FORM OF
                            NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT (the "Noncompetition Agreement") is being
executed and delivered as of October 12, 1998, by           (the "Stockholder"),
in favor of and for the benefit of the following entities (the "Beneficiaries"):
APPLIED MATERIALS, INC., a Delaware corporation ("Parent"), CONSILIUM, INC., a Delaware corporation (the "Company"), each entity affiliated with any of the foregoing entities, and the successors and assigns of each of the foregoing entities.

                                    RECITALS

     A. As a stockholder, an employee and a director of the Company, the Stockholder has obtained extensive and valuable knowledge and information concerning the business of the Company (including confidential information relating to the operations, assets, contracts, customers, personnel, plans and prospects of the Company).

     B. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of October 12, 1998, among Parent, Pennsylvania Acquisition Sub, Inc. ("Merger Sub") and the Company (the "Reorganization Agreement"), Merger Sub is expected to merge with and into the Company (the "Merger") and the Company is expected to become a wholly owned subsidiary of Parent.

     C. In connection with the Merger (and as a condition to the consummation of the Merger), and to enable Parent to secure more fully the benefits of the Merger, Parent has required that the Stockholder enter into this Noncompetition Agreement.

     D. Parent, the Company and Parent's subsidiaries have conducted and are expected to continue to conduct their businesses on a worldwide basis.

                                   AGREEMENT

     In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder, intending to be legally bound, agrees as follows:

     1. Noncompetition.

     (a) During the period commencing on the Effective Date (as defined below) and ending two years after the Effective Date (the "Noncompetition Period"), the Stockholder shall not, and the Stockholder shall not permit any of his affiliates to:

          (i) engage directly or indirectly in Competition (as defined below) anywhere in the world; or

          (ii) directly or indirectly be or become an officer, director, stockholder, owner, partner, employee, manager, agent, advisor or consultant of or to, or participate in the ownership, management, operation, control or financing of, any entity that engages directly or indirectly in Competition anywhere in the world.

     (b) Notwithstanding the restrictions contained in Section 1(a), the Stockholder may[: (i)] own, as a passive investment, shares of capital stock of a publicly-held corporation, if (A) such shares are actively traded on an established national securities market in the United States, and (B) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Stockholder and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Stockholder's affiliates collectively represent less than 2% of the total number of shares of such corporation's capital stock outstanding[; (ii) own shares of, and may be an officer, director, employee, advisor and/or consultant of or to, Vigilance Inc. ("Vigilance") so long as Vigilance does not engage directly or indirectly in any Competition; provided, however, that to the extent that the business engaged in by Vigilance as of the date of this Noncompetition Agreement (as more particularly described in Exhibit A hereto) constitutes Competition, Vigilance may continue to engage in such business after the Merger without the Stockholder being deemed to have violated
Section 1(a); (iii) engage in general educational activities (including for profit activities) relating to manufacturing execution systems so long as such educational activities are not (A) related to a specific product; or (B) provided to a competitor of any of the Acquired Corporations; and (iv) engage in business or activities involving the design, development, manufacture, marketing or distribution (whether by sale or license or otherwise) of software or products that provide reporting, planning and scheduling or document management functions in industries other than the semiconductor and flat panel display industries.]

     (c) For purposes of Section 1, a person or entity shall be deemed to be engaged in "Competition" if such person or entity is engaged directly or indirectly in:

          (i) any business or activity involving (directly or indirectly) the
     (A) design, development, manufacture, marketing or distribution (whether by sale or license or otherwise) of manufacturing executions systems software or other software or products that track, correlate data with respect to and/or automate manufacturing operations in the semiconductor and flat panel display industries, (B) provision or performance of automated factory systems and software integration services in the semiconductor and flat panel display industries; or (C) provision or performance of services (including training, technical support or maintenance services) related to any of the products referred to in this clause "(i)" or in the last sentence of this Section 1(c);

          (ii) any other business or activity that is competitive with the business or activities engaged in by or proposed to be engaged in by the Company or any of its direct or indirect subsidiaries as of the Effective Date in the semiconductor or flat panel display industries; or

          (iii) any business or activity that is competitive with the business or activities of Parent, the Company, any of the Company's direct or indirect subsidiaries or any of Parent's other direct or indirect subsidiaries at any time after the Effective Date during which the Stockholder is an employee of, or consultant or advisor to, Parent, the Company or any of Parent's other direct or indirect subsidiaries.

Without limiting the generality of the foregoing (and subject to Section 1(b), a person or entity shall be deemed to be engaged in Competition if such person or entity designs, develops, manufactures, markets or distributes any software or other product in the semiconductor or flat panel display industries that is functionally similar to or that competes in any material respect with any of the products in the Company's Workstream family of products or any of the proposed products in the Company's proposed FAB300 family of products (or with any module or component thereof which is proprietary to the Company).

     2. No Hiring or Solicitation of Employees; No Interference With Customers. The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not, and shall not permit any of his affiliates to:

          (a) hire any Specified Employee (as defined below); provided, however, that (i) the Stockholder may hire a particular Specified Employee if: (A) the Stockholder shall not have violated any of the restrictions contained in clause "(b)" of this Section 2 with respect to such Specified Employee;
     (B) such Specified Employee's employment relationship with the Acquired Corporations shall have terminated; and (C) such Specified Employee shall have accepted employment with a third party (other than an affiliate of the Stockholder) and shall have actually started working for such third party; [and (ii) the Stockholder may (with the prior written consent of Parent) hire a particular Specified Employee to work with the Stockholder at Vigilance;]

          (b) directly or indirectly, personally or through others, recruit, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder's own behalf or on behalf of any other person or entity) any Specified Employee to leave his or her employment with Parent, the Company, any of the Company's direct or indirect subsidiaries or any of Parent's other direct or indirect subsidiaries; or

          (c) personally or through others, use any trade secret of Parent, the Company, any of the Company's direct or indirect subsidiaries or any of Parent's other direct or indirect subsidiaries, or any other improper means, to interfere or attempt to interfere with the relationship or prospective relationship of the Company, any of the Company's direct or indirect subsidiaries, Parent or any of Parent's direct or indirect subsidiaries, with any person or entity that is, was or is expected to become a customer or client of the Company, any of the Company's direct or indirect subsidiaries, Parent or any of Parent's direct or indirect subsidiaries.

For purposes of this Section 2, "Specified Employee" means any individual who is or was an employee of any of the Acquired Corporations at any time between October 12, 1998 and the Effective Date (or who becomes an employee of any of the Acquired Corporations at any time during the Noncompetition Period).

     3. Representations and Warranties. The Stockholder represents and warrants, to and for the benefit of the Beneficiaries, that: (a) he has full power and capacity to execute and deliver, and to perform all of his obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which the Stockholder or any of his affiliates is or may be bound.

     4. Miscellaneous.

     (a) Specific Performance. The Stockholder agrees that (i) in the event of any breach or threatened breach by the Stockholder of any covenant, obligation or other provision set forth in this Noncompetition Agreement, the Beneficiaries shall be entitled (in addition to any other remedy that may be available to them), to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach, and (ii) neither Parent nor any other person or entity shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

     (b) Non-Exclusivity. The rights and remedies of the Beneficiaries hereunder are not exclusive of or limited by any other rights or remedies which the Beneficiaries may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Beneficiaries hereunder, and the obligations and liabilities of the Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of Parent's or the Stockholder's obligations, or the rights or remedies of any of the Beneficiaries, under the Reorganization Agreement; and nothing in the Reorganization Agreement shall limit any of Parent's or the Stockholder's obligations, or any of the rights or remedies of any of the Beneficiaries, under this Noncompetition Agreement. No breach on the part of Parent or any other party of any covenant or obligation contained in the Reorganization Agreement or any other agreement shall limit or otherwise affect any right or remedy of any of the Beneficiaries under this Noncompetition Agreement.

     (c) Notices. Any notice or other communication required or permitted to be delivered to the Stockholder or the Beneficiaries under this Noncompetition Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, or (ii) the second business day after sent by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice delivered in accordance with this Section 4(c)):

        if to the Beneficiaries:

           Applied Materials, Inc.
           3050 Bowers Avenue
           Santa Clara, CA 95054
           Attention: Joseph J. Sweeney
           Mail Stop: 2061
           Facsimile: (408) 563-4635
           Attention: Alexander Meyer
           Mail Stop: 1954
           Facsimile: (408) 986-7260

        if to the Stockholder:

           Facsimile:

     (d) Severability. In the event that any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

     (e) Governing Law; Venue. This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California without giving effect to principles of conflicts of laws. Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Noncompetition Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and
(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court. Nothing contained in this Section 4(e) shall be deemed to limit or otherwise affect the right of any of the Beneficiaries or any party to the Noncompetition Agreement to commence any legal proceeding or otherwise proceed against the Stockholder or any other person or entity in any other forum or jurisdiction. THE STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

     (f) Waiver. No failure on the part of any Beneficiary to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of such Beneficiary in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Beneficiary shall be deemed to have waived any claim arising out of this Noncompetition Agreement, or any power, right, privilege or remedy under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Beneficiary; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     (g) Entire Agreement. This Noncompetition Agreement, and the other agreements referred to herein, set forth the entire understanding of the Stockholder and the Beneficiaries relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

     (h) Amendments. This Noncompetition Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Stockholder.

     (i) Assignment. This Noncompetition Agreement and all obligations hereunder are personal to the Stockholder and may not be transferred or assigned by the Stockholder at any time. Each of the Beneficiaries may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any person or entity without obtaining the consent or approval of the Stockholder or any other person or entity. This Noncompetition Agreement shall be binding upon the Stockholder and the Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of each Beneficiary and its successors and assigns.

     (j) Attorneys' Fees. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against any party to this Noncompetition Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     (k) Construction. For purposes of this Noncompetition Agreement, whenever the context requires: the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

     (l) Effective Date. This Noncompetition Agreement shall become effective upon the consummation of the Merger (the date of the consummation of the Merger being referred to as the "Effective Date").

     IN WITNESS WHEREOF, the undersigned has executed this Noncompetition Agreement as of the date first above written.

                                          --------------------------------------

                                                                       EXHIBIT E

                           FORM OF RELEASE AGREEMENT

                                     , 1998


[Parent]

[Company]

Ladies and Gentlemen:

     Reference is made to that certain Agreement and Plan of Merger and Reorganization dated as of October 12, 1998 (the "Reorganization Agreement"), among Applied Materials, Inc., a Delaware corporation ("Parent"), Pennsylvania Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and Consilium, Inc., a Delaware corporation (the "Company").

     In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby covenants and agrees as follows:

     1. Release. The undersigned (on behalf of himself and each person or entity that the undersigned has the power to bind) hereby irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the undersigned may have had in the past, may now have or may have in the future against any of the Releasees, relating to any written or oral agreements or arrangements entered into, and any events, matters, causes, things, acts, omissions or conduct, occurring or existing, at any time up to and including the date of this letter, including, without limitation, any Claim (a) to the effect that the undersigned is or may be entitled to any compensation, benefits or perquisites from the Company or any of its direct or indirect subsidiaries, or
(b) otherwise arising (directly or indirectly) out of or in any way connected with the undersigned's employment or other relationship with the Company or any of its direct or indirect subsidiaries; provided, however, that the undersigned is not releasing the undersigned's rights, if any:

          (i) under the Reorganization Agreement;

          (ii) under that certain Change of Control Agreement dated
                         , 19 between the Company and the undersigned (the "Change of Control Agreement");

          (iii) under that certain Indemnification Agreement dated
                         , 19 between the Company and the undersigned (or under the indemnification provisions contained in the Company's Certificate of Incorporation or Bylaws);

          (iv) under those certain stock option agreements referred to in Exhibit A hereto);

          (v) with respect to salaries, bonuses and expenses that have accrued in the ordinary course of business consistent with past practices; or

          (vi) to the "Other Benefits" identified in Schedule I hereto.

For purposes of this Agreement, (1) the term "Releasees" means: (v) Parent; (w) the Company; (x) each of the direct and indirect subsidiaries of Parent and the Company; (y) each other affiliate of Parent and the Company; and (z) the successors and past, present and future assigns, directors, officers, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(v)" through "(y)" of this clause "(1)," and (2) the term "Claim" means all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including (y) any unknown, unsuspected or undisclosed claim; and (z) any claim or right that may be asserted or exercised by the undersigned in the undersigned's capacity as a stockholder, director, officer or employee of the Company or in any other capacity.

     2. Change of Control Agreement. Without limiting the generality of the foregoing, the undersigned agrees that the benefits referred to in the Change of Control Agreement are in lieu of (and not in addition to) any change of control, severance or similar benefits referred to in that certain Employment Offer
Letter dated             , 19  between the Company and the undersigned (the
"Employment Agreement"), and the undersigned hereby irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees from any Claim for any change of control, severance or other similar benefits referred to in the Employment Agreement. The undersigned hereby acknowledges and agrees that the resignation of the undersigned as an officer and, if applicable, director of the Company or any subsidiary of the Company as contemplated by Sections 5.14 and 6.6(i) of the Reorganization Agreement shall not constitute a voluntary termination or an "Involuntary Termination" under the Change of Control Agreement.

     3. Civil Code Section 1542. The undersigned (a) represents, warrants and acknowledges that the undersigned has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights the undersigned may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The undersigned also hereby waives the benefits of, and any rights the undersigned may have under, any statute or common law principle of similar effect in any jurisdiction.

     4. Assumption of Obligations under Change of Control Agreement. In accordance with Section 5(a) of the Change of Control Agreement, Parent hereby assumes the obligations of the Company under the Change of Control Agreement and agrees to perform such obligations in the same manner and to the same extent as the Company would be required to perform such obligations.

     5. Miscellaneous. This letter shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. If any legal action or other legal proceeding relating to this letter or the enforcement of any provision of this letter is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). This letter and the agreements referred to herein set forth the entire understanding of the parties relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

                                          Very truly yours,

Agreed to By:

[Applied Materials, Inc.]

By:
------------------------------------

                                   SCHEDULE I

Stock Option Agreements

Other Benefits

Accrued Vacation

Vested benefits under the Company's 401(k) Plan

                                                                      APPENDIX B

LOGO                            October 12, 1998

                                  CONFIDENTIAL
Board of Directors
Consilium, Inc.
485 Clyde Avenue
Mountain View, CA 94043

Dear Members of the Board:

     We understand that Consilium, Inc. ("Consilium" or "Company"), Applied Materials, Inc. ("Applied Materials" or "Parent"), and Pennsylvania Acquisition Sub, Inc., a wholly-owned subsidiary of Applied Materials (the "Merger Sub") propose to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") pursuant to which, through the merger of the Merger Sub with and into Consilium (the "Merger"), each share of Consilium common stock, $0.01 par value per share ("Consilium Common Stock"), then outstanding shall be converted into the right to receive that fraction of a share of Applied Materials common stock, $0.01 par value per share ("Applied Materials Common Stock"), equal to the "Exchange Ratio". The Exchange Ratio shall be equal to a fraction, (i) the numerator of which shall be equal to $5.50, and (ii) the denominator of which shall be equal to the Parent Average Stock Price (as defined in the Agreement); provided, however, that if the Parent Average Stock Price is equal to or less than $30.25, then the Exchange Ratio shall be 0.182, and if the Parent Average Stock Price is equal to or greater than $33.43, then the Exchange Ratio shall be
0.165. The Exchange Ratio is subject to adjustment, as provided in the Agreement, if the Fully-Diluted Number of Shares (as defined in the Agreement) exceeds 12,798,447. The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

     You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Consilium shareholders.

     Broadview focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We will receive a fee from Consilium upon delivery of this opinion.

     In rendering our opinion, we have, among other things:

      (1) reviewed the terms of the Agreement and the associated schedules thereto in the form of the draft dated October 8, 1998 furnished to us by Cooley Godward LLP on October 9, 1998 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

      (2) reviewed Consilium's Form 10-K for its fiscal years ended October 31, 1996 and 1997, including the audited financial statements included therein, and Consilium's Form 10-Q for the three months ended July 31, 1998, including the unaudited financial statements included therein;

      (3) reviewed quarterly financial projections for Consilium for its fiscal years ending October 31, 1998, 1999 and 2000 prepared and provided to us by Consilium management;

      (4) participated in discussions with Consilium management concerning the operations, business strategy, financial performance and prospects for Consilium;

      (5) discussed with Consilium management its view of the strategic rationale for the Merger;

      (6) reviewed the reported closing prices and trading activity for Consilium Common Stock;

      (7) compared certain aspects of the financial performance of Consilium with public companies we deemed comparable;

      (8) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

      (9) reviewed Applied Material's annual report and Form 10-K for its fiscal years ended October 27, 1996 and October 26, 1997, including the audited financial statements included therein, and Applied Materials' Form 10-Q for the three months ended July 26, 1998, including the unaudited financial statements included therein;

     (10) participated in discussions with Applied Materials management concerning the operations, business strategy, financial performance and prospects for Applied Materials;

     (11) discussed with Applied Materials management its view of the strategic rationale for the Merger;

     (12) review the reported closing prices and trading activity for Applied Materials Common Stock;

     (13) compared certain aspects of the financial performance of Applied Materials with public companies we deemed comparable;

     (14) considered the total number of shares of Applied Materials Common Stock outstanding and the average weekly trading volume of Applied Materials Common Stock;

     (15) reviewed recent equity analyst reports covering Consilium and Applied Materials;

     (16) analyzed the anticipated effect of the Merger on the future financial performance of the consolidated entity; and

     (17) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Consilium or Applied Materials. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Consilium as to the future performance of Consilium. We have neither made nor obtained an independent appraisal or valuation of any of Consilium's assets. We have not reviewed any internal financial projections prepared by Applied Materials management as such projections have not been made available to us.

     Based upon and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to Consilium shareholders.

     For purposes of this opinion, we have assumed that neither Consilium nor Applied Materials is currently involved in any material transaction other than the Merger and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion. We express no opinion as to the price at which Applied Materials Common Stock will trade at any time.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Consilium in connection with its consideration of the Merger and does not constitute a recommendation to any Consilium shareholder as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to Consilium shareholders in connection with the Merger.

                                          Sincerely,
                                          /s/ BROADVIEW INTERNATIONAL

                                          --------------------------------------
                                          Broadview Int'l LLC

                                     PROXY
                                CONSILIUM, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan J. Golovin and Laurence R. Hootnick, or either, as proxy with the power of substitution to vote and act on and consent in respect to any and all shares of the stock of Consilium, Inc. held or owned by or standing in the name of the undersigned on the Company's books on October 12, 1998 at the Special Meeting of Stockholders of the Company to be held at Consilium, Inc., 485 Clyde Avenue, Mountain View, California at 10:00 a.m. local time on December 10, 1998, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSAL LISTED IN THE PARAGRAPH ON THE REVERSE SIDE, OR IF NOT SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

The undersigned hereby acknowledges receipt of: (1) Notice of Special Meeting of Stockholders of the Company, and (2) accompanying Proxy Statement/Prospectus.


-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-------------                                                      -------------

SL94A                             DETACH HERE
--------------------------------------------------------------------------------
/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
                                                         FOR   AGAINST  ABSTAIN
1.  To adopt and approve the Agreement and Plan of       / /     / /      / /
    Merger and Reorganization dated as of October 12, 1998, among Consilium, Applied Materials, Inc., a
    Delaware corporation, and Pennsylvania Acquisition
    Sub, Inc., a Delaware corporation and wholly owned subsidiary of Applied Materials, and to approve the merger of Pennsylvania Acquisition Sub with and into Consilium pursuant to which Consilium will become a wholly owned subsidiary of Applied Materials.

                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

                         SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. IF SHARES OF STOCK STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS OR IN THE NAME OF HUSBAND AND WIFE, WHETHER AS JOINT TENANTS OR OTHERWISE, BOTH OR ALL OF SUCH PERSONS SHOULD SIGN THE ABOVE PROXY. IF SHARES OF STOCK ARE HELD OF RECORD BY A CORPORATION,THE PROXY SHOULD BE EXECUTED BY THE PRESIDENT OR VICE PRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY. EXECUTORS OR ADMINISTRATORS OR OTHER FIDUCIARIES WHO EXECUTE THE ABOVE PROXY FOR A DECEASED STOCKHOLDER SHOULD GIVE THEIR FULL TITLE. PLEASE DATE THE PROXY.

Signature:               Date:             Signature:               Date:
          --------------        ----------          --------------      --------